The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration Nos. 333-278529, 333-278529-01, 333-278529-02
 333-278529-03, 333-278529-04, 333-278529-05, 333-278529-06
SUBJECT TO COMPLETION, DATED November 19, 2024
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 5, 2024
Brookfield Infrastructure Finance ULC
$
% Fixed-to-Fixed Reset Rate Subordinated Notes due 2055
Guaranteed, on a subordinated basis, by
Brookfield Infrastructure Partners L.P. and the other guarantors identified herein
Class A Preferred Limited Partnership Units, Series 17 of Brookfield Infrastructure
Partners L.P. Issuable Upon Automatic Exchange

Brookfield Infrastructure Finance ULC (the “Issuer”) is offering $        principal amount of unsecured      % fixed-to-fixed reset rate subordinated notes due 2055 (the “Notes”). The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by Brookfield Infrastructure Partners L.P. (the “Partnership”), and will also be guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts, by each of Brookfield Infrastructure L.P. (“BILP”), BIP Bermuda Holdings I Limited (“Bermuda Holdco”), Brookfield Infrastructure Holdings (Canada) Inc. (“Can Holdco”), Brookfield Infrastructure LLC (“BI LLC”) and BIPC Holdings Inc. (“BIPC Holdings,” and together with the Partnership, BILP, Bermuda Holdco, Can Holdco and BI LLC, the “Guarantors,” and all guarantees together, the “Guarantees”).
As described under “Use of Proceeds” herein, we intend for the net proceeds of this offering to be used to refinance existing indebtedness and for general corporate purposes.
The Notes will bear interest (i) from and including                 , 2024 (the “Original Issue Date”), to but excluding March 15, 2030 (the “First Reset Date”) at an annual rate of      % and thereafter (ii) from and including each Interest Reset Date with respect to each Interest Reset Period (as defined herein) to but excluding, the next succeeding Interest Reset Date, the Maturity Date or date of redemption, as the case may be, at an annual rate equal to the Five-Year Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein), plus a spread of       % to be reset on each Interest Reset Date (as defined herein); provided, that the interest rate during any Interest Reset Period will not reset below       % (which equals the interest rate on the Notes on the Original Issue Date). Subject to the Issuer’s right to defer interest payments as described herein, interest will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2025. The Notes will mature on        , 2055 (the “Maturity Date”). The Notes will be issued in minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.
So long as no Event of Default (as defined herein) has occurred and is continuing, the Issuer may elect, at its sole option, at any date other than an Interest Payment Date (as defined herein) to defer the interest payable on the Notes on one or more occasions for up to 5 consecutive years (a “Deferral Period”). During any Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Interest Reset Date occurring during such Deferral Period in accordance with the terms of the Notes). In addition, during any Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Interest Reset Date occurring during such Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. There is no limit on the number of Deferral Periods (as defined herein) that may occur. Any such deferral will not constitute an event of default or any other breach under the Indenture (as defined under “Description of the Notes”) and the Notes. Deferred interest will accrue until paid (including, to the extent permitted by law, any compound interest). A Deferral Period terminates on any Interest Payment Date where the Issuer pays all accrued and unpaid interest (including, to the extent permitted by law, any compound interest) on such date. No Deferral Period may extend beyond the Maturity Date (as defined herein).

The Notes, including accrued and unpaid interest thereon, will be exchanged automatically (an “Automatic Exchange”), without the consent or action of the holders thereof, into units of a newly-issued series of the Partnership’s Class A Preferred Limited Partnership Units (“Class A Preferred Units”), which will be Series 17 (the “Exchange Preferred Units” and together with the Notes and the Guarantees, the “Securities”) upon the occurrence of an Automatic Exchange Event (as hereinafter defined) relating to certain bankruptcy and related events, as described herein. See “Description of the Notes — Automatic Exchange”.
The Issuer may redeem the Notes before their maturity, in whole or in part, (i) on any day in the period commencing on and including the date that is 90 days prior to March 15, 2030 (the “First Reset Date”) and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest on the principal amount of Notes to be redeemed to, but excluding, the date of redemption. The Issuer may also redeem the Notes upon the occurrence of a Tax Event or a Rating Event (each as defined herein) at the redemption prices described herein. See “Description of the Notes — Redemption”.
As of the date hereof, there is no market through which the Notes may be sold and purchasers may not be able to resell the Notes purchased under this prospectus supplement. This may affect the pricing of the Notes in the secondary market, the transparency and availability of trading prices and the liquidity of the Notes.
One or more of the underwriters may sell to Brookfield (as defined herein), affiliates of Brookfield Wealth Solutions Ltd. (“BNT”) and certain other institutional investors up to approximately $          Notes at the public offering price.

Investing in the Securities involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, the risk factors included in the Annual Report and Q3 Interim Report (each as defined herein) and the risks described in other documents we incorporate herein by reference, for information regarding risks you should consider before investing in the Securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or Canadian securities regulator has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public(1)		Underwriting Discount(2)(3)		Proceeds to the Issuer (before expenses)(4)
Per Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from     , 2024, if initial settlement occurs after that date. The offering price of the Notes will be payable in U.S. dollars.

(2)
No underwriting discount or commissions will be paid in respect of $        principal amount (if any) of Notes sold by one or more of the underwriters to Brookfield, affiliates of BNT and certain other institutional investors at the public offering price.

(3)
The underwriters will receive an underwriting discount of $10.00 per $1,000 principal amount of Notes (except for sales to Brookfield, affiliates of BNT and certain other institutional investors for which no underwriting discount will be paid).

(4)
Proceeds of the offering after deducting the underwriting discounts but before accounting for any additional expenses of the offering paid or payable by the Issuer. Total expenses of the offering, excluding the underwriting discount, are estimated to be approximately $      million. See “Underwriting.”

The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company (“DTC”), Clearstream Banking S.A. or Euroclear Bank SA/NV, on or about        , 2024, which is the fifth business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+5”). Purchasers of the Notes should note that trading of the Notes may be affected by this settlement date.

Joint Book-Running Managers
BofA SecuritiesMizuho RBC Capital Markets Santander
The date of this prospectus supplement is        , 2024

Prospectus Supplement
Prospectus

IMPORTANT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING BASE PROSPECTUS
This prospectus supplement is part of a shelf registration statement on Form F-3, as amended, that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The first part is this prospectus supplement, which describes the specific terms of this offering of the Securities. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both documents combined. If the information about this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Documents Incorporated by Reference” on page S-66 of this prospectus supplement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement and for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement or the accompanying base prospectus, or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell the Notes, and seeking offers to buy the Notes, only in jurisdictions where offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.
In this prospectus supplement, unless the context suggests otherwise, references to “Brookfield Infrastructure”, “we”, “us” and “our” are to the Partnership, collectively with BILP, the Holding Entities and the operating entities but excluding BIPC, each as defined below, taken together on a consolidated basis. Unless the context suggests otherwise, in this prospectus supplement references to:
•
“BIP Group” are to the Partnership collectively with BILP, BIPC, the Holding Entities, the operating entities and any other direct or indirect subsidiary of a Holding Entity;

•
“BIPC” means Brookfield Infrastructure Corporation;

•
“BIPIC” is to BIP Investment Corporation, a corporation established under the Business Corporations Act (British Columbia) and a subsidiary of Can Holdco, the primary business of which is of an investment holding company;

•
“Brookfield” are to Brookfield Corporation and any affiliate of Brookfield Corporation, other than the BIP Group and, unless the context otherwise requires, includes Brookfield Asset Management;

•
“Brookfield Asset Management” are to Brookfield Asset Management Ltd.;

•
“Exchangeable Shares” are to class A exchangeable subordinate voting shares of BIPC;

S-i

•
“General Partner” are to the general partner of the Partnership, which is Brookfield Infrastructure Partners Limited, an indirect wholly owned subsidiary of Brookfield Corporation;

•
“Holding Entities” are to certain holding subsidiaries of BILP, from time-to-time, through which we hold all of our interests in our operating entities;

•
“LP Units” are to the non-voting limited partnership units in the Partnership;

•
“operating entities” are to the entities which directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements;

•
the “Partnership” or “BIP” are to Brookfield Infrastructure Partners L.P., a Bermuda exempted limited partnership;

•
“Preferred LP Units” are to preferred limited partnership units in the Partnership, including the Class A Preferred Units (which include the Exchange Preferred Units);

•
“Redeemable Partnership Units” are to limited partnership units of BILP that have the rights of the Redemption-Exchange Mechanism; and

•
“Redemption-Exchange Mechanism” are to the mechanism by which Brookfield may request redemption of its limited partnership interests in BILP in whole or in part in exchange for cash, subject to the right of the Partnership to acquire such interests (in lieu of such redemption) in exchange for LP Units.

The financial information contained in this prospectus, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Amounts in “$” are to U.S. Dollars.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Issuer is incorporated under the laws of Alberta, Canada; Can Holdco is continued under the laws of British Columbia, Canada; BIPC Holdings is incorporated under the laws of Ontario, Canada; and each of the Partnership, BILP and Bermuda Holdco are either formed or incorporated under the laws of Bermuda, that some or all of the Issuer’s and the Guarantors’ officers and directors may be residents of Canada or another non-U.S. jurisdiction, that some of the underwriters or experts named in this prospectus supplement and the base prospectus may be residents of Canada or another non-U.S. jurisdiction and that such persons and all or a substantial portion of the Issuer’s and the Guarantors’ assets may be located outside the United States.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws concerning our business and operations. The forward-looking statements and information relate to, among other things, our business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In particular, our statements regarding the use of proceeds of this offering are forward-looking statements. In some cases, you can identify forward-looking statements and information by terms such as “anticipate,” “believe,” “could,” “estimate,” “likely,” “expect,” “intend,” “may,” “continue,” “plan,” “potential,” “objective,” “tend,” “seek,” “target,” “foresee,” “aim to,” “outlook,” “endeavor,” “will,” “would” and “should” or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable.
Although we believe that our anticipated future results, performance or achievements expressed or implied by these forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and information herein.
Factors that could cause our actual results to differ materially from those contemplated or implied by the forward-looking statements and information include, without limitation:
•
the market conditions of key commodities, the price, supply or demand for which can have a significant impact upon the financial and operating performance of our business;

•
alternative technologies could impact the demand for, or use of, the businesses and assets that we own and operate and could impair or eliminate the competitive advantage of our businesses and assets;

•
acquisitions may subject us to additional risks and the expected benefits of our acquisitions may not materialize;

•
the competitive market for acquisition opportunities and the inability to identify and complete acquisitions as planned;

•
pending acquisitions, dispositions and other transactions may not be completed on the timeframe or in the manner contemplated, or at all;

•
our ability to renew existing contracts and win additional contracts with existing or potential customers;

•
deployment of capital for our committed backlog and other projects we are pursuing may be delayed, curtailed or redirected altogether;

•
timing and price for the completion of unfinished projects;

•
infrastructure operations may require substantial capital expenditures;

•
exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;

•
exposure to increased economic regulation and adverse regulatory decisions;

•
First Nations claims to land, adverse claims or governmental claims may adversely affect our infrastructure operations;

•
some of our current operations are held in the form of joint ventures or partnerships or through consortium arrangements;

S-iii

•
some of our businesses operate in jurisdictions with less developed legal systems and could experience difficulties in obtaining effective legal redress, which creates uncertainties;

•
actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;

•
equipment that we need, including spare parts and components required for project development, may become unavailable or difficult to procure;

•
reliance on technology and exposure to cyber-security attacks;

•
customers may default on their obligations;

•
reliance on traffic volume on our toll road businesses and tolling and revenue collection systems;

•
Brookfield’s influence over us and our dependence on the service providers under our management agreement with such service providers (the “Master Services Agreement”);

•
the lack of an obligation of Brookfield to source acquisition opportunities for us;

•
our dependence on Brookfield and its professionals;

•
the role and ownership of Brookfield in the Partnership and in Holding LP may change and interests in our General Partner may be transferred to a third party without unitholder or preferred unitholder consent;

•
Brookfield may increase its ownership of the Partnership;

•
our Master Services Agreement and our other arrangements with Brookfield do not impose on Brookfield any fiduciary duties to act in the best interest of unitholder or preferred unitholders;

•
conflicts of interest between the Partnership, holders of Preferred LP Units and holders of LP Units, on the one hand, and Brookfield, on the other hand;

•
our arrangements with Brookfield may contain terms that are less favorable than those which otherwise might have been obtained from unrelated parties;

•
the General Partner may be unable or unwilling to terminate the Master Services Agreement;

•
the limited liability of, and our indemnification of, our service providers;

•
our assets are or may become highly leveraged and we intend to incur indebtedness above the asset level;

•
some of our acquisitions may be of distressed companies, which may subject us to increased risks, including the incurrence of legal or other expenses;

•
the Partnership is a holding entity that relies on its subsidiaries to provide the funds necessary to pay our distributions and meet our financial obligations;

•
future sales and issuances of LP Units, Preferred LP Units or securities exchangeable for such LP Units or Preferred LP Units (including Exchangeable Shares), or the perception of such sales or issuances, could depress the trading price of such LP Units or Preferred LP Units;

•
the Partnership may become regulated as an investment company under the U.S. Investment Company Act of 1940, as amended (“Investment Company Act”);

•
we are exempt from certain requirements of Canadian securities laws and we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•
we may be subject to the risks commonly associated with a separation of economic interest from control or the incurrence of debt at multiple levels within an organizational structure;

•
effectiveness of our internal controls over financial reporting;

•
our holders of LP Units and Preferred LP Units do not have a right to vote on Partnership matters or to take part in the management of the Partnership;

•
market price of the Notes may be volatile;

S-iv

•
dilution of existing holders of LP Units and/or Preferred LP Units;

•
foreign currency risk and risk management activities;

•
investors may find it difficult to enforce service of process and enforcement of judgments against us;

•
we may not be able to continue paying comparable or growing cash distributions to holders of the LP Units or Preferred LP Units or pay interest on the Notes in the future;

•
changes in tax law and practice;

•
general economic conditions and risks relating to the economy, including geopolitical concerns such as trade conflict and civil unrest, unfavorable changes in interest rates, political and economic policies, inflation and volatility in financial markets, as well as variable economic conditions in the markets where we operate;

•
increasing political uncertainty, which may impact our ability to expand in certain markets;

•
adverse changes in currency exchange rates;

•
potential unavailability of credit on favorable terms, or at all;

•
potential unfavorable changes in government policy and legislation;

•
federal, state and foreign anti-corruption and trade sanctions laws and restrictions on foreign direct investment applicable to us and our operating businesses create the potential for significant liabilities and penalties, the inability to complete transactions, imposition of significant costs and burdens, and reputational harm;

•
exposure to uninsurable losses and force majeure events;

•
labor disruptions and economically unfavorable collective bargaining agreements;

•
exposure to occupational health and safety related accidents;

•
high levels of government regulation upon many of our operating entities, including with respect to rates set for our regulated businesses;

•
our infrastructure business is at risk of becoming involved in disputes, possible litigation and governmental investigations;

•
our ability to finance our operations due to the status of the capital markets;

•
changes in our credit ratings;

•
our operations may suffer a loss from fraud, bribery, corruption, sanctions violations or other illegal acts;

•
new regulatory initiatives related to Environmental, Social and Governance and/or sustainability;

•
potential human rights impacts of our business activities; and

•
other factors described in the Annual Report, including, but not limited to, those described under Item 3.D “Risk Factors” and elsewhere in the Annual Report as well as in the Q3 Interim Report, this prospectus supplement and the accompanying base prospectus under “Risk Factors” and in other documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. These risks could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. We qualify any and all of our forward-looking statements and information by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus supplement. We disclaim any obligation to update or revise publicly any forward-looking statements or information, whether
S-v

written or oral, as a result of new information, future events or otherwise, except as required by applicable law. For further information on these known and unknown risks, please see “Risk Factors” in this prospectus supplement and the accompanying base prospectus and the “Risk Factors” included in the Annual Report and other risks and factors that are described therein as well as in the Q3 Interim Report.
The risk factors included in this prospectus supplement and in the documents incorporated by reference could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus supplement and the documents incorporated by reference.
S-vi

CAUTIONARY STATEMENT REGARDING THE USE OF NON-IFRS ACCOUNTING MEASURES
The Partnership prepares its financial statements in accordance with IFRS. We disclose a number of financial measures in this prospectus supplement and the documents incorporated by reference herein that are calculated and presented using methodologies other than in accordance with IFRS. We utilize these measures in managing our business, including for performance measurement, capital allocation and valuation purposes and believe that providing these performance measures on a supplemental basis to our IFRS results is helpful to investors in assessing our overall performance. These financial measures should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with IFRS. We caution readers that these non-IFRS financial measures or other financial metrics are not standardized and may differ from the financial measures or other financial metrics disclosed by other businesses, and as a result, may not be comparable to similar measures presented by other issuers and entities. Reconciliations of these non-IFRS financial measures to the most directly comparable financial measures calculated and presented in accordance with IFRS, where applicable, are included in the Annual Report and the Q3 Interim Report, each of which is incorporated by reference herein, and in the other documents that are incorporated by reference herein.
S-vii

MARKET DATA AND INDUSTRY DATA
Market and industry data presented throughout, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus was obtained from third party sources, industry publications, and publicly available information, as well as industry and other data prepared by us and the Partnership on the basis of our collective knowledge of the Canadian, U.S. and international markets and economies (including estimates and assumptions relating to these markets and economies based on that knowledge). We believe that the market and economic data is accurate and that the estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data used throughout this prospectus supplement, or incorporated by reference herein or in the accompanying base prospectus, are not guaranteed and we do not make any representation as to the accuracy of such information. Although we believe it to be reliable, we have not independently verified any of the data from third party sources referred to or incorporated by reference in this prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources.
S-viii

SUMMARY
The Partnership
The Partnership is a Bermuda exempted limited partnership that was established on May 21, 2007 under the provisions of the Exempted Partnerships Act 1992 of Bermuda, as amended, and the Limited Partnership Act 1883 of Bermuda, as amended. The Partnership’s head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and its telephone number at this address is +1.441.294.3309. The Partnership was spun-off from Brookfield Corporation on January 31, 2008.
The Partnership is a leading global infrastructure company that owns and operates high-quality, essential, long-life assets in the utilities, transport, midstream and data sectors across the Americas, Asia Pacific and Europe. It is focused on assets that have contracted and regulated revenues that generate predictable and stable cash flows. For additional information, please refer to the Annual Report and Q3 Interim Report.
The Partnership’s sole material assets are its managing general partnership interest and preferred limited partnership interest in BILP. The Partnership serves as BILP’s managing general partner and has sole authority for the management and control of BILP.
The Issuer and the Other Guarantors
The Issuer is a subsidiary of the Partnership whose public debt obligations are guaranteed by the Partnership. As at September 30, 2024, the Issuer has total assets of $3.4 billion comprised of $0.1 billion of investments in, and $3.3 billion of loans receivable from, other subsidiaries of the Partnership. On May 24, 2021, the Issuer issued an aggregate principal amount of $250 million of 5.000% Subordinated Notes due 2081 (the “2081 Notes”), which are guaranteed by the Partnership and certain of the other Guarantors. On May 31, 2024, and June 5, 2024, the Issuer issued an aggregate principal amount of $158,000,000 of 7.250% Subordinated Notes due 2084 (“2084 Notes”), which are guaranteed by the Partnership and the Guarantors.
BILP is a Bermuda exempted limited partnership registered under the Limited Partnership Act 1883 of Bermuda, as amended and the Exempted Partnerships Act 1992 of Bermuda, as amended. BILP is a holding company subsidiary of the Partnership that owns interests in the Holding Entities.
Bermuda Holdco is a holding company subsidiary of BILP that owns operating subsidiaries of the Partnership. As of September 30, 2024, Bermuda Holdco has total assets of $10.6 billion comprised of $9.6 billion of investments in, and $0.9 billion of loans receivable from, affiliates as well as $0.1 billion in the securities portfolio and cash. Bermuda Holdco is a guarantor of the 2081 Notes and the 2084 Notes. In addition, on January 21, 2022, Bermuda Holdco issued an aggregate principal amount of $300 million of its 5.125% Perpetual Subordinated Notes (the “Perpetual Notes”), which are guaranteed by the Partnership, certain of the other Guarantors and the Issuer.
Can Holdco and BI LLC are holding company subsidiaries of BILP that own certain operating subsidiaries of the Partnership. BIPC Holdings is a subsidiary of BIPC, which is a subsidiary of Can Holdco.
For summarized financial information regarding the Issuer and the Guarantors, see “Supplemental Financial Information” in the accompanying base prospectus and the Q3 Interim Report.
Recent Developments
Proposed Redemption of BIPIC Preferred Shares
On October 24, 2024 BIPIC announced that it will be holding a special meeting of holders of senior preferred shares, series 1 (the “BIPIC Preferred Shares”) whereby BIPIC will be seeking approval from holders of the BIPIC Preferred Shares (“BIPIC Preferred Shareholders”) to pass a special resolution (the “Special Resolution”) to permit the redemption of the BIPIC Preferred Shares by BIPIC for an amount in cash equal to C$26.75 per BIPIC Preferred Share (the “Enhanced Redemption Price”). If the Special Resolution is approved, BIPIC intends to provide notice promptly following the Meeting of its intention to redeem all 4,000,000 outstanding BIPIC Preferred Shares for the Enhanced Redemption Price.

THE OFFERING
The following information is a summary of the Securities offered hereby and is to be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in “Description of the Notes” in this prospectus supplement and/or “Description of Debt Securities and Guarantees” in the accompanying base prospectus.
Issuer:
Brookfield Infrastructure Finance ULC
Guarantors:
Brookfield Infrastructure Partners L.P.
Brookfield Infrastructure L.P.
BIP Bermuda Holdings I Limited
Brookfield Infrastructure Holdings (Canada) Inc.
Brookfield Infrastructure LLC
BIPC Holdings Inc.
Guarantees:
The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Guarantors.
Security:
      % Fixed-to-Fixed Reset Rate Subordinated Notes due 2055. For a detailed description of the Notes, see “Description of the Notes.”
Principal Amount of Notes:
$
aggregate principal amount

One or more of the underwriters may sell to Brookfield, affiliates of BNT and certain other institutional investors $     aggregate principal amount (if any) of the Notes at the public offering price (for which no underwriting discount will be paid).
Original Issue Date:
       , 2024
Interest Rate:
The Notes will bear interest (i) from and including the Original Issue Date to but excluding March 15, 2030 (the “First Reset Date”) at an annual rate of     % and thereafter (ii) from and including each Interest Reset Date with respect to each Interest Reset Period (as defined below) to but excluding, the next succeeding Interest Reset Date, the Maturity Date or date of redemption, as the case may be, at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date (as defined below), plus a spread of     % to be reset on each Interest Reset Date; provided, that the interest rate during any Interest Reset Period will not reset below    % (which equals the interest rate on the Notes on the Original Issue Date). See “Description of the Notes — General Terms of the Notes — Interest”
Interest Reset Date:
The interest rate on the Notes will reset on the First Reset Date and each date falling on the five-year anniversary of the preceding Interest Reset Date (each an “Interest Reset Date”).
Reset Interest Determination Date
The interest rate with respect to each Interest Reset Period will be determined on the day falling two Business Days prior to the applicable Interest Reset Date (“Reset Interest Determination Date”).
Interest Payment Dates:
Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2025 (each, an “Interest Payment Date”).
Maturity Date:
           , 2055
Day Count Convention:
30 / 360

CUSIP/ISIN:
11276B AA7/ US11276BAA70
Specified Denominations:
Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Use of Proceeds:
The net proceeds from this offering will be approximately $       million after deducting the underwriting discounts and estimated expenses. We intend for the net proceeds of this offering to be used to refinance existing indebtedness and for general corporate purposes. See “Use of Proceeds”.
Further Issuance:
The Issuer may from time to time, without the consent of the holders of the Notes, create and issue further notes having the same terms and conditions in all respects as the Notes being offered hereby, except for the issue date, the issue price and the first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the Notes being offered hereby; provided that if such additional notes are not fungible with the original notes offered hereby for U.S. federal income tax purposes, then such additional notes will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original notes. See “Description of the Notes — General Terms of the Notes — Further Issuance.”
Interest Deferral Right:
So long as no event of default has occurred and is continuing, the Issuer may elect, at its sole option, at any date other than an Interest Payment Date, to defer the interest payable on the Notes on one or more occasions for up to 5 consecutive years. During any Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Interest Reset Date occurring during such Deferral Period in accordance with the terms of the Notes). In addition, during any Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Interest Reset Date occurring during such Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. There is no limit on the number of Deferral Periods (as defined below) that may occur. Any such deferral will not constitute an event of default or any other breach under the Indenture (as defined under “Description of the Notes”) and the Notes. Deferred interest will accrue until paid (including, to the extent permitted by law, any compound interest). A Deferral Period terminates on any Interest Payment Date where the Issuer pays all accrued and unpaid interest (including, to the extent permitted by law, any compound interest) on such date. No Deferral Period may extend beyond the Maturity Date (as defined below). See “Description of the Notes — General Terms of the Notes — Interest”.
Distribution Stopper Undertaking:
Unless the Issuer has paid all interest that has been deferred or is then payable on the Notes, subject to certain exceptions, neither the Issuer nor the Partnership will (i) declare any distributions or dividends on the Distribution Restricted Securities (as defined below) or pay any interest on any Parity Indebtedness (as defined below), (ii) redeem, purchase or otherwise retire Distribution Restricted Securities or Parity Indebtedness, or (iii) make any payment to holders of any of the Distribution Restricted Securities or any Parity Indebtedness in respect of distributions or dividends not declared or paid on such Distribution Restricted Securities or interest not paid on such Parity Indebtedness, respectively (the “Distribution Stopper Undertaking”), provided that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the Notes.

Optional Redemption Right:
The Issuer may redeem the Notes before their maturity, in whole or in part, (i) on any day in the period commencing on and including the date that is 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest on the principal amount of Notes to be redeemed to, but excluding, the date of redemption. See “Description of the Notes — Redemption — Optional Redemption”.
Optional Redemption on Tax Event:
At any time after the occurrence of a Tax Event (as defined below), subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date.
A “Tax Event” means the Issuer or any Guarantor (as applicable) has received an opinion of counsel of nationally recognized standing experienced in such matters to the effect that, as a result of (i) any amendment or change to the laws (or any regulations or rulings thereunder) of any Relevant Taxing Jurisdiction (as defined below) or any applicable tax treaty or (ii) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (i) and (ii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the Notes (or if the Relevant Taxing Jurisdiction has changed since the issue date of the Notes, the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable) that has retroactive effect to a date prior to the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable)), either: (a) the Issuer or any Guarantor (as applicable) is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority (excluding as a result of any limitation on the deductibility of interest on the Notes as a result of any EBITDA, tax EBITDA, or other similar earnings or income-based limit on interest deductibility) or (b) the Issuer or any Guarantor (as applicable) has been or will be on the next Interest Payment Date obligated to pay Additional Amounts (as defined below) and neither the Issuer or Guarantor (as applicable) can avoid such obligation by taking commercially reasonable measures to avoid it.
Optional Redemption on Rating Event:
At any time following the occurrence of a Rating Event (as defined below), the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.
A “Rating Event” shall be deemed to occur if any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that publishes a rating for the Notes (each a “Rating Agency”) following the initial rating of the Notes by such Rating Agency, amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (a) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency.
Automatic Exchange:
The Notes, including accrued and unpaid interest thereon, will be exchanged automatically (the “Automatic Exchange”), without the consent of the holders thereof, into units of a newly issued series of Class A Preferred Units, being Class A Preferred Limited Partnership Units, Series 17 (the “Exchange Preferred Units”) upon the occurrence of: (i) the making by the Issuer of a general assignment for the benefit of its creditors or a proposal (or the filing of a notice of its intention to do so) under the Bankruptcy and Insolvency Act (Canada); (ii) any proceeding instituted by the Issuer and/or the Partnership seeking to adjudicate them as bankrupt (including any voluntary assignment in bankruptcy) or insolvent or, where the Issuer and/or the Partnership are insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, compromise, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for the Issuer and/or the Partnership or in respect of all or any substantial part of their property and assets in circumstances where the Issuer and/or the Partnership are adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent; (iii) a receiver, interim receiver, trustee or other similar official is appointed over the Issuer and/or the Partnership or for all or substantially all of their property and assets by a court of competent jurisdiction in circumstances where the Issuer and/or the Partnership are adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable); or (iv) any proceeding is instituted against the Issuer and/or the Partnership seeking to adjudicate them as bankrupt (including any voluntary assignment in bankruptcy) or insolvent, or where the Issuer and/or the Partnership are insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, compromise, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for the Issuer and/or the Partnership or in respect of all or any substantial part of their property and assets in circumstances where the Issuer and/or the Partnership are adjudged as bankrupt or insolvent under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), and in any such case, such proceeding has not been stayed or dismissed within 60 days of the institution of any such proceeding or the actions sought in such proceedings occur (including the entry of an order for relief against the Issuer and/or the Partnership or the appointment of a receiver, interim receiver, trustee, or other similar official for them or for all or substantially all of their property and assets) (each, an “Automatic Exchange Event”).
The Automatic Exchange shall occur upon an Automatic Exchange Event (the “Exchange Time”). As of the Exchange Time, noteholders will have the right to receive one Exchange Preferred Unit for each $1,000 principal amount of Notes held together with the number of Exchange Preferred Units (including fractional units, if applicable) calculated by dividing the amount of accrued and unpaid interest, if any, on the Notes, by $1,000. Such right will be automatically exercised, and the Notes shall be automatically exchanged, without the consent of the holders of the Notes, into the newly issued series of fully paid Exchange Preferred Units. At such time, all outstanding Notes shall be deemed to be immediately and automatically surrendered without need for further action by noteholders, who shall thereupon automatically cease to be holders of Notes and all rights of each such holder as a debtholder of the Issuer and as a beneficiary of the subordinated guarantees of the Guarantors shall automatically cease.
Upon an Automatic Exchange of the Notes, the Partnership reserves the right not to issue some or all of the Exchange Preferred Units to any person whose address is in, or whom the Partnership or its transfer agent has reason to believe is a resident of, any jurisdiction outside of the United States to the extent that: (i) the issuance or delivery by the Partnership to such person, upon an Automatic Exchange for Exchange Preferred Units, would require the Partnership to take any action to comply with securities or analogous laws of such jurisdiction; or (ii) withholding tax would be applicable in connection with the delivery to such person of Exchange Preferred Units upon an Automatic Exchange (“Ineligible Persons”). In such circumstances, the Partnership will hold all Exchange Preferred Units that would otherwise be delivered to Ineligible Persons as agent for Ineligible Persons, and will attempt to facilitate the sale of such units through a registered broker or dealer retained by the Partnership for the purpose of effecting the sale (to parties other than the Partnership, its affiliates or other Ineligible Persons) on behalf of such Ineligible Persons of such Exchange Preferred Units.
Additional Covenants:
In addition to the Distribution Stopper Undertaking, the Partnership will covenant for the benefit of the holders of the Notes that it will not create or issue any Preferred LP Units which, in the event of insolvency, liquidation, dissolution or winding-up of the Partnership, would rank in right of payment in priority to the Exchange Preferred Units.
Ranking of the Notes:
The Notes will be direct unsecured subordinated obligations of the Issuer. The obligations of the Issuer under the Notes will rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity (including preferred equity) that has been issued by any Guarantor or BIPIC (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such other person) but will be contractually subordinated in right of payment to all present and future Issuer Senior Indebtedness (as defined below), will rank pari passu with the Issuer’s obligations in respect of the 2081 Notes and the 2084 Notes and the Issuer’s guarantee obligations in respect of the Perpetual Notes and will be structurally subordinated in right of payment to all indebtedness and obligations of the Issuer’s subsidiaries. See “Description of the Notes — Rank and Subordination — Ranking and Subordination of the Notes”.
“Issuer Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•
all indebtedness, liabilities and obligations of the Issuer, whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed; and

•
all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Issuer Senior Indebtedness will not include (i) the obligations of the Issuer in respect of the Notes, the 2081 Notes and the 2084 Notes, and the Issuer’s guarantee obligations in respect of the Perpetual Notes, (ii) all liabilities and obligations of the Issuer in respect of any equity (including any preferred equity) that has been issued by the Issuer, any Guarantor or BIPIC, and (iii) all indebtedness, liabilities and obligations of the Issuer that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the Notes. As of September 30, 2024, the aggregate Issuer Senior Indebtedness totaled approximately $3 billion.
Ranking of the Guarantee:
The Notes and the obligations of the Issuer under the Indenture will be fully and unconditionally guaranteed by each Guarantor on a subordinated and joint and several basis, as to payment of principal, premium (if any) and interest and certain other amounts. The obligations of each Guarantor under its Guarantee will be contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness (as defined below) and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are the Issuer or other Guarantors).
The obligations of each Guarantor under its Guarantee will rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that has been issued by the Issuer, any other Guarantor or BIPIC (including pursuant to any guarantee by any Guarantor of the existing equity obligations of any such other person).
“Guarantor Senior Indebtedness” means, in respect of any Guarantor, all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•
all indebtedness, liabilities and obligations of such Guarantor, whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed; and

•
all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Guarantor Senior Indebtedness will not include (i) the obligations of the Guarantor in respect of its guarantee of the Notes, the 2081 Notes, the 2084 Notes and the Perpetual Notes, (ii) the liabilities and obligations of the Guarantor in respect of any equity (including any preferred equity) that has been issued by the Issuer, any Guarantor or BIPIC, and (iii) all indebtedness, liabilities and obligations of the Guarantor that, pursuant to the terms of an instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to its guarantee of the Notes. As of September 30, 2024, the aggregate Guarantor Senior Indebtedness totaled approximately $11.5 billion, $9.5 billion of which relates to intercompany loans payable and amounts due to affiliates.
Payment of Additional Amounts:
All payments made by the Issuer or any Guarantor under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of Canada, Bermuda or of any province, territory or jurisdiction thereof or therein or by any authority or agency therein or thereof having power to tax (a “Relevant Taxing Jurisdiction”), unless the Issuer or any Guarantor (as applicable) is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made by it under or with respect to the Notes, the Issuer or such Guarantor (as applicable) will pay such additional amounts (hereinafter “Additional Amounts”) in respect of each such payment (excluding one payment of quarterly interest, other than deferred interest, in connection with a redemption of the Notes in accordance with the provisions described above under “Optional Redemption on Tax Event”) as may be necessary so that the net amount received (including Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such Taxes in respect of such Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the Note, being a person with whom the Issuer or Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Tax Act”)), (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the mere ownership, or receiving payments under or enforcing any rights in respect of such Note, (iii) by reason of such holder or beneficial owner being a “specified shareholder” of the Issuer or not dealing at arm’s length with a “specified shareholder” of the Issuer as defined in subsection 18(5) of the Tax Act, or (iv) by reason of such holder or beneficial owner being a “specified entity” in respect of the Issuer or any Guarantor as defined in subsection 18.4(1) of the Tax Act; (b) any Tax that is levied or collected other than by withholding from payments on or in respect of the Notes; (c) any Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders of the Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the Notes, except to the extent that the holder or beneficial owner of the Notes would have been entitled to such Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Tax; (e) any Tax imposed to the extent resulting from the failure of a holder or beneficial owner to comply with certification, identification, declaration, filing or similar reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such Tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).
The Issuer or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. The Issuer or any Guarantor (as applicable) will furnish to the holders of the Notes, within 30 days after the date the payment of any Taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. The Issuer and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the Notes which have not been withheld or deducted and remitted by the Issuer or any Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.
Book-Entry Only Form:
The underwriters expect to deliver the Notes on or about         , 2024 in book-entry form through The Depository Trust Company and its direct and indirect Participants, including Euroclear Bank S.A./N.V. and Clearstream Banking S.A. Accordingly, physical certificates representing the Notes will not be available except in the limited circumstances described under “Description of the Notes — Book-Entry Only Form.”
Expected Settlement Date:
          , 2024
Exchange Preferred Units:
Holders of the Exchange Preferred Units will be entitled to receive cumulative preferential cash distributions, if, as and when declared by the Board of Directors of the General Partner, subject to applicable law at the same rate as would have accrued on the Notes (had the Notes remained outstanding) as defined under “Description of the Notes — General Terms of the Notes — Interest”, payable on each quarterly distribution payment date, subject to any applicable withholding tax. See “Description of the Exchange Preferred Units.”
Listing:
The Notes constitute a new issue of securities with no established trading market.
Risk Factors:
An investment in the Securities is subject to certain risks. Furthermore, an investment in the Notes could be replaced in certain circumstances, without the consent of the holder, by Exchange Preferred Units. Prospective purchasers should therefore carefully consider the disclosure with respect to the Issuer, the Partnership and the Securities included and incorporated by reference in this prospectus supplement. See “Risk Factors” beginning on page S-10 of this prospectus supplement and the accompanying base prospectus and the risk factors included in the Annual Report and the Q3 Interim Report.
Governing Law:
New York

RISK FACTORS
An investment in the Securities involves risks. Before deciding whether to invest, investors should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference as provided under “Documents Incorporated by Reference,” including the Annual Report, and the risk factors described under “Risk Factors” therein, as well as the risks described in the Q3 Interim Report. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Information” herein. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition, results of operations, liquidity and the market price of the Notes could be adversely affected.
Risks Relating to the Securities
The Notes and the Guarantees are subordinated to Issuer Senior Indebtedness and Guarantor Senior Indebtedness, respectively.
The Notes will not be secured by any assets of the Issuer or the Guarantors. The payment of principal, premium (if any) and interest and certain other amounts on the Notes will rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity that has been issued by any Guarantor or BIPIC (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such person) but will be subordinated in right of payment to all present and future Issuer Senior Indebtedness, and the obligations of each Guarantor under its guarantee of the Notes will rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity that has been issued by any other Guarantor or BIPIC (including pursuant to any guarantee by such Guarantor of the existing equity obligations of any such person), but will be subordinated in right of payment to all present and future Guarantor Senior Indebtedness.
In addition, in the event of an Automatic Exchange, which will occur upon the occurrence of certain bankruptcy and certain related events, the Notes, including any accrued and unpaid interest thereon, will be exchanged automatically, without consent or action of the holders thereof, into Exchange Preferred Units that will rank junior to all of the Partnership’s existing and future indebtedness and Exchange Unit Senior Securities (as defined under “Description of the Exchange Preferred Units — Exchange Preferred Units — Ranking”) with respect to assets available to satisfy claims against the Partnership, and rank pari passu in right of payment with every other class or series of Class A Preferred Units (including the Existing Preferred Units, as defined under “Description of the Exchange Preferred Units — Class A Preferred Units — Existing Series”) and any other class of series of partnership interest that pursuant to a written agreement rank equally with the Class A Preferred Units and the holders will cease to have any recourse against the Issuer or the Guarantors pursuant to the Indenture. See “— Additional Risks Relating to the Exchange Preferred Units — The Exchange Preferred Units will be structurally subordinated to our existing and future debt obligations and Exchange Unit Senior Securities as well as existing and future debt obligations of our subsidiaries and any capital stock of our subsidiaries held by others, including on Existing Canadian Preferred Units to the extent of the guarantees thereof.”
Due to these subordination provisions, in the event of the Issuer’s (or any Guarantor’s) insolvency, holders of the Notes would only get paid from funds of the Issuer (or the Guarantor) after such funds are applied to pay the holders of the obligations ranking senior in right of payment to the Notes (or under the Guarantor’s guarantee thereof) to the extent necessary to pay such senior obligations in full. As a result of those payments, the holders of such senior obligations may recover more, ratably, than holders of the Notes. In addition, the holders of such senior obligations may under certain circumstances restrict or prohibit the Issuer (or the Guarantors) from making payments on the Notes (or under the Guarantors’ guarantees thereof). Further, if there are obligations ranking pari passu with the Notes, any remaining funds after senior obligations are paid in full would be applied on a pro rata basis among the holders of the Notes and holders of such pari passu obligations, including the currently outstanding $250 million of the 2081 Notes, $158 million of the 2084 Notes, the Issuer’s guarantee obligations in respect of the Perpetual Notes and any other future obligations of the Issuer ranking pari passu with the Notes.

In addition to the contractual subordination described above, the payment of principal, premium (if any) and interest and certain other amounts under the Partnership’s guarantee of the Notes will be structurally subordinated to all indebtedness and other obligations of the Partnership’s subsidiaries (other than as described in this prospectus supplement in relation to the Issuer and the other Guarantors). Except for the other Guarantors and the Issuer, none of the Partnership’s subsidiaries has guaranteed or otherwise become obligated with respect to the Notes. Accordingly, the Partnership’s right to receive assets from any of its subsidiaries (other than the Issuer and the other Guarantors) upon such subsidiary’s bankruptcy, liquidation or reorganization and the right of holders of the Notes to participate in those assets, will be structurally subordinated to claims of that subsidiary’s creditors, including trade creditors.
Additionally, the Issuer’s 2081 Notes are guaranteed by Brookfield Infrastructure US Holdings I Corporation (the “2081 Notes US Guarantor”), a subsidiary of the Partnership. The 2081 Notes US Guarantor will not guarantee the Notes offered hereby, and as a result, the obligations of certain of the Guarantors under their guarantees will be structurally subordinated in right of payment to the claims of the creditors of 2081 Notes US Guarantor and the holding companies through which such Guarantors hold their interests in 2081 Notes US Guarantor.
As of September 30, 2024, the Guarantor Senior Indebtedness totaled approximately $11.5 billion, and obligations of the Partnership that would rank pari passu with the Notes offered hereby included the currently outstanding 2081 Notes and 2084 Notes and the currently outstanding Perpetual Notes. The Indenture for the Notes does not restrict the Issuer’s or any Guarantor’s ability to incur additional indebtedness, including secured indebtedness generally, which would have a prior claim on the assets securing that indebtedness.
Furthermore, in the event of an insolvency or liquidation of the Partnership or the Issuer, the claims of creditors of the Partnership or Issuer, as applicable, would be entitled to a priority payment over the claims of holders of equity interests of the Partnership or the Issuer, as applicable, such as the Exchange Preferred Units. See “— Noteholders will only have rights as an equity holder in the event of insolvency” and “— Additional Risks Relating to the Exchange Preferred Units — The Exchange Preferred Units will be treated as equity in the event of an insolvency or winding-up of the Partnership.”
The Partnership relies on its subsidiaries to conduct a significant amount of its operations and relies on distributions from its subsidiaries.
The Partnership conducts a significant amount of its operations through its subsidiaries. The Notes are structurally subordinated to all existing and future liabilities of the Partnership’s subsidiaries (other than as described in this prospectus supplement in relation to the Issuer and the other Guarantors) and operating companies. The Indenture does not restrict the ability of the Partnership’s subsidiaries (including the Issuer or the other Guarantors) to incur additional indebtedness. As the Partnership conducts a significant amount of its operations through its subsidiaries, the Partnership’s ability to pay the indebtedness owing by it under or in respect of its guarantee of the Notes is dependent on dividends and other distributions it receives from its subsidiaries and major investments. Certain of the instruments governing the indebtedness of the companies in which the Partnership may have an investment may restrict the ability of such companies to pay dividends or make other payments on investments under certain circumstances.
The Issuer relies on the Guarantees of the Notes by the Partnership and the other Guarantors.
As at the closing of this offering, the Issuer does not, and from time to time in the future the Issuer may not, have assets, property or operations other than the investments it has made with the proceeds of its indebtedness, including the Notes. The Issuer is not and will not be restricted in its ability to make investments or incur indebtedness. The holders of the Notes are relying principally on the full and unconditional subordinate guarantee of the Notes provided by the Partnership and the Guarantees of the other Guarantors and principally the financial position and creditworthiness of the Partnership and the other Guarantors in order to receive the repayment of the interest and other amounts owing under and in respect of the Notes. The consolidated financial position and creditworthiness of the Partnership is subject to the risks noted in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the base prospectus.

The Issuer may redeem the Notes under certain circumstances, which may adversely affect your return on the Notes.
The Notes may be redeemed by the Issuer at its option (i) at any time following the occurrence of a Tax Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption, (ii) at any time following the occurrence of a Rating Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption, (iii) on any day in the period commencing on and including the date that is 90 days prior to the First Reset Date and ending on and including the First Reset Date and (iv) after the First Reset Date, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest on the principal amount of Notes to be redeemed to, but excluding, the date fixed for redemption. If prevailing interest rates are lower at the time of redemption, a purchaser may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. The Issuer’s redemption right also may adversely impact a purchaser’s ability to sell Notes as the optional redemption date or period approaches and/or may adversely impact the price at which Notes can be sold.
Any decision the Issuer may make at any time to redeem the Notes will depend upon, among other things, its evaluation of our capital position, the terms and circumstances of any Rating Event or Tax Event, as applicable, and general market conditions at that time. The instruments governing our outstanding indebtedness also may limit the Issuer’s ability to redeem the Notes. As a result, the holders of the Notes may be required to bear the financial risks of an investment in the Notes for an indefinite period of time.
Our ability to incur additional indebtedness could adversely affect the rights of holders of our Notes.
The Indenture will not limit the Issuer or the Guarantors’ ability to incur indebtedness. Although some of the agreements governing the existing indebtedness of the Issuer and the Guarantors contain restrictions on their ability to incur additional indebtedness, these restrictions are subject to a number of important exceptions and the indebtedness the Issuer and the Guarantors could incur in compliance with these restrictions could be substantial. As a result, the Issuer and the Guarantors may incur indebtedness that will rank pari passu or senior to the Notes. The incurrence of indebtedness or other liabilities that will rank pari passu or senior to the Notes may reduce the amount available for interest payments and the amount recoverable by holders of the Notes.
The Issuer may defer interest payments on the Notes at its sole option.
The Issuer may elect, at its sole option, to defer the interest payable on the Notes on one or more occasions for up to 5 consecutive years as described under “Description of the Notes — Deferral Right”, with deferred interest accruing until paid. There is no limit on the number of Deferral Periods that may occur. Such deferral will not constitute an Event of Default or any other breach under the Notes or the Indenture. While the deferral of interest payments continues, the Issuer and the Guarantors may make payments on any Issuer Senior Indebtedness and Guarantor Senior Indebtedness, respectively. In addition, the terms of any Issuer Senior Indebtedness and/or Guarantor Senior Indebtedness may operate to restrict the Issuer’s ability to pay interest on the Notes or a Guarantor’s ability to make payments on its Guarantee.
To the extent a secondary market develops for the Notes, any deferral of payments of interest on the Notes is likely to have an adverse effect on the market price of the Notes. As a result of the Issuer’s deferral right, or if investors perceive that there is a likelihood that the Issuer will exercise its deferral right, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be more volatile than the market prices of other securities in respect of which accrued interest or distributions may not be deferred and the market price of the Notes may be more sensitive generally to adverse changes in the financial condition of the Issuer or the Guarantors. If the Issuer does decide to defer interest payments on the Notes and you sell your Notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Notes until the Issuer pays the deferred interest at the end of the applicable deferral period. For more information, please see “Description of the Notes — Deferral Right.”

There is no assurance that an active trading market will develop in the Notes.
The Notes will be a new issue of securities with no established trading market. There can be no assurance that an active trading market will develop or be sustained or that the Notes may be resold at or above the initial public offering price. The ability of a holder to pledge Notes or otherwise take action with respect to such holder’s interest in Notes (other than through The Depository Trust Company and its direct and indirect participants) may be limited due to the lack of a physical certificate.
In addition, one or more of the underwriters may sell to Brookfield, affiliates of BNT and certain other institutional investors, up to approximately $       Notes at the public offering price. This concentration in ownership may have an adverse effect on the price and liquidity of the trading market of the Notes, which may adversely affect your investment in the Notes.
Prevailing market interest rates may adversely affect the value of the Notes.
The market price or value of the Notes may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline. We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.
A change in the rating of the Notes could adversely affect the market price of the Notes.
In connection with this offering, we expect that the Notes will receive a rating from S&P Global Ratings and Fitch Ratings Inc. Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Notes. Any real or anticipated downgrade or withdrawal of any ratings of the Notes could have an adverse effect on the market price or liquidity of the Notes.
Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Notes, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Notes may not reflect all risks related to the Partnership and its business or the structure or market value of the Notes. A downgrade or potential downgrade in the rating, the assignment of a new rating that is lower than the existing rating, or a downgrade or potential downgrade in the rating assigned to us, our subsidiaries, the Notes or any of our other securities could adversely affect the trading price and liquidity of the Notes.
We cannot be sure that any rating agency will maintain its rating once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the rating once issued or to advise holders of Notes of any change in ratings. A negative change in a rating once issued could have an adverse effect on the market price or liquidity of the Notes.
Rating agencies may change rating methodologies, and their ratings may not reflect all risks.
The rating agencies that currently or may in the future publish a rating for the Partnership, the Issuer or the Notes may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Notes. If the rating agencies change their practices for rating securities in the future, and the ratings of the Notes are subsequently lowered, the trading price and liquidity of the Notes could be adversely affected.
In addition, credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. In addition, after the occurrence of a Rating Event, the Issuer may, at its option, redeem the Notes. See “Description of the Notes — Redemption — Redemption on Rating Event.”
The Notes will have limited events of default.
Under the terms of the Indenture, the events of default in relation to the Notes will be limited to the events of default set forth in the section entitled “Description of the Notes — Events of Default” below. The events of default under the Notes are more limited than those typically available to our unsubordinated creditors. An event of default under the Notes occurs only if the Issuer defaults (i) on the payment of principal or premium or Additional Amounts, if any, when due and payable, or (ii) on the payment of interest (including Additional Amounts) when due and payable and such default continues for 30 days. For further detail regarding the remedies available to the U.S. Trustee and the noteholders, see “Description of the Notes — Events of Default”. There are no Events of Default in the event of a bankruptcy of the Issuer or any Guarantor.
Should the Issuer default on the Notes, or should the Guarantors default on the Guarantees, your right to receive payments on such Notes or Guarantees may be adversely affected by applicable foreign insolvency laws.
The Issuer is incorporated under the laws of Alberta, Canada, Can Holdco is continued under the laws of British Columbia, Canada, BIPC Holdings is incorporated under the laws of Ontario, Canada, and the Partnership, BILP and Bermuda Holdco are either formed or incorporated under the laws of Bermuda. Accordingly, insolvency proceedings with respect to the Issuer or the Guarantors (other than BI LLC) may not proceed under United States law and may instead proceed under foreign (i.e., non-U.S.) insolvency laws. The procedural and substantive provisions of such foreign insolvency laws may generally be more favorable to secured creditors or senior creditors than comparable provisions of United States law. In particular, such foreign insolvency laws may afford debtors, unsecured and subordinated creditors more limited protection than U.S. insolvency laws from the claims of secured or senior creditors and it may not be possible for the Issuer or the Guarantors (other than BI LLC) or their unsecured or subordinated creditors to prevent or materially delay secured or senior creditors from enforcing their rights and remedies at law and under their loan and security documents.
Noteholders will only have rights as equity holders in the event of insolvency.
In the event of the occurrence of the Automatic Exchange, with the result that the holders of Notes receives Exchange Preferred Units on exchange of such Notes, the only claim or entitlement of such holders will be in their capacity as preferred unitholders of the Partnership. See “Description of the Notes — Automatic Exchange” and “— Additional Risks Relating to the Exchange Preferred Units — The Exchange Preferred Units will be treated as equity in the event of an insolvency or winding-up of the Partnership.”
This prospectus supplement incorporates by reference unaudited pro forma financial information which is based on estimates, accounting judgements, and currently available information and assumptions that management believes are reasonable and the actual financial position and operating results may differ materially.
This prospectus supplement incorporates by reference unaudited pro forma financial information which is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations of the Partnership and Triton International Limited had the acquisition occurred on the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Partnership and Triton International Limited will experience in the future. The unaudited pro forma adjustments are based upon the best available information and certain assumptions that the Partnership believes to be reasonable, and investors are cautioned to not place undue reliance on the pro forma financial information.
While it is not possible for the interest rate on the Notes to decrease below the interest rate on the Original Issue Date, the interest rate on the Notes may fluctuate over time.
The interest rate on the Notes from their Original Issue Date to the First Reset Date will be    % per annum. Beginning on the First Reset Date, the interest rate on the Notes for each Interest Reset Period will equal the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of    %, to be reset on each Interest Reset Date; provided, that the interest rate during any Interest Reset Period will not reset below    %. Accordingly, while it is not possible for the interest rate on the Notes to decrease below the interest rate on the Original Issue Date, the interest rate for a given Interest Reset Period subsequent to the initial Interest Reset Period may decrease as compared to the interest rate for the prior Interest Reset Period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.

The historical Five-Year Treasury Rates are not an indication of future Five-Year Treasury Rates.
As noted above, the annual interest rate on the Notes for each Interest Reset Period will be set by reference to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date ; provided, that the interest rate during any Interest Reset Period will not reset below    % (which equals the interest rate on the Notes on the Original Issue Date). In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury rates.
Additional Risks Relating to the Exchange Preferred Units
The declaration of distributions on the Exchange Preferred Units will be at the discretion of the General Partner.
Holders of Exchange Preferred Units will not have a right to distributions on such units unless declared by the General Partner. The declaration of distributions will be at the discretion of the General Partner even if the Partnership has sufficient funds, net of its liabilities, to pay such distributions. This may result in holders of the Exchange Preferred Units not receiving the scheduled distributions that they expect to receive, or any distributions, and may make it more difficult to resell Exchange Preferred Units or to do so at a price that the holders find attractive. The General Partner will not allow the Partnership to pay a distribution (i) unless there is sufficient cash available, (ii) which would render the Partnership unable to pay its debts as and when they come due, or (iii) which, in the opinion of the General Partner, would or might leave the Partnership with insufficient funds to meet any future or contingent obligations. In addition, although unpaid distributions are cumulative, we are not required to accumulate cash for purpose of making distributions to holders of the Existing Preferred Units (as defined below), Exchange Preferred Units or any other preferred units we may issue, which may limit the cash available to make distributions on the Exchange Preferred Units.
The Exchange Preferred Units have limited voting rights.
Except as set forth in our Amended and Restated Limited Partnership Agreement (as supplemented or amended from time to time, our “Partnership Agreement”) or as otherwise required by Bermuda law, and except as described in “Description of the Exchange Preferred Units — Exchange Preferred Units — Voting Rights,” holders of the Exchange Preferred Units generally will have no voting rights. For example, the Partnership may sell, exchange or otherwise dispose of all or substantially all of its assets in a single transaction or a series of related transactions without the approval of holders of the Exchange Preferred Units. Although the holders of the Exchange Preferred Units are entitled to limited protective voting rights with respect to certain matters, as described in “Description of the Exchange Preferred Units — Exchange Preferred Units — Voting Rights,” the Exchange Preferred Units will generally vote as a separate class, or along with all other classes or series of our Exchange Unit Parity Securities (as defined under “Description of the Exchange Preferred Units — Exchange Preferred Units — Ranking”), including the Existing Preferred Units, the Series 15 Class A Preferred Units issuable upon automatic exchange of the 2081 Notes (the “Series 15 Preferred Units”), the Series 16 Class A Preferred Units issuable upon automatic exchange of the 2084 Notes (the “Series 16 Preferred Units”) and other preferred units that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Exchange Preferred Units may be significantly diluted, and the holders of such other classes or series of Exchange Unit Parity Securities (including the Existing Preferred Units, the Series 15 Preferred Units and the Series 16 Preferred Units) that we have issued, or may issue in the future, may be able to control or significantly influence the outcome of any vote.
The Exchange Preferred Units will be treated as equity in the event of an insolvency or winding-up of the Partnership.
The Exchange Preferred Units will not constitute indebtedness and will be equity capital of the Partnership which rank junior to all indebtedness and other non-equity claims and equally with the other outstanding series of the Class A Preferred Units in the event of an insolvency or winding-up of the Partnership. If the Partnership becomes insolvent or is wound up, the Partnership’s assets must be used to pay liabilities and other debt before payments may be made on the Exchange Preferred Units and other preferred units of the Partnership, if any.
The Exchange Preferred Units will not have a fixed maturity date.
The Exchange Preferred Units will not have a fixed maturity date and will not be redeemable at the option of the holders of the Exchange Preferred Units. The ability of a holder to liquidate its holdings of Exchange Preferred Units may be limited.
There is currently no market for the Exchange Preferred Units.
There may be no market through which the Exchange Preferred Units may be sold and purchasers of Notes that are subsequently exchanged into Exchange Preferred Units may not be able to resell the Exchange Preferred Units. There can be no assurance that an active trading market will develop for the Exchange Preferred Units following the issuance of any of those units, or if developed, that such a market will be liquid. The Partnership is under no obligation to list the Exchange Preferred Units on any stock exchange or other market. The price paid for each Note may bear no relationship to the price at which the Exchange Preferred Units issuable on exchange of the Notes may trade.
The market value of the Exchange Preferred Units may fluctuate.
The market value of the Exchange Preferred Units may fluctuate due to a variety of factors relative to the Partnership’s business. There can be no assurance that the market value of the Exchange Preferred Units will not experience significant fluctuations in the future, including fluctuations that are unrelated to the Partnership’s performance. Prevailing yields on similar securities will affect the market value of the Exchange Preferred Units. In addition, the market value of the Exchange Preferred Units will be significantly adversely affected in the event that distributions are not paid on such units. See “— The declaration of distributions on the Exchange Preferred Units will be at the discretion of the General Partner.”
The Exchange Preferred Units will represent perpetual interests in us, and investors should not expect us to redeem any Exchange Preferred Units on the date the Exchange Preferred Units become redeemable by us or on any particular date thereafter.
The Exchange Preferred Units will represent perpetual interests in us, will have no maturity or mandatory redemption date and will not be redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, none of the Exchange Preferred Units will give rise to a claim for payment of a principal amount at a particular date. Instead, the Exchange Preferred Units will be redeemable by us at our option from time to time (in whole or in part), in each case in accordance with our rights described under “Description of the Exchange Preferred Units — Exchange Preferred Units — Redemption.” The redemption mechanics of the Exchange Preferred Units are intended to mirror those of the Notes, as applicable. While we may redeem the Exchange Preferred Units, we are under no obligation to do so, and may from time to time be restricted contractually from doing so. As a result, the holders of the Exchange Preferred Units may be required to bear the financial risks of an investment in the Exchange Preferred Units for an indefinite period of time.
The Exchange Preferred Units will be structurally subordinated to our existing and future debt obligations and Exchange Unit Senior Securities as well as existing and future debt obligations of our subsidiaries and any capital stock of our subsidiaries held by others, including on Existing Canadian Preferred Units to the extent of the guarantees thereof.
The Exchange Preferred Units will rank junior to all of our existing and future indebtedness and Exchange Unit Senior Securities with respect to assets available to satisfy claims against us, and rank pari passu in right of payment with every other class or series of Class A Preferred Units (including the Existing Preferred Units) and any other class or series of partnership interest that ranks equally with the Class A Preferred Units. As of September 30, 2024, our total consolidated debt, including amounts borrowed under our corporate credit facilities, was approximately $52,778 million, and we had the ability to borrow an additional $329 million under our corporate credit facilities, subject to certain limitations. In addition, as of September 30, 2024, we had 27,901,312 Existing Canadian Preferred Units issued and outstanding, each with a liquidation preference of C$25.00 per unit, and each of the Existing Canadian Preferred Units has the benefit of a guarantee by BIPC Holdings as to the payment of distributions when due, the payment of amounts due upon redemption, and the payment of amounts due upon liquidation, dissolution or winding up of the Partnership (the “BIPC Guarantee”). See “Description of the Exchange Preferred Units — Class A Preferred Units — Existing Series.” Payments made in respect of our debt and any Exchange Unit Senior Securities will reduce the cash available for distribution to the holders of the Exchange Preferred Units. In addition, the Exchange Preferred Units will be structurally subordinated to all existing and future debt and guarantee obligations of our subsidiaries and any capital stock of our subsidiaries held by others. In addition, notwithstanding that the Existing Canadian Preferred Units are guaranteed by BIPC Holdings and future series of Class A Preferred Units may be similarly guaranteed, neither BIPC Holdings nor any of the Partnership’s subsidiaries will guarantee, or otherwise has become obligated with respect to, the Exchange Preferred Units.
Accordingly, BIPC Holdings will have no obligation, contingent or otherwise, in respect of any Exchange Preferred Units and the Exchange Preferred Units will be structurally subordinated to all existing and future debt and equity obligations of BIPC Holdings.
Our ability to issue additional Exchange Unit Parity Securities and Exchange Unit Senior Securities, and our ability to incur additional indebtedness, in the future could adversely affect the rights of holders of our Exchange Preferred Units.
The Exchange Preferred Units will rank pari passu in right of payment with the Existing Preferred Units and any other Exchange Unit Parity Securities, including the Series 15 Preferred Units and Series 16 Preferred Units. We are allowed to issue any such additional Exchange Unit Parity Securities without any vote of the holders of the Existing Preferred Units and/or the Exchange Preferred Units, and we may issue Exchange Unit Senior Securities if we have received the affirmative vote or consent of the holders of at least a majority of the outstanding Class A Preferred Units. The issuance of any additional Exchange Unit Parity Securities would dilute the interests of the holders of the Exchange Preferred Units. Furthermore, the issuance of any Exchange Unit Senior Securities or additional Exchange Unit Parity Securities could affect our ability to pay distributions on, redeem, or pay the liquidation preference on the Exchange Preferred Units if we do not have sufficient funds to pay all liquidation preferences of any Exchange Unit Senior Securities, the Existing Preferred Units, the Exchange Preferred Units and any other Exchange Unit Parity Securities in full. In addition, future issuances and sales of Exchange Unit Senior Securities or Exchange Unit Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Exchange Preferred Units to decline. The Series 15 Preferred Units are issuable upon an automatic exchange of the 2081 Notes and the Series 16 Preferred Units are issuable upon an automatic exchange of the 2084 Notes in the same circumstances as the Exchange Preferred Units are issuable upon an automatic exchange of the Notes, and accordingly, investors will experience immediate dilution by the issuance of such Exchange Unit Parity Securities in connection with an automatic exchange of the Notes.
In addition, the terms of the Exchange Preferred Units do not limit our ability to incur indebtedness. Although some of the agreements governing our existing indebtedness contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of important exceptions and the indebtedness we could incur in compliance with these restrictions could be substantial. As a result, we and our subsidiaries may incur indebtedness that will rank senior to the Exchange Preferred Units. The incurrence of indebtedness or other liabilities that will rank senior to the Exchange Preferred Units may reduce the amount available for distributions and the amount recoverable by holders of Exchange Preferred Units.
The terms of our current and future indebtedness may restrict our ability to make distributions on the Exchange Preferred Units or to redeem the Exchange Preferred Units.
Distributions will only be paid if the distribution is not restricted or prohibited by law or the terms of any Exchange Unit Senior Securities or of our current and future indebtedness. The instruments governing the terms of current or future indebtedness may restrict our ability to make distributions on the Partnership interests that may, directly or indirectly, negatively affect our ability to make distributions on the Exchange Preferred Units or redeem the Exchange Preferred Units. For example, our credit facilities would prohibit such distributions if we are in default under those facilities. The Exchange Preferred Units place no restrictions on our ability to incur indebtedness containing such restrictive covenants.

Market interest rates may adversely affect the value of the Exchange Preferred Units.
One of the factors that may influence the price of the Exchange Preferred Units will be the distribution yield on the Exchange Preferred Units (as a percentage of the price of the Exchange Preferred Units) relative to market interest rates. An increase in market interest rates may lead holders of the Exchange Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution to our limited partners, including the holders of the Exchange Preferred Units. Accordingly, higher market interest rates could cause the market price of the Exchange Preferred Units to decrease.
We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.
Under certain circumstances, the terms of the Exchange Preferred Units may change without your consent or approval.
Under the terms of the Exchange Preferred Units, at any time following a Tax Change in Tax Law for Exchange Preferred Units, we may, without the consent of any holders of the Exchange Preferred Units, vary the terms of the Exchange Preferred Units such that they remain securities, which would eliminate the substantial probability that we or any Successor Entity (as defined below) would be required to pay any additional amounts with respect to the Exchange Preferred Units as a result of a Change in Tax Law for Exchange Preferred Units (as defined under “Description of the Exchange Preferred Units — Exchange Preferred Units — Redemption”). However, our exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable to holders of the Exchange Preferred Units than the terms of the Exchange Preferred Units prior to being varied. See “Description of the Exchange Preferred Units — Exchange Preferred Units — Variation”.
Holders of Exchange Preferred Units may have liability to repay distributions.
Under certain circumstances, holders of the Exchange Preferred Units may have to repay amounts wrongfully returned or distributed to them. Under Section 11 of the Limited Partnership Act 1883 of Bermuda, as amended (“LP Act”), we may not return (or release) any part of a limited partner’s capital contribution (a “Capital Withdrawal”) nor make a distribution from the assets of the Partnership if we have reasonable grounds for believing that the Capital Withdrawal or distribution would cause us to be unable to repay our liabilities as they become due (“Impermissible Capital Withdrawal”).
Bermuda law provides that for a period of six years from the date of an Impermissible Capital Withdrawal, limited partners who received the Impermissible Capital Withdrawal will be liable to the limited partnership (or where the partnership is dissolved to its creditors) for the amount of the contribution wrongfully returned or released. Bermuda law also provides that for a period of one year from the date of a Capital Withdrawal made in accordance with the provisions of the LP Act, a limited partner who received the Capital Withdrawal will be liable to the limited partnership (or where the partnership is dissolved to its creditors) for the amount of the contribution returned or released.
A holder of Exchange Preferred Units who becomes a limited partner is liable for the obligations of the transferring limited partner to make contributions to us that are known to such purchaser of Exchange Preferred Units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from our Partnership Agreement.
Tax Risks
The tax treatment of the Notes as debt for U.S. federal income tax purposes is uncertain.
The treatment of the Notes for U.S. federal income tax purposes is uncertain. The determination of whether an instrument is properly treated as indebtedness or equity for U.S. federal income tax purposes is based on all the relevant facts and circumstances at the time the instrument is issued. There is no direct legal authority as to the proper U.S. federal income tax treatment of an instrument with terms that are substantially identical to the terms of the Notes. In the absence of authority directly addressing the proper treatment of instruments such as the Notes, to the extent required to do so, we intend to treat the Notes as debt for U.S.

federal income tax purposes. However, we will not request any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding the treatment of the Notes for U.S. federal income tax purposes, and the IRS or a court may conclude that the Notes should be treated as equity for U.S. federal income tax purposes.
If the Notes are recharacterized as equity for U.S. federal income tax purposes, the tax consequences to an investor in Notes may be materially different from the consequences of owning an instrument treated as debt. In particular, assuming that the Issuer is disregarded as a separate entity for U.S. federal income tax purposes, in the event of recharacterization, the Notes would be treated as equity interests in a partnership for U.S. federal income tax purposes. In such case, the U.S. federal income tax consequences of the ownership and disposition of Notes generally are expected to be substantially similar to the consequences of owning and disposing of Exchange Preferred Units, as described below under “Certain United States Federal Income Tax Considerations — Consequences of the Ownership and Disposition of Exchange Preferred Units.” Prospective investors are urged to consult their tax advisers as to the proper characterization of the Notes for U.S. federal income tax purposes, as well as the tax consequences of any alternative characterization.
It is possible that the Notes could be subject to the U.S. federal income tax rules for contingent payment debt instruments.
In certain circumstances (for example, as described under “Description of the Notes —  Redemption — Redemption on Rating Event”), the Issuer may be obligated to pay amounts on the Notes in excess of stated interest or principal on the Notes. These potential payments may implicate the Treasury Regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of paying such additional amounts as causing the Notes to be treated as contingent payment debt instruments. We also intend to treat stated interest on the Notes as subject to the rules under Treasury Regulations for variable rate debt instruments. However, the IRS may take contrary positions. If the IRS takes a contrary position, you may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the Notes, with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale or other taxable disposition of the Notes would be treated as interest income rather than as capital gain. Our determination that the Notes are not contingent payment debt instruments is binding on you, unless you disclose a contrary position to the IRS in the manner required by applicable Treasury Regulations. Prospective investors are urged to consult their tax advisers regarding the tax consequences if the Notes are treated as contingent payment debt instruments. See “Certain United States Federal Income Tax Considerations.”
The deferral of interest payments on the Notes may result in adverse U.S. federal income tax consequences to U.S. investors.
If the Issuer defers interest payments on the Notes for one or more optional Deferral Periods, the Notes would be treated as issued with original issue discount (“OID”) at the time of deferral, and all stated interest due after such deferral would be treated as OID for U.S. federal income tax purposes. Consequently, a U.S. investor would be required to include interest income as it accrues using a constant yield method, regardless of the investor’s method of accounting, and before the investor receives any payment attributable to such income. The calculation of the amount of such accruals may be complex, and therefore U.S. investors should consult their tax advisers regarding the tax consequences if the Notes are treated as issued (or deemed reissued) with OID. See “Certain United States Federal Income Tax Considerations.”
Under Treasury Regulations applicable to variable rate debt instruments, the Notes may be treated as issued with OID for U.S. federal income tax purposes.
It is possible that the Treasury Regulations applicable to variable rate debt instruments could result in the treatment of the Notes as issued with OID for U.S. federal income tax purposes. Under such Treasury Regulations, to determine the amount of OID, if any, in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that it provides for fixed rate substitutes in lieu of the actual rates on the Notes. The amount of OID, if any, is then determined by applying the general OID rules to the equivalent fixed rate debt instrument and, if it is determined that there is any OID, such OID is to be accounted for as if the equivalent fixed rate debt instrument were held (subject to certain adjustments). A U.S. investor generally is required to include OID in gross income as it accrues, regardless of the investor’s method of accounting and irrespective of when the investor receives any payment attributable to such income. U.S. investors should consult their tax advisers regarding the tax consequences of the Notes being issued with OID. We will determine whether we believe the Notes are issued with OID under these rules, including for U.S. federal income tax reporting purposes. There is no certainty that the IRS will agree with our determination. See “Certain United States Federal Income Tax Considerations”.

USE OF PROCEEDS
The net proceeds from this offering will be approximately $         million after deducting the underwriting discounts and estimated expenses.
We intend for the net proceeds of this offering to be used to refinance existing indebtedness and for general corporate purposes.

CONSOLIDATED CAPITALIZATION
The following table sets forth the capital and consolidated indebtedness of the Partnership as at September 30, 2024:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the sale of the Notes offered by this prospectus supplement and the anticipated use of proceeds therefrom (see “Use of Proceeds”), after deducting underwriting discounts and estimated expenses.

You should read this table in conjunction with the detailed information under the heading “Use of Proceeds” in this prospectus supplement.
Unaudited ($ Millions)	As at September 30, 2024
	Actual	As adjusted
Corporate borrowings(1)(2)	$5,156	$
Non-recourse borrowings	47,622		47,622
Other current and non-current liabilities(3)	22,939		22,939
Preferred Shares	20		20
Partnership Capital
Limited Partners	4,641		4,641
General Partner	26		26
Non-controlling interest(4)
Redeemable Partnership Units	1,903		1,903
Class A shares of BIPC	1,338		1,338
Exchangeable LP Units	62		62
Perpetual subordinated notes	293		293
Interest of others in operating subsidiaries	20,326		20,326
Preferred units	918		918
Total capitalization	$105,244	$

(1)
These amounts are guaranteed by the Partnership, certain subsidiaries of the Partnership and/or BIPC Holdings but are unsecured.

(2)
As adjusted corporate borrowings reflects the anticipated use of proceeds of this offering to refinance existing indebtedness, and incremental corporate borrowings since September 30, 2024.

(3)
Includes the deferred income tax liability of the Partnership as of September 30, 2024.

(4)
Does not reflect the Partnership’s previously disclosed proposed reorganization of BIPC pursuant to a court-approved plan of arrangement, which is expected to close in the fourth quarter of 2024 (the “BIPC Reorganization”). The BIPC Reorganization will affect the accounting of our non-controlling interest in BIPC, but we do not expect it will have a material impact on the Partnership’s capitalization. For more information, see “Where You Can Find More Information.”

DESCRIPTION OF THE NOTES
The Issuer will issue $       aggregate principal amount of        % Fixed-to-Fixed Reset Rate Subordinated Notes due 2055 under the indenture dated as of May 24, 2021 (the “Base Indenture”), by and among the Issuer, the Partnership and the other guarantors party thereto, and Computershare Trust Company, N.A. (the “U.S. Trustee”) and Computershare Trust Company of Canada (the “Canadian Trustee”), as trustees (together, the “Trustees”), as supplemented by a third supplemental indenture, to be dated the Original Issue Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Issuer, the Partnership, BILP, Bermuda Holdco, Can Holdco, BI LLC and BIPC Holdings, as guarantors, and the Trustees. The Indenture and the U.S. Trustee are subject to the U.S. Trust Indenture Act of 1939, as amended. The U.S. Trustee will initially act as paying agent for the Notes.
The following is a summary of the material rights, privileges, restrictions, obligations and conditions attaching to the Notes and certain provisions of the Indenture and is intended to supplement, and to the extent inconsistent, to replace, the more general terms and provisions of the debt securities described in the accompanying base prospectus, to which we refer you. This summary is qualified in its entirety by the provisions of the Indenture and the Notes. You should read the Indenture and the Notes in their entirety. Copies of the Indenture and the Notes may be obtained upon request to the Partnership at the address set forth under “Documents Incorporated by Reference.”
For information concerning the Exchange Preferred Units into which the Notes are exchangeable upon the occurrence of certain bankruptcy and related events as described under “— Automatic Exchange” below, see “Description of the Exchange Preferred Units.” Unless otherwise indicated, defined terms used in this section apply only to this “Description of the Notes” section and the “Description of the Exchange Preferred Units” section and not to any other sections of this prospectus supplement.
General Terms of the Notes
The Notes will be unsecured subordinated obligations of the Issuer and will initially be limited to $        aggregate principal amount, all of which will be issued under the Indenture and will constitute a new series of Securities (as defined in the accompanying base prospectus) thereunder. The Notes will be fully and unconditionally guaranteed, on a subordinated basis, by the Partnership, and will also be guaranteed, on a subordinated basis, by each of BILP, Bermuda Holdco, Can Holdco, BI LLC and BIPC Holdings.
Maturity
The Notes will mature on            , 2055 (the “Maturity Date”).
Interest
The Notes will bear interest (i) from and including                 , 2024 (the “Original Issue Date”), to but excluding March 15, 2030 (the “First Reset Date”) at an annual rate of    % and thereafter (ii) from and including each Interest Reset Date with respect to each Interest Reset Period (as defined below) to but excluding, the next succeeding Interest Reset Date, the Maturity Date or date of redemption, as the case may be, at an annual rate equal to the Five-Year Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below), plus a spread of    % to be reset on each Interest Reset Date (as defined below); provided, that the interest rate during any Interest Reset Period will not reset below    % (which equals the interest rate on the Notes on the Original Issue Date). Subject to our right to defer interest payments as described below, interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”) to the person in whose name such Note is registered at the close of business on the 1st calendar day (March 1 or September 1, as applicable) preceding such Interest Payment Date (whether or not a Business Day), provided that interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable. The initial Interest Payment Date is March 15, 2025.
Interest for each interest period from the Original Issue Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), and without affecting the interest payable on the Notes, whenever the interest rate on the Notes is to be calculated on the basis of a period of less than a calendar year, the yearly interest rate equivalent for such interest rate will be the interest rate multiplied by the actual number of days in the relevant calendar year and divided by 360. In the event that any Interest Payment Date, a redemption date, or the Maturity Date falls on a day that is not a Business Day, payment will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.
The Notes will be subject to the payment of Additional Amounts (as defined below) in the event of a Relevant Taxing Jurisdiction (as defined below) tax withholding. See “— Payment of Additional Amounts” below. Whenever in the Indenture or this Description of the Notes there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Certain Definitions
“Business Day” means a day other than (i) a Saturday or Sunday, or (ii) a day on which banks in New York, New York and where the corporate trust offices of the Trustees are authorized or obligated by law or executive order to remain closed.
Unless all of the outstanding Notes have been redeemed as of the First Reset Date, the Issuer will appoint a calculation agent (the “Calculation Agent”) with respect to the Notes prior to the Reset Interest Determination Date (as defined below) preceding the First Reset Date. The Issuer or any of our affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Issuer or one of our affiliates is not the Calculation Agent, the Calculation Agent will notify us of the interest rate for the relevant Interest Reset Period promptly upon such determination. The Issuer will notify the U.S. Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after the First Reset Date will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the documentation relating to the Notes, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at our principal offices and will be made available to any holder of the Notes upon request.
“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Interest Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published (or, if fewer than five consecutive Business Days are so published on the applicable Reset Interest Determination Date, for such number of Business Days published) in the most recent H.15 (as defined below), or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Interest Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Interest Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Interest Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15.
If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-Year Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-Year Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Interest Reset Period beginning on and including the First Reset Date will be deemed to be    % per annum, which is the same interest rate as in effect from and including the Original Issue Date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication published by the Board of Governors of the Federal Reserve Board (or any successor thereto).
The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Interest Determination Date.
“Interest Reset Date” means the First Reset Date and each date falling on the five-year anniversary of the preceding Interest Reset Date.
“Interest Reset Period” means the period from and including the First Reset Date to, but excluding, the next succeeding Interest Reset Date, the Maturity Date, or redemption date, as the case may be, and thereafter each period from and including each Interest Reset Date to, but not including, the next succeeding Interest Reset Date, the Maturity Date, the redemption date, as the case may be.
“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the applicable Interest Reset Date.
Further Issuance
Under the Indenture the Issuer may, without the consent of the holders of the Notes, “reopen” the series of Securities of which the Notes are a part and issue additional notes of such series from time to time in the future. The Notes offered by this Prospectus Supplement and any additional notes of such series that we may issue in the future will constitute a single series of Securities under the Indenture; provided that if such additional notes are not fungible with the original Notes offered hereby for U.S. federal income tax purposes, then such additional notes will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original Notes. This means that, in circumstances in which the Indenture provides for the holders of Securities of any series to vote or take any other action as a single class, the Notes offered hereby and any additional notes of such series of notes that we may issue by reopening such series will vote or take that action as a single class.
Specified Denominations
The Notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Deferral Right
So long as no Event of Default (as defined below) has occurred and is continuing, the Issuer may elect, at its sole option, at any date other than an Interest Payment Date, to defer the interest payable on the Notes on one or more occasions for up to 5 consecutive years (a “Deferral Period”). During any Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Interest Reset Date occurring during such Deferral Period in accordance with the terms of the Notes). In addition, during any Deferral Period, compound interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Interest Reset Date occurring during such Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. There is no limit on the number of Deferral Periods that may occur. Any such deferral will not constitute an Event of Default or any other breach under the Indenture and the Notes. Deferred interest will accrue until paid (including, to the extent permitted by law, any compound interest). A Deferral Period terminates on any Interest Payment Date where the Issuer pays all accrued and unpaid interest (including, to the extent permitted by law, any compound interest) on such date. No Deferral Period may extend beyond the Maturity Date.
The Issuer will give the holders of the Notes written notice of its election to commence or continue a Deferral Period at least 10 and not more than 60 days before the next Interest Payment Date.
Distribution Stopper Undertaking
Unless the Issuer has paid all interest that has been deferred or is then payable on the Notes, neither the Issuer nor the Partnership will:

(i)
declare any distributions or dividends on the Distribution Restricted Securities or pay any interest on any Parity Indebtedness (other than dividends or distributions in the form of stock or units, respectively, on the Distribution Restricted Securities);

(ii)
redeem, purchase or otherwise retire any Distribution Restricted Securities or Parity Indebtedness (except (a) with respect to Distribution Restricted Securities or Parity Indebtedness, out of the net cash proceeds of a substantially concurrent issue of Distribution Restricted Securities or Parity Indebtedness, respectively, or (b) pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Distribution Restricted Securities); or

(iii)
make any payment to holders of any of the Distribution Restricted Securities or any Parity Indebtedness in respect of distributions or dividends not declared or paid on such Distribution Restricted Securities or interest not paid on such Parity Indebtedness, respectively (the “Distribution Stopper Undertaking”);

provided that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the Notes.
“Distribution Restricted Securities” means the partnership units of the Partnership and all equity issued by the Issuer.
“Parity Indebtedness” means the 2081 Notes, the 2084 Notes, the Issuer and Partnership’s guarantee obligations in respect of the Perpetual Notes and any other class or series of the Partnership’s indebtedness currently outstanding or hereafter created which ranks on a parity with the Partnership’s guarantee of the Notes (prior to any Automatic Exchange) as to distributions upon liquidation, dissolution or winding-up.
Automatic Exchange
The Notes, including accrued and unpaid interest thereon, will be exchanged automatically (the “Automatic Exchange”), without the consent of the holders thereof, into units of a newly issued series of Class A Preferred Units, being Class A Limited Partnership Units, Series 17 (the “Exchange Preferred Units”) upon the occurrence of: (i) the making by the Issuer of a general assignment for the benefit of its creditors or a proposal (or the filing of a notice of its intention to do so) under the Bankruptcy and Insolvency Act (Canada); (ii) any proceeding instituted by the Issuer and/or the Partnership seeking to adjudicate them as bankrupt (including any voluntary assignment in bankruptcy) or insolvent or, where the Issuer and/or the Partnership are insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, compromise, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for the Issuer and/or the Partnership or in respect of all or any substantial part of their property and assets in circumstances where the Issuer and/or the Partnership are adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent; (iii) a receiver, interim receiver, trustee or other similar official is appointed over the Issuer and/or the Partnership or for all or substantially all of their property and assets by a court of competent jurisdiction in circumstances where the Issuer and/or the Partnership are adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent under any law relating to bankruptcy or insolvency in Canada; or (iv) any proceeding is instituted against the Issuer and/or the Partnership seeking to adjudicate them as bankrupt (including any voluntary assignment in bankruptcy) or insolvent, or where the Issuer and/or the Partnership are insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, compromise, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for the Issuer and/or the Partnership or in respect of all or a substantial part of their property and assets in circumstances where the Issuer and/or the Partnership are adjudged as bankrupt or insolvent under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), and in any such case, such proceeding has not been stayed or dismissed within 60 days of the institution of any such proceeding or the actions sought in such proceedings occur (including the entry of an order for relief against the Issuer and/or the Partnership or the appointment of a receiver, interim receiver, trustee, or other similar official for them or for all or substantially all of their property and assets) (each, an “Automatic Exchange Event”).
Holders of the Exchange Preferred Units will be entitled to receive cumulative preferential cash distributions, if, as and when declared by the Board of Directors of the General Partner (the “Board of Directors”) subject to applicable law, at the same rate as would have accrued on the Notes (had the Notes remained outstanding) as described under “— General Terms of the Notes — Interest”, payable on each quarterly distribution payment date, subject to any applicable withholding tax. See “Description of the Exchange Preferred Units.”
The Automatic Exchange shall occur upon an Automatic Exchange Event (the “Exchange Time”). As of the Exchange Time, noteholders will have the right to receive one Exchange Preferred Unit for each $1,000 principal amount of Notes held together with the number of Exchange Preferred Units (including fractional units, if applicable) calculated by dividing the amount of accrued and unpaid interest, if any, on the Notes, by $1,000. Such right will be automatically exercised, and the Notes shall be automatically exchanged, without the consent of the holders of the Notes, into the newly-issued series of fully-paid Exchange Preferred Units. At such time, all outstanding Notes shall be deemed to be immediately and automatically surrendered without need for further action by noteholders, who shall thereupon automatically cease to be holders of Notes and all rights of each such holder as a debtholder of the Issuer and as a beneficiary of the subordinated guarantees by the Guarantors shall automatically cease.
Upon an Automatic Exchange of the Notes, the Partnership reserves the right not to issue some or all of the Exchange Preferred Units to Ineligible Persons. In such circumstances, the Partnership will hold all Exchange Preferred Units that would otherwise be delivered to Ineligible Persons as agent for such Ineligible Persons, and will attempt to facilitate the sale of such units through a registered broker or dealer retained by the Partnership for the purpose of effecting the sale (to parties other than the Partnership, its affiliates or other Ineligible Persons) on behalf of such Ineligible Persons of such Exchange Preferred Units. Such sales, if any, may be made at any time and any price. The Partnership will not be subject to any liability for failing to sell Exchange Preferred Units on behalf of any such Ineligible Persons or at any particular price on any particular day. The net proceeds received by the Partnership from the sale of any such Exchange Preferred Units will be divided among the Ineligible Persons in proportion to the number of Exchange Preferred Units that would otherwise have been delivered to them, after deducting the costs of sale and any applicable Taxes or withholding on account of Taxes, if any. The Partnership will make payment of the aggregate net proceeds to The Depository Trust Company (the “Clearing Agency”) (if the Notes are then held in the book-entry only system) or to the registrar and transfer agent for the Notes (in all other cases) for distribution to such Ineligible Persons in accordance with the applicable procedures of the Clearing Agency or otherwise.
“Ineligible Person” means any person whose address is in, or whom the Partnership or its transfer agent has reason to believe is a resident of, any jurisdiction outside of the United States to the extent that: (i) the issuance or delivery by the Partnership to such person, upon an Automatic Exchange of Exchange Preferred Units, would require the Partnership to take any action to comply with securities or analogous laws of such jurisdiction; or (ii) withholding tax would be applicable in connection with the delivery to such person of Exchange Preferred Units upon an Automatic Exchange.
As a precondition to the delivery of any certificate or other evidence of issuance representing any Exchange Preferred Units or related rights following an Automatic Exchange, the Partnership may require a holder of Notes (and persons holding Notes represented by such holder of Notes) to deliver a declaration, in form and substance satisfactory to the Partnership, confirming compliance with any applicable regulatory requirements to establish that such holder of Notes is not, and does not represent, an Ineligible Person.
As the events that give rise to an Automatic Exchange are bankruptcy and related events, it is in the interest of the Issuer and the Partnership to ensure that an Automatic Exchange does not occur, although the events that could give rise to an Automatic Exchange may be beyond the Issuer’s and the Partnership’s control.
Redemption
Optional Redemption
The Issuer may at its option, on giving not more than 60 nor less than 10 days’ notice to the holders of the Notes (which notice may, at the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent, which will be set forth in the notice of redemption, in which case the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time if in the good faith judgement of the Issuer any or all of such conditions will not be satisfied or waived), redeem of the Notes, in whole or in part (i) on any day in the period commencing on and including the date that is 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the date fixed for redemption. Notice of redemption shall be irrevocable, subject to the satisfaction of any conditions precedent, and on the redemption date, the Notes subject to redemption shall become due and payable at the redemption price, and from and after such date (unless the Issuer shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Notes that are redeemed shall be cancelled and shall not be reissued.
Redemption on Tax Event
At any time after the occurrence of a Tax Event, subject to applicable laws, the Issuer may, at its option, on giving not more than 60 nor less than 10 days’ notice to the holders of the Notes (which notice may, at the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent, which will be set forth in the notice of redemption, in which case the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time if in the good faith judgement of the Issuer any or all of such conditions will not be satisfied or waived), redeem the Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date.
A “Tax Event” means the Issuer or any Guarantor (as applicable) has received an opinion of counsel of nationally recognized standing experienced in such matters to the effect that, as a result of (i) any amendment or change to the laws (or any regulations or rulings thereunder) of any Relevant Taxing Jurisdiction (as defined below) or any applicable tax treaty or (ii) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (i) and (ii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the Notes (or if the Relevant Taxing Jurisdiction has changed since the issue date of the Notes, the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable) that has retroactive effect to a date prior to the issue date of the Notes (or the date on which the applicable jurisdiction became a Relevant Taxing Jurisdiction, as applicable)), either: (a) the Issuer or any Guarantor (as applicable) is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority (excluding as a result of any limitation on the deductibility of interest on the Notes as a result of any EBITDA, tax EBITDA, or other similar earnings or income-based limit on interest deductibility) or (b) the Issuer or any Guarantor (as applicable) has been or will be on the next Interest Payment Date obligated to pay Additional Amounts and neither the Issuer or Guarantor (as applicable) can avoid such obligation by taking commercially reasonable measures to avoid it.
Redemption on Rating Event
At any time following the occurrence of a Rating Event, the Issuer may, at its option, on giving not more than 60 nor less than 10 days’ notice to the holders of the Notes (which notice may, at the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent, which will be set forth in the notice of redemption, in which case the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time if in the good faith judgement of the Issuer any or all of such conditions will not be satisfied or waived), redeem the Notes (in whole but not in part) at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.
A “Rating Event” shall be deemed to occur if any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that publishes a rating for the Notes (each a “Rating Agency”) following the initial rating of the Notes by such Rating Agency, amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (a) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the Notes by such Rating Agency.
Rank and Subordination
Ranking and Subordination of the Notes
The Notes will be direct unsecured subordinated obligations of the Issuer. The obligations of the Issuer under the Notes will rank senior to all obligations of the Issuer in respect of its own equity and in respect of equity (including preferred equity) that has been issued by any Guarantor or BIPIC (including pursuant to any guarantee by the Issuer of the existing equity obligations of any such other person), but will be contractually subordinated in right of payment to all present and future Issuer Senior Indebtedness, will rank pari passu with the 2081 Notes, the 2084 Notes, and the Issuer’s guarantee obligations in respect of the Perpetual Notes and will be structurally subordinated in right of payment to all indebtedness and obligations of the Issuer’s subsidiaries.
“Issuer Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•
all indebtedness, liabilities and obligations of the Issuer, whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed; and

•
all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Issuer Senior Indebtedness will not include (i) the obligations of the Issuer in respect of the Notes and the 2081 Notes, the 2084 Notes and the Issuer’s guarantee obligations in respect of the Perpetual Notes; (ii) all liabilities and obligations of the Issuer in respect of any equity (including any preferred equity) that has been issued by the Issuer, any Guarantor or BIPIC; and (iii) all indebtedness, liabilities and obligations of the Issuer that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the Notes.
As of September 30, 2024, the aggregate Issuer Senior Indebtedness totaled approximately $3 billion.
Ranking and Subordination of the Guarantees
The Notes and the obligations of the Issuer under the Indenture will be fully and unconditionally guaranteed by each Guarantor on a subordinated and joint and several basis, as to payment of principal, premium (if any), interest and certain other amounts. The obligations of each Guarantor under its guarantee will be contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are the Issuer or other Guarantors). The obligations of each

Guarantor under its guarantee will rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that has been issued by the Issuer, any other Guarantor or BIPIC (including pursuant to any guarantee by such Guarantor of the existing equity obligations of any such person).
“Guarantor Senior Indebtedness” means, in respect of any Guarantor, all principal, interest, premium, fees and other amounts owing on, under or in respect of:
•
all indebtedness, liabilities and obligations of such Guarantor, whether outstanding on the issue date of the Notes or thereafter created, incurred, assumed or guaranteed (including any such indebtedness, liabilities or obligations that are guaranteed by each Guarantor (as applicable)); and

•
all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Guarantor Senior Indebtedness will not include (i) the obligations of the Guarantor in respect of its guarantee of the Notes, the 2081 Notes, the 2084 Notes and the Perpetual Notes; (ii) the liabilities and obligations of the Guarantor in respect of any equity (including any preferred equity) that has been issued by the Issuer, any Guarantor or BIPIC; and (iii) all indebtedness, liabilities and obligations of the Guarantor that, pursuant to the terms of an instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to its guarantee of the Notes.
As of September 30, 2024, the aggregate Guarantor Senior Indebtedness totaled approximately $11.5 billion, $9.5 billion of which relates to intercompany loans payable and amounts due to affiliates.
In the event and during the continuation of any default in the payment of any Issuer Senior Indebtedness or any Guarantor Senior Indebtedness, as applicable, that is due and payable, or in the event that any event of default with respect to any Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall have occurred and be continuing permitting the holders of such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable (or the Trustees on behalf of the holders of such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable) to declare such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, due and payable prior to the date on which it would otherwise have become due and payable, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist and any such declaration and its consequences shall have been rescinded or annulled, then no payment may be made by the Issuer or the applicable Guarantors on account of the principal of, premium (if any), interest or any other amounts on the Notes or on account of the purchase or other acquisition of the Notes.
In the event that any payment or distribution of any character, whether in cash, securities, or other property, shall be received by the U.S. Trustee or any holder of Notes in contravention of the subordination provisions set out in the Indenture, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid to the extent necessary to pay all such Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, in full. In the event of the failure of the U.S. Trustee or any holder of Notes to endorse or assign any such payment, distribution, or any security or property related thereto, each holder of Issuer Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, will be irrevocably authorized to endorse or assign the same.
Events of Default
An event of default in respect of the Notes will occur only if the Issuer defaults (i) on the payment of principal or premium or Additional Amounts, if any, when due and payable, or (ii) on the payment of interest (including Additional Amounts) when due and payable and such default continues for 30 days (subject to the Issuer’s right, at its sole option, to defer interest payments, as described under “— Deferral Right”) (each, an “Event of Default”). There will be no right of acceleration in the case of a default in the performance of any other covenant of the Issuer or any Guarantor in the Indenture, although a legal action could be brought to enforce such covenant. For the avoidance of doubt, the events of default stated in this section shall be the only events of default applicable to the Notes.
If an Event of Default has occurred and is continuing, and the Notes have not already been automatically exchanged into Exchange Preferred Units, then the Issuer shall be deemed to be in default under the Indenture and the Notes and the Trustees may, in their discretion and shall upon the request of holders of not less than 25% of the principal amount of Notes then outstanding, demand payment of the principal amount of the Notes, which shall immediately become due and payable in cash. Pursuant to the Indenture, the Issuer and the Guarantors have covenanted that in case of such Event of Default, the U.S. Trustee may demand payment of the whole amount then due and payable on the Notes for principal and any premium and interest, and may institute legal proceedings for the collection of such aggregate amount in the event the Issuer and any Guarantor fails to make payment thereof upon such demand.
Additional Covenants
In addition to the Distribution Stopper Undertaking, the Partnership will covenant for the benefit of the holders of the Notes that it will not create or issue any Preferred LP Units which, in the event of insolvency, liquidation, dissolution or winding-up of the Partnership, would rank in right of payment in priority to the Exchange Preferred Units.
Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance
Pursuant to the Indenture, neither the Issuer nor the Partnership (in each case for purposes of this paragraph, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person (in each case for purposes of this paragraph, a “Successor”) unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the Indenture in respect of the Notes, and in the case of the Partnership, its subordinated guarantee of the Notes and (ii) the Notes (or the guarantee of the Notes, as applicable) will be valid and binding obligations of the Successor, entitling the holders thereof, as against the Successor, to all the rights of holders of Notes under the Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the holders of the Notes or to the rights and powers of the Trustees under the Indenture; provided, however, that such restrictions are not applicable to any transaction by or among the Issuer, the Partnership and/or any one or more of their subsidiaries.
In the event that any Successor is formed or organized outside of the United States, Canada or Bermuda, the applicable supplemental indenture in respect of such Successor shall include a provision for (i) the payment of Additional Amounts in the form substantially similar to that described in “— Payment of Additional Amounts” below, with such modifications (including to the definition of “Relevant Taxing Jurisdiction”) as the Issuer, the Partnership and such Successor reasonably determine are customary and appropriate for U.S. noteholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Successor under or with respect to the Notes, including any exceptions thereto as the Issuer, the Partnership and such Successor shall reasonably determine would be customary and appropriate for U.S. noteholders and (ii) the right of any issuer to redeem the Notes at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that Additional Amounts become payable by a Successor in respect of the Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture.
Payment of Additional Amounts
All payments made by the Issuer or any Guarantor under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of Canada, Bermuda or of any province, territory, or jurisdiction thereof or therein or by any authority or agency therein or thereof having power to tax (a “Relevant Taxing Jurisdiction”), unless the Issuer or any Guarantor (as applicable) is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made by it under or with respect to the Notes, the Issuer or such Guarantor (as applicable) will pay such additional amounts (hereinafter “Additional Amounts”) in respect of each such payment (excluding one payment of quarterly interest, other than deferred interest, in connection with a redemption of the Notes in accordance with the provisions described above under “— Redemption — Redemption on Tax Event”) as may be necessary so that the net amount received (including Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such Taxes in respect of such Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the Note, being a person with whom the Issuer or Guarantor does not deal at arm’s length (within the meaning of the Tax Act), (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the mere ownership, or receiving payments under or enforcing any rights in respect of such Note, (iii) by reason of such holder or beneficial owner being a “specified shareholder” of the Issuer or not dealing at arm’s length with a “specified shareholder” of the Issuer as defined in subsection 18(5) of the Tax Act, or (iv) by reason of such holder or beneficial owner being a “specified entity” in respect of the Issuer or any Guarantor as defined in proposals to amend the Tax Act with respect to “hybrid mismatch arrangements” as defined in subsection 18.4(1) of the Tax Act; (b) any Tax that is levied or collected other than by withholding from payments on or in respect of the Notes; (c) any Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders of the Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the Notes, except to the extent that the holder or beneficial owner of the Notes would have been entitled to such Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Tax; (e) any Tax imposed to the extent resulting from the failure of a holder or beneficial owner to comply with certification, identification, declaration, filing or similar reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such Tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).
The Issuer or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. The Issuer or any Guarantor (as applicable) will furnish to the holders of the Notes, within 30 days after the date the payment of any Taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. The Issuer and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the

Notes which have not been withheld or deducted and remitted by the Issuer or any Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.
Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption amount, purchase price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Trustees and the Paying Agent
The “Place of Payment” for the Notes will be at the address of the U.S. Trustee, currently located at 1505 Energy Park Drive, St Paul, Minnesota 55108. The Trustees have not participated in the preparation of this prospectus supplement or makes any representation or warranty as to the accuracy or validity of the information contained herein.
Governing Law
The Notes, the Guarantees and the Indenture will be governed by the laws of the state of New York.
Book-Entry Only Form
Upon issuance, the Notes will be represented by one or more fully registered global securities (the “Global Securities”) registered in the name of Cede & Co. (the Clearing Agency), or such other name as may be requested by an authorized representative of the Clearing Agency. The authorized denominations of each Note will be $1,000 and integral multiples of $1,000 in excess thereof. Accordingly, the Notes may be transferred or exchanged only through the Clearing Agency and its Participants (as defined below). Except as described below, owners of beneficial interests in the Global Securities will not be entitled to receive the Notes in definitive form.
Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect Participants in the Clearing Agency. Holders of the Notes may elect to hold interests in the Notes in book-entry form through either the Clearing Agency in the U.S. or Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Clearing Agency.
Each person owning a beneficial interest in a Global Security must rely on the procedures of the Clearing Agency and, if such person is not a Participant, on the procedures of the participant through which such person owns its interest in order to exercise any rights of a holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing the Notes.
The following is based on information furnished by the Clearing Agency:
The Clearing Agency is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Clearing Agency holds securities that its Participants deposit with the Clearing Agency. The Clearing Agency also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. These direct Participants (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Clearing Agency is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for the Clearing Agency, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Clearing Agency’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”, and together with the Direct Participants, “Participants”). The rules applicable to the Clearing Agency and its Participants are on file with the SEC.
Purchases of the Notes under the Clearing Agency’s system must be made by or through Direct Participants, which will receive a credit for such Notes on the Clearing Agency’s records. The ownership interest of each actual purchaser of each Note represented by a Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from the Clearing Agency of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing the Notes will not receive the Notes in definitive form representing their ownership interests therein, except in the event that use of the book-entry system for such Notes is discontinued.
To facilitate subsequent transfers, the Global Securities representing the Notes which are deposited with the Clearing Agency are registered in the name of the Clearing Agency’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Clearing Agency. The deposit of Global Securities with the Clearing Agency and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. The Clearing Agency has no knowledge of the actual Beneficial Owners of the Global Securities representing the Notes; the Clearing Agency’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by the Clearing Agency to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither the Clearing Agency nor Cede & Co. (nor such other nominee of the Clearing Agency) will consent or vote with respect to the Global Securities representing the Notes. Under its usual procedures, the Clearing Agency mails an “omnibus proxy” to the Issuer as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).
Principal, premium (if any), interest and certain other amounts payable on the Global Securities representing the Notes will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Clearing Agency). The Clearing Agency’s practice is to credit Direct Participants’ accounts, upon the Clearing Agency’s receipt of funds and corresponding detailed information from the Issuer or the U.S. Trustee, on the applicable payment date in accordance with their respective holdings shown on the Clearing Agency’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of the Clearing Agency, the U.S. Trustee or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium (if any), interest and certain other amounts to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Clearing Agency) is the responsibility of the Issuer or the U.S. Trustee (provided it has received funds from the Issuer), disbursement of such payments to Direct Participants shall be the responsibility of the Clearing Agency, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.
The Clearing Agency may discontinue providing its services as securities depository with respect to the Global Securities representing the Notes at any time by giving reasonable notice to the Issuer or the U.S. Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Notes in definitive form are required to be printed and delivered to each holder.
The Issuer may decide to discontinue use of the system of book-entry transfers through the Clearing Agency (or a successor securities depositary). In that event, the Notes in definitive form will be printed and delivered.
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the Clearing Agency for Clearstream.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”), and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (“Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payment with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear System.

The information in this section concerning the Clearing Agency and the Clearing Agency’s book-entry system, Clearstream and Euroclear has been obtained from sources that the Issuer and the Guarantors believe to be reliable, but is subject to any changes to the arrangements between the Issuer and the Clearing Agency and any changes to such procedures that may be instituted unilaterally by the Clearing Agency, Clearstream and Euroclear.
Transfers
Transfers of ownership of the Notes will be effected only through records maintained by the Clearing Agency for such Notes with respect to interests of Participants and on the records of Participants with respect to interests of persons other than Participants. Holders of the Notes who are not Participants, but who desire to purchase, sell or otherwise transfer ownership of or other interests in the Notes, may do so only through Participants. The ability of a holder to pledge Notes or otherwise take action with respect to such holder’s interest in Notes (other than through a Participant) may be limited due to the lack of a physical certificate. See “Risk Factors — Risks Relating to the Securities — There is no assurance that an active trading market will develop in the Notes.” The Trustees shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any note (including any transfers between or among participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Payments and Deliveries
As long as the Clearing Agency is the registered owner of the Notes, the Clearing Agency will be considered the sole owner of the Notes for the purposes of receiving payments on the Notes. Payments of interest in respect of the Notes will be made by the Issuer to the Clearing Agency as the registered holder of the Notes and the Issuer understands that such payments will be forwarded by the Clearing Agency to Participants in accordance with the applicable procedures of the Clearing Agency. As long as the Notes are held in the Clearing Agency’s book-entry only system, the responsibility and liability of the U.S. Trustee, the Issuer and/or the Guarantors in respect of the Notes is limited to making payment of any amount due on the Notes.

DESCRIPTION OF THE EXCHANGE PREFERRED UNITS
On the closing of this offering, our Partnership Agreement will be amended to authorize and create the Exchange Preferred Units, and to make certain consequential changes resulting from the authorization and creation of the Exchange Preferred Units. Our Partnership Agreement will be amended by the General Partner pursuant to Article 14 of our Partnership Agreement.
Class A Preferred Units
The following description of the particular terms of the Class A Preferred Units supplements the description of the general terms and provisions of preferred units in the accompanying base prospectus and does not purport to be complete. The following description is subject to, and qualified in its entirety by reference to, the provisions of our Partnership Agreement, including the Seventh Amendment thereto (“Amendment No. 7”), which will be entered into in connection with the closing of this offering and will be filed as an exhibit to a report on Form 6-K. We urge you to read our Partnership Agreement, including Amendment No. 7, because it, and not this description, will define your rights as a holder of the Class A Preferred Units.
Existing Series
The Class A Preferred Units may be issued from time to time in one or more series. As of the date of this prospectus supplement, we have outstanding 4,989,265 Class A Preferred Limited Partnership Units, Series 1 (the “Series 1 Preferred Units”) (which may be re-classified into Series 2 Preferred Units (the “Series 2 Preferred Units”)); 4,989,262 Class A Preferred Limited Partnership Units, Series 3 (the “Series 3 Preferred Units”) (which may be re-classified into Class A Preferred Limited Partnership Units, Series 4 (the “Series 4 Preferred Units”)); 7,986,595 Class A Preferred Limited Partnership Units, Series 9 (the “Series 9 Preferred Units”) (which may be re-classified into Class A Preferred Limited Partnership Units, Series 10 (the “Series 10 Preferred Units”)); 9,936,190 Class A Preferred Limited Partnership Units, Series 11 (the “Series 11 Preferred Units”) (which may be re-classified into Class A Preferred Limited Partnership Units, Series 12 (the “Series 12 Preferred Units”)) (collectively, the “Existing Canadian Preferred Units”); 8,000,000 Class A Preferred Limited Partnership Units, Series 13 (the “Series 13 Preferred Units”); and 8,000,000 Class A Preferred Limited Partnership Units, Series 14 (the “Series 14 Preferred Units”, and together with the Existing Canadian Preferred Units, and the Series 13 Preferred Units, the “Existing Preferred Units”). In addition, the Partnership is authorized to issue the Series 15 Preferred Units upon automatic exchange of the 2081 Notes and the Series 16 Preferred Units upon automatic exchange of the 2084 Notes.
The General Partner will fix the number of Class A Preferred Units in each additional series and the terms of each additional series before issue. BIPC Holdings is a guarantor of each series of the Existing Canadian Preferred Units as to the payment of distributions when due, the payment of amounts due upon redemption, and the payment of amounts due upon liquidation, dissolution or winding up of the Partnership.
The Partnership’s Series 1 Preferred Units, Series 3 Preferred Units, Series 9 Preferred Units and Series 11 Preferred Units are listed on the TSX under the symbols “BIP.PR.A”, “BIP.PR.B”, “BIP.PR.E” and “BIP.PR.F”, respectively. The Partnership’s Series 13 Preferred Units and Series 14 Preferred Units are listed on the NYSE under the symbols “BIP.PR.A” and “BIP.PR.B”, respectively. The Series 1 Preferred Units were redeemable by the Partnership on June 30, 2020, and are redeemable by the Partnership on June 30 every five years thereafter, with the next redemption date on June 30, 2025 (each such redemption date, a “Series 1 Redemption Date”), for C$25.00 per Series 1 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 1 Preferred Units will have the right, at their option, to reclassify their Series 1 Preferred Units into Series 2 Preferred Units, subject to certain conditions, on any Series 1 Redemption Date. The Series 3 Preferred Units were redeemable by the Partnership on December 31, 2020, and are redeemable by the Partnership on December 31 every five years thereafter, with the next redemption date on December 31, 2025 (each such redemption date, a “Series 3 Redemption Date”), for C$25.00 per Series 3 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 3 Preferred Units will have the right, at their option, to reclassify their Series 3 Preferred Units into Series 4 Preferred Units, subject to certain conditions, on any Series 3 Redemption Date. The Series 9 Preferred Units were redeemable by the Partnership on March 31, 2023, and are redeemable by the Partnership on March 31 every five years thereafter, with the next redemption date on March 31, 2028 (each such redemption date, a “Series 9 Redemption Date”), for C$25.00 per Series 9 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 9 Preferred Units will have the right, at their option, to reclassify their Series 9 Preferred Units into Series 10 Preferred Units, subject to certain conditions, on any Series 9 Redemption Date. The Series 11 Preferred Units were redeemable by the Partnership on December 31, 2023, and are redeemable by the Partnership on December 31 every five years thereafter, with the next redemption date on December 31, 2028 (each such redemption date, a “Series 11 Redemption Date”), for C$25.00 per Series 11 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 11 Preferred Units will have the right, at their option, to reclassify their Series 11 Preferred Units into Series 12 Preferred Units, subject to certain conditions, on any Series 11 Redemption Date. Subject to certain early redemption provisions, the Series 13 Preferred Units are redeemable by the Partnership any time on or after October 15, 2025 for $25.00 per Series 13 Preferred Unit, together with all accrued and unpaid distributions. Subject to certain early redemption provisions, the Series 14 Preferred Units are redeemable by the Partnership any time on or after February 16, 2026 for $25.00 per Series 14 Preferred Unit, together with all accrued and unpaid distributions.
Priority
The Class A Preferred Units rank senior to the LP Units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary. Each series of Class A Preferred Units ranks on parity in right of payment with every other series of the Class A Preferred Units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary; however, only the Existing Canadian Preferred Units will have the benefit of the guarantees from BIPC Holdings.
Unitholder Approvals
In addition to any other approvals required by law, the approval of all amendments to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Units as a class and any other approval to be given by the holders of the Class A Preferred Units may be (i) given by a resolution signed by the holders of Class A Preferred Units owning not less than the percentage of the Class A Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Class A Preferred Units at which all holders of the Class A Preferred Units were present and voted or were represented by proxy or (ii) passed by an affirmative vote of at least 66 2∕3% of the votes cast at a meeting of holders of the Class A Preferred Units duly called for that purpose and at which the holders of at least 25% of the outstanding Class A Preferred Units are present or represented by proxy or, if no quorum is present or represented by proxy at such meeting, at an adjourned meeting at which the holders of Class A Preferred Units then present would form the necessary quorum. At any meeting of holders of Class A Preferred Units as a class, each such holder shall be entitled to one vote in respect of each Class A Preferred Unit held.
We may issue Exchange Unit Junior Securities and Exchange Unit Parity Securities (each as defined under “Exchange Preferred Units — Ranking”) (including the Series 15 Preferred Units, Series 16 Preferred Units, and any additional Class A Preferred Units) from time to time without the consent of holders of outstanding Class A Preferred Units. In addition, unless we have received the affirmative vote or consent of the holders of at least a majority of the outstanding Class A Preferred Units, we may not issue any Exchange Unit Senior Securities (as defined under “Exchange Preferred Units — Ranking”).
Exchange Preferred Units
The following description of the particular terms of the Exchange Preferred Units supplements the description of the general terms and provisions of Class A Preferred Units described above under “— Class A Preferred Units” and in the accompanying base prospectus, and does not purport to be complete. The following description is subject to, and qualified in its entirety by reference to, the provisions of our Partnership Agreement, including Amendment No. 7 thereto, which will be entered into in connection with the closing of this offering and will be filed as an exhibit to a report on Form 6-K. We urge you to read our Partnership Agreement, including Amendment No. 7, because it, and not this description, will define your rights as a holder of the Exchange Preferred Units.

General
The Exchange Preferred Units, if and when issued in connection with an Automatic Exchange, will be a new series of preferred units of the Partnership. Upon the occurrence of an Automatic Exchange, Exchange Preferred Units will be issued in an amount of Exchange Preferred Units (including fractional units, if applicable) calculated as the sum of (i) the number of Notes issued and outstanding at the time of such Automatic Exchange, and (ii) the number obtained by dividing the amount of accrued and unpaid interest, if any, on the Notes at such time, by $1,000 in accordance with the terms and conditions of the Notes. Upon completion of this offering, there will be no Exchange Preferred Units issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Exchange Preferred Units, authorize and issue additional Exchange Unit Junior Securities and, subject to the limitations described under “— Voting Rights,” Exchange Unit Senior Securities and Exchange Unit Parity Securities.
The Exchange Preferred Units will have an issue price of $1,000 per Exchange Preferred Unit. At the Exchange Time, holders of the Notes will receive one Exchange Preferred Unit for each $1,000 principal amount of Notes previously held together with the number of Exchange Preferred Units (including fractional units, if applicable) calculated by dividing the amount of accrued and unpaid interest, if any, on the Notes, by $1,000.
The holders of our LP Units, Existing Preferred Units, Exchange Preferred Units and other partnership securities will be entitled to receive, to the extent permitted by law and as provided in our Partnership Agreement, such distributions as may from time to time be declared by the General Partner, at the same rate as would have accrued on the Notes (had such Notes remained outstanding) as described under “Description of the Notes — General Terms of the Notes — Interest”, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2025. Upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, the holders of our LP Units, Existing Preferred Units, Exchange Preferred Units, general partner interest and other partnership securities (if any) are entitled to receive distributions of our assets as provided in our Partnership Agreement, after we have satisfied or made provision for our outstanding indebtedness and other obligations and after payment to the holders of any class or series of limited partner interests having preferential rights to receive distributions of our assets over each such class of limited partner interests.
When issued and paid for in the manner described in this prospectus supplement and the accompanying base prospectus, the Exchange Preferred Units offered hereby will be fully paid and nonassessable. Subject to the matters described under “— Liquidation Rights,” each Exchange Preferred Unit will generally have a fixed liquidation preference of $1,000 per Exchange Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Exchange Preferred Units) plus an amount equal to accrued and unpaid distributions thereon to, but excluding, the date fixed for payment, whether or not declared.
Unlike our indebtedness, the Exchange Preferred Units will represent perpetual interests in us and will not give rise to a claim for payment of a principal amount at a particular date. As such, the Exchange Preferred Units will rank junior to all of our current and future indebtedness with respect to assets available to satisfy claims against us. The rights of the holders of Exchange Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Exchange Unit Senior Securities and the proportional rights of holders of Exchange Unit Parity Securities (including the Existing Preferred Units).
All of the Exchange Preferred Units offered hereby will be represented by one or more certificates issued to DTC (and its successors or assigns or any other securities depositary selected by us) (the “Securities Depositary”) and registered in the name of its nominee, for credit to an account of a direct or indirect participant in the Securities Depositary. So long as a Securities Depositary has been appointed and is serving, no person acquiring Exchange Preferred Units will be entitled to receive a certificate representing such Exchange Preferred Units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. See “— Book-Entry System.”
The Exchange Preferred Units will not be convertible into LP Units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Exchange Preferred Units will not be entitled or subject to mandatory redemption or to any sinking fund requirements. The Exchange Preferred Units will be subject to redemption, in whole or in part, as applicable, (i) at any time from

December 15, 2029 until March 15, 2030, and (ii) after March 15, 2030, on any Distribution Payment Date, at our option. See “— Redemption.”
We will appoint Computershare Inc. as the paying agent for the Exchange Preferred Units and the registrar and transfer agent for the Exchange Preferred Units at its principal office at 150 Royall Street, Canton MA 02021.
Ranking
The Exchange Preferred Units will, with respect to anticipated semi-annual distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:
•
senior to the non-voting limited partnership units of the Partnership and any other partnership interests of the Partnership that pursuant to a written agreement rank junior to the Class A Preferred Units with respect to payment of distributions and distributions upon dissolution, liquidation or winding-up of the Partnership, whether voluntary or involuntary (collectively, the “Exchange Unit Junior Securities”);

•
on parity in right of payment with every other series of Class A Preferred Units, including the Existing Preferred Units (as defined in “— Class A Preferred Units — Existing Series”) and the Series 15 Preferred Units, Series 16 Preferred Units, and any other partnership interests of the Partnership that pursuant to a written agreement rank equally with the Class A Preferred Units with respect to payment of distributions and distributions upon dissolution, liquidation or winding-up of the Partnership, whether voluntary or involuntary (collectively, the “Exchange Unit Parity Securities”);

•
junior to any class or series of partnership interests of the Partnership that pursuant to a written agreement rank senior to the Class A Preferred Units with respect to payment of distributions and distributions upon dissolution, liquidation or winding-up of the Partnership, whether voluntary or involuntary (collectively, the “Exchange Unit Senior Securities”); and

•
junior to all of our existing and future indebtedness with respect to assets available to satisfy claims against us.

In addition, the Exchange Preferred Units will be structurally subordinated to all existing and future debt and guarantee obligations of our subsidiaries and any capital stock of our subsidiaries (including the BIPC Guarantee of the Existing Canadian Preferred Units) held by others as to the payment of distributions and amounts payable upon a liquidation event. The Exchange Preferred Units have not been, and will not be, guaranteed by any of our subsidiaries and will not be guaranteed by BIPC Holdings that guarantees the Existing Canadian Preferred Units.
Under our Partnership Agreement, we may issue Exchange Unit Junior Securities and Exchange Unit Parity Securities (including additional Class A Preferred Units) from time to time in one or more series without the consent of the holders of the Exchange Preferred Units. The General Partner has the authority to determine the designations, preferences, rights, powers, guarantees and duties of any such series before the issuance of any units of that series. The General Partner will also determine the number of units constituting each series of securities. Our ability to issue additional Exchange Unit Parity Securities in certain circumstances or Exchange Unit Senior Securities is limited as described under “— Voting Rights.” Exchange Unit Parity Securities with respect to the Exchange Preferred Units may include classes and series of the Partnership’s securities (including other series of Class A Preferred Units, such as the Existing Preferred Units) that have different coupons, distribution rates, mechanics, payment periods, payment dates, record dates and/or other terms than the Exchange Preferred Units.
Liquidation Rights
In the event of the liquidation, dissolution or winding-up of the Partnership, unless the Partnership is continued under the election to reconstitute and continue the Partnership, the holders of the Exchange Preferred Units will be entitled to receive $1,000.00 per unit, together with all accrued (whether or not declared) and unpaid distributions up to but excluding the date of payment or distribution, before any amount is paid or any assets of the Partnership are distributed to the holders of any units of the Partnership ranking junior to the Exchange Preferred Units. Upon payment of such amounts, the holders of the Exchange Preferred Units will not be entitled to share in any further distribution of the assets of the Partnership. The rights of the holders of Exchange Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Exchange Unit Senior Securities and the proportional rights of holders of Exchange Unit Parity Securities (including the Existing Canadian Preferred Units which benefit from the BIPC Guarantee as well as any future Class A Preferred Units that may benefit from a similar guarantee).
Voting Rights
Holders of Exchange Preferred Units are not entitled to receive notice of, attend, or vote at, any meeting of unitholders of the Partnership, unless and until the Partnership shall have failed to pay four semi-annual distributions on the Exchange Preferred Units, whether or not consecutive and whether or not such distributions have been declared and whether or not there are any monies of the Partnership legally available for distributions under Bermuda law. In the event of such non-payment, and for only so long as any such distributions remain in arrears, the holders of Exchange Preferred Units will be entitled to receive notice of and to attend each meeting of unitholders of the Partnership (other than any meetings at which only holders of another specified class or series are entitled to vote) and shall have the right, at any such meeting, to one vote for each Exchange Preferred Unit held. No other voting rights shall attach to the Exchange Preferred Units in any circumstances. Upon payment of the entire amount of all distributions on the Exchange Preferred Units in arrears, the voting rights of the holders thereof shall forthwith cease (unless and until the same default shall again arise as described herein).
Except as set forth in our Partnership Agreement or as otherwise required by Bermuda law, and except as described in the paragraph above, the Exchange Preferred Units will have no voting rights. In addition, we may not adopt an amendment to our Partnership Agreement that has a material adverse effect on the powers, preferences, duties or special rights of the Exchange Preferred Units unless such amendment (i) is approved by a resolution signed by the holders of Exchange Preferred Units owning not less than the percentage of the Exchange Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Exchange Preferred Units at which all holders of the Exchange Preferred Units were present and voted or were represented by proxy or (ii) is passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the Exchange Preferred Units duly called for that purpose and at which the holders of at least 25% of the outstanding Exchange Preferred Units are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the holders of Exchange Preferred Units then present would form the necessary quorum. For the avoidance of doubt, for purposes of this voting requirement, any amendment to our Partnership Agreement (i) relating to the issuance of additional limited partner interests (subject to the voting rights regarding the issuance of Exchange Unit Senior Securities discussed in “— Class A Preferred Units — Unitholder Approvals” above) or (ii) in connection with a merger or another transaction in which we are the surviving entity and the Exchange Preferred Units remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders of Exchange Preferred Units, will be deemed to not materially adversely affect the terms of the Exchange Preferred Units.
On any matter on which the holders of the Exchange Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per Exchange Preferred Unit. The Exchange Preferred Units held by us or any of our subsidiaries or controlled affiliates will not be entitled to vote.
Exchange Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.
Distributions
General
Holders of Exchange Preferred Units will be entitled to receive, as and when declared by the board of directors of the General Partner out of legally available funds for such purpose, cumulative semi-annual cash distributions. Unless otherwise determined by the General Partner, distributions on the Exchange Preferred Units will be deemed to have been paid out of our available cash with respect to the quarter ended immediately preceding the quarter in which the distribution is made.

Distributions on Exchange Preferred Units will be cumulative from the date of original issue and will be payable semi annually in arrears (as described under “— Distribution Payment Dates”) at the same rate as would have accrued on the Notes (had such Notes remained outstanding) as described under “Description of the Notes — General Terms of the Notes — Interest”, when, as, and if declared by the General Partner out of legally available funds for such purpose.
Distribution Payment Dates
The “Distribution Payment Dates” for the Exchange Preferred Units will be the March 15 and September 15, commencing on the first March 15 or September 15 following the initial issue date. Distributions will accrue in each such period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such period, and distributions will accrue on accrued distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day (as defined below), declared distributions will be paid on the immediately succeeding Business Day without the accrual of additional distributions. Distributions on the Exchange Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months.
“Business Day” means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in Bermuda, the Province of Ontario, or the State of New York.
Payment of Distributions
Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay semi-annual distributions, if any, on the Exchange Preferred Units that have been declared by the General Partner to the holders of such Exchange Preferred Units as such holders’ names appear on our unit transfer books maintained by the registrar and transfer agent for the Exchange Preferred Units on the applicable record date. The record date for each distribution on our Exchange Preferred Units will be the last business day of the calendar month prior to the applicable Distribution Payment Date, or such other record date as may be fixed by the General Partner.
So long as the Exchange Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Exchange Preferred Units in accordance with the instructions of such beneficial owners.
No distribution may be declared or paid or set apart for payment on any Exchange Unit Junior Securities (other than a distribution payable solely in Exchange Unit Junior Securities) unless all accrued and unpaid distributions up to and including the distribution payable for the last completed period for which distributions were payable on all outstanding Exchange Preferred Units and any Exchange Unit Parity Securities (including the Existing Preferred Units) have been declared and paid or set apart for payment. Accrued distributions in arrears for any past distribution period may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Distribution Payment Date, to holders of the Exchange Preferred Units on the record date for such payment, which may not be less than 10 days before such distribution payment dates. To the extent a distribution period applicable to a class of Exchange Unit Junior Securities or Exchange Unit Parity Securities is shorter than the distribution period applicable to the Exchange Preferred Units (e.g., quarterly rather than semi-annually), the General Partner may declare and pay regular distributions with respect to such Exchange Unit Junior Securities or Exchange Unit Parity Securities so long as, at the time of declaration of such distribution, (i) there are no Exchange Preferred Unit distribution payments in arrears and (ii) the General Partner expects to have sufficient funds to pay the full distribution in respect of the Exchange Preferred Units on the next successive Distribution Payment Date.
Subject to the next succeeding sentence, if all accrued distributions in arrears on all outstanding Exchange Preferred Units and any Exchange Unit Parity Securities (including the Existing Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accrued distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Exchange Preferred Units and any Exchange Unit Parity Securities (including the Existing Preferred Units) are paid, any partial payment will be made pro rata with respect to the Exchange Preferred Units and any Exchange Unit Parity Securities (including the Existing Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Exchange Preferred Units and Exchange Unit Parity Securities (including the Existing Preferred Units) at such time.
Holders of the Exchange Preferred Units will not be entitled to any distribution, whether payable in cash, property or units of the Partnership, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accrued and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Exchange Preferred Units.
Payment of Additional Amounts
We will make all payments on the Exchange Preferred Units free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Taxing Jurisdiction for Exchange Preferred Units (as defined under “— Redemption — Optional Redemption Upon a Change in Tax Law”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction for Exchange Preferred Units or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any Relevant Taxing Jurisdiction for Exchange Preferred Units). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Exchange Preferred Units such additional amounts as distributions as may be necessary so that every net payment made to such holders, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.
We will not be required to pay any additional amounts for or on account of:
(a)
any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction for Exchange Preferred Units or any political subdivision thereof or otherwise had some connection with the Relevant Taxing Jurisdiction for Exchange Preferred Units other than by reason of the mere ownership of, or receipt of payment under, the Exchange Preferred Units or any Exchange Preferred Units presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the distribution disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Exchange Preferred Units;

(b)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any distributions on the Exchange Preferred Units;

(c)
any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Exchange Preferred Units to comply with any reasonable request by us addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the holder or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction for Exchange Preferred Units as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;
(d)
any tax, fee, duty, assessment or governmental charge imposed under the United States Internal Revenue Code of 1986, as amended; or

(e)
any combination of items (a), (b), (c) and (d).

In addition, we will not pay additional amounts with respect to any payment on the Exchange Preferred Units to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Exchange Preferred Units if such payment would be required by the laws of the Relevant Taxing Jurisdiction for Exchange Preferred Units to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Exchange Preferred Units.
If there is a substantial probability that we or any entity formed by a consolidation, merger or amalgamation (or similar transaction) involving us or the entity to which we convey, transfer or lease substantially all of our properties and assets (a “Successor Entity”) would become obligated to pay any additional amounts as a result of a Change in Tax Law for Exchange Preferred Units, we will also have the option to redeem the Exchange Preferred Units as described in “— Redemption — Optional Redemption Upon a Change in Tax Law”.
Redemption
Optional Redemption Upon a Change in Tax Law
We will have the option to redeem the Exchange Preferred Units, in whole but not in part, at a redemption price of $1,000.00 per Exchange Preferred Unit, if as a result of a Change in Tax Law for Exchange Preferred Units there is, in our reasonable determination, a substantial probability that we or any Successor Entity would become obligated to pay any additional amounts on the next succeeding distribution payment date with respect to the Exchange Preferred Units and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any Successor Entity. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption (which notice may, at the Partnership’s discretion, be subject to satisfaction of one or more conditions precedent, which will be set forth in the notice of redemption, in which case the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time if in the good faith judgement of the Partnership any or all of such conditions will not be satisfied or waived). Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of our outstanding indebtedness.
“Change in Tax Law for Exchange Preferred Units” means (i) a change in or amendment to laws, regulations or rulings of any Relevant Taxing Jurisdiction for Exchange Preferred Units, (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any Relevant Taxing Jurisdiction for Exchange Preferred Units is party or (iv) a decision rendered by a court of competent jurisdiction in any Relevant Taxing Jurisdiction for Exchange Preferred Units, whether or not such decision was rendered with respect to us, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a Relevant Taxing Jurisdiction for Exchange Preferred Units other than Bermuda in which a successor company is organized, such Change in Tax Law for Exchange Preferred Units must occur after the date on which we consolidate, merge or amalgamate (or engage in a similar transaction) with the Successor Entity, or convey, transfer or lease substantially all of our properties and assets to the Successor Entity, as applicable.
“Relevant Taxing Jurisdiction for Exchange Preferred Units” means (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our distribution disbursing agent are making payments on the Exchange Preferred Units or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which the Partnership or a Successor Entity is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.
Optional Redemption
We may redeem, at our option, in whole or in part, the Exchange Preferred Units (i) at any time from December 15, 2029 and ending on and including March 15, 2030 and (ii) after March 15, 2030, on any Distribution Payment Date, at a redemption price equal to $1,000.00 per Exchange Preferred Unit plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. We may undertake multiple partial redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Redemption Procedures
Any optional redemption shall be effected only out of funds legally available for such purpose. We will give notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption (which notice may, at the Partnership’s discretion, be subject to satisfaction of one or more conditions precedent, which will be set forth in the notice of redemption, in which case the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time if in the good faith judgement of the Partnership any or all of such conditions will not be satisfied or waived), to the holders of any Exchange Preferred Units to be redeemed as such holders’ names appear on our unit transfer books maintained by the registrar and transfer agent for the Exchange Preferred Units at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Exchange Preferred Units to be redeemed and, if less than all outstanding Exchange Preferred Units are to be redeemed, the number (and, in the case of Exchange Preferred Units in certificated form, the identification) of Exchange Preferred Units to be redeemed from such holder, (iii) the redemption price, (iv) the place where any Exchange Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor (which shall occur automatically if the certificate representing such Exchange Preferred Units is issued in the name of the Securities Depositary or its nominee), (v) any conditions precedent to redemption, and (vi) that distributions on the Exchange Preferred Units to be redeemed will cease to accrue from and after the redemption date.
If less than all of the outstanding Exchange Preferred Units are to be redeemed, the Exchange Preferred Units to be redeemed will be determined on a pro rata basis disregarding fractions, or in such other manner as the General Partner in its sole discretion may, by resolution, determine. So long as all Exchange Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Exchange Preferred Units to be redeemed. Thereafter, each participant will select the number of Exchange Preferred Units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Exchange Preferred Units for its own account). A participant may determine to redeem Exchange Preferred Units from some beneficial owners (including the participant itself) without redeeming Exchange Preferred Units from the accounts of other beneficial owners. Any Exchange Preferred Units not redeemed will remain outstanding and entitled to all the rights and preferences of Exchange Preferred Units under our Partnership Agreement.
So long as the Exchange Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the paying agent for the Exchange Preferred Units to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.
If we give or cause to be given a notice of redemption, then we will deposit with the paying agent for the Exchange Preferred Units funds sufficient to redeem the Exchange Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption, and will give the paying agent for the Exchange Preferred Units irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such Exchange Preferred Units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If a notice of redemption shall have been given, then, subject to the satisfaction of any conditions precedent, from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such Exchange Preferred Units will cease to accrue and all rights of holders of such Exchange Preferred Units as limited partners will cease (and such Exchange Preferred Units shall not thereafter be transferred on the books of the registrar and transfer agent for the Exchange Preferred Units or be deemed outstanding for any purpose whatsoever), except the right to receive the redemption price, including an amount equal to accrued and unpaid distributions to the date fixed for redemption, whether or not declared. The holders of Exchange Preferred Units will have no claim to the interest income, if any, earned on such funds deposited with the paying agent for the Exchange Preferred Units. Any funds deposited with the paying agent for the Exchange Preferred Units hereunder by us for any reason, including, but not limited to, redemption of Exchange Preferred Units, that remain unclaimed or unpaid after one year after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Exchange Preferred Units entitled to such redemption or other payment shall have recourse only to us.
If only a portion of the Exchange Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the paying agent for the Exchange Preferred Units (which will occur automatically if the certificate representing such Exchange Preferred Units is registered in the name of the Securities Depositary or its nominee), we will issue and the paying agent for the Exchange Preferred Units will deliver to the holder of such Exchange Preferred Units a new certificate (or adjust the applicable book-entry account) representing the number of Exchange Preferred Units represented by the surrendered certificate that have not been called for redemption.
Notwithstanding any notice of redemption, there will be no redemption of any Exchange Preferred Units called for redemption until funds sufficient to pay the full redemption price of such Exchange Preferred Units, including all accrued and unpaid distributions to, but excluding, the date of redemption, whether or not declared, have been deposited by us with the paying agent for the Exchange Preferred Units.
We may from time to time purchase Exchange Preferred Units, including by tender offer, open market purchases, negotiated transactions or otherwise, subject to compliance with all applicable securities and other laws. We have no obligation, or any present plan or intention, to purchase any Exchange Preferred Units. Any Exchange Preferred Units that we redeem or otherwise acquire will be cancelled.
Notwithstanding the foregoing, unless all accrued and unpaid distributions up to and including the distribution payable for the last completed period for which distributions were payable on all Exchange Preferred Units and any Exchange Unit Parity Securities (including the Existing Preferred Units) have been declared and paid or set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Exchange Preferred Units or Exchange Unit Parity Securities (including the Existing Preferred Units) except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Exchange Preferred Units and any Exchange Unit Parity Securities (including the Existing Preferred Units). As long as any Exchange Preferred Units are outstanding, except out of the net cash proceeds of a substantially concurrent issue of Exchange Unit Junior Securities, we may not redeem, repurchase or otherwise acquire any partnership interests in the Partnership (other than a Class A Preferred Unit) or any other series of Exchange Unit Junior Securities unless all accrued and unpaid distributions up to and including the distribution payable for the last completed period for which distributions were payable on all Exchange Preferred Units and any Exchange Unit Parity Securities (including the Existing Preferred Units) have been declared and paid or set apart for payment.
Variation
At any time following a Change in Tax Law for Exchange Preferred Units, we may, without the consent of any holders of the Exchange Preferred Units, vary the terms of the Exchange Preferred Units such that they remain securities which would eliminate the substantial probability that we or any Successor Entity would be required to pay any additional amounts with respect to the Exchange Preferred Units as a result of a Change in Tax Law for Exchange Preferred Units. The terms of the varied securities considered in the aggregate cannot be less favorable to holders than the terms of the Exchange Preferred Units prior to being varied; provided that no such variation of terms shall change the specified denominations of, distribution payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of the Exchange Preferred Units, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up of the Exchange Preferred Units, or change the foregoing list of items that may not be so amended as part of such variation. Further, no such variation of terms shall impair the right of a holder of the securities to institute suit for the payment of any amounts due, but unpaid with respect to such holder’s securities.
Prior to any variation, we will be required to receive an opinion of independent legal advisers to the effect that holders and beneficial owners of the Exchange Preferred Units (including as holders and beneficial owners of the varied securities) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such variation and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation not occurred.
No Sinking Fund
The Exchange Preferred Units will not have the benefit of any sinking fund.
Limited Duties
The Limited Partnership Act 1883 of Bermuda, as amended, under which the Partnership has been formed, does not impose statutory fiduciary duties on a general partner of a limited partnership in the same manner that certain corporate statutes, such as the Delaware Revised Uniform Limited Partnership Act, impose fiduciary duties on directors of a corporation. In general, under applicable Bermudian legislation, a general partner has a duty to act in good faith and subject to any express provisions of the partnership agreement to the contrary, to act in the interests of the limited partnership. A general partner also has certain limited duties to its limited partners, such as the duty to render accounts, account for private profits and not compete with the partnership in business. In addition, Bermudian common law recognizes that a general partner owes a duty of utmost good faith to its limited partners. However, to the extent that the General Partner owes any such fiduciary duties to the Partnership and holders of partnership interests in the Partnership, these duties have been modified pursuant to our Partnership Agreement as a matter of contract law, with the exception of the duty of the General Partner to act in good faith, which cannot be modified.
Book-Entry System
All Exchange Preferred Units offered hereby will be represented by one or more certificates issued to the Securities Depositary, and registered in the name of its nominee (initially, Cede & Co.), for credit to an account of a direct or indirect participant in the Securities Depositary. The Exchange Preferred Units offered hereby will continue to be represented by one or more certificates registered in the name of the Securities Depositary or its nominee, and no holder of the Exchange Preferred Units offered hereby will be entitled to receive a certificate evidencing such Exchange Preferred Units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Exchange Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Exchange Preferred Units, each purchaser of Exchange Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting rights, with respect to such Exchange Preferred Units and (ii) the records of the Securities Depositary and its participants to evidence its ownership of such Exchange Preferred Units.
So long as the Securities Depositary (or its nominee) is the sole holder of the Exchange Preferred Units, no beneficial holder of the Exchange Preferred Units will be deemed to be a holder of Exchange Preferred Units. DTC, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own DTC. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Exchange Preferred Units, whether as a holder of the Exchange Preferred Units for its own account or as a nominee for another holder of the Exchange Preferred Units.
BILP Exchange Units
On the closing of this offering, the limited partnership agreement of BILP (as amended the “BILP Partnership Agreement”) will be amended to authorize and create a proportionate number of preferred units in the capital of BILP with terms designed to mirror the economic terms of the Exchange Preferred Units (the “BILP Exchange Units”). In connection with an Automatic Exchange, we will subscribe for such BILP Exchange Units. The BILP Partnership Agreement will be amended by the Partnership, in our capacity as managing general partner of BILP, pursuant to Section 18.1 of the BILP Partnership Agreement.
The terms of the BILP Exchange Units will provide that no distribution may be declared or paid or set apart for payment on any Mirror Exchange Unit Junior Securities (as defined below) (other than a distribution payable solely in Mirror Exchange Unit Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding BILP Exchange Units and any Mirror Exchange Unit Parity Securities (as defined below) through the most recent respective distribution payment dates. To the extent a distribution period applicable to a class of Mirror Exchange Unit Junior Securities or Mirror Exchange Unit Parity Securities is shorter than the distribution period applicable to the BILP Exchange Units (e.g., quarterly rather than semi-annually), we may declare and pay regular distributions with respect to such Mirror Exchange Unit Junior Securities or Mirror Exchange Unit Parity Securities so long as, at the time of declaration of such distribution, we expect to have sufficient funds to pay the full distribution in respect of the BILP Exchange Units on the next successive distribution payment date.
“Mirror Exchange Unit Junior Securities” means the Redeemable Partnership Units, the managing general partner units of BILP, the special general partner units of BILP and any other partnership interest of BILP hereafter authorized that pursuant to a written agreement with BILP ranks junior to the Class A preferred limited partnership units of BILP in the payment of distributions and in the distribution of assets upon the dissolution, liquidation or winding-up of the Partnership, whether voluntary or involuntary.
“Mirror Exchange Unit Parity Securities” means any partnership interest of BILP (including the BILP Exchange Units and the preferred units in the capital of BILP with terms designed to mirror the economic terms of the Existing Preferred Units (collectively, and together with the BILP Exchange Units, the “BILP Mirror Units”)) or the Partnership that pursuant to a written agreement with the Partnership ranks equally with the Class A preferred limited partnership units of BILP in the payment of distributions and in the distribution of assets upon the dissolution, liquidation or winding-up of BILP, whether voluntary or involuntary. As of the date of this prospectus supplement, 43,901,312 Mirror Exchange Unit Parity Securities were issued and outstanding by BILP, all of which were BILP Mirror Units in respect of the Existing Preferred Units. In addition, BILP is authorized to issue mirror units in respect of the Series 15 Preferred Units and Series 16 Preferred Units.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of purchasing, owning, and disposing of the Notes. This summary addresses only U.S. Holders who purchase the Notes in this offering at the “issue price,” which is the first price at which a substantial amount of the Notes is sold for cash (other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), and who hold the Notes (or the Exchange Preferred Units received pursuant to the Automatic Exchange, if applicable) as capital assets for U.S. federal income tax purposes. This summary does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including estate and gift tax, alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply if you are a holder subject to special rules, such as:
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a financial institution;

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a real estate investment trust, a regulated investment company, or an insurance company;

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a dealer in securities or currencies;

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a dealer or trader in securities that uses a mark-to-market method of tax accounting;

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a person holding the Notes as part of a hedging transaction, “straddle,” conversion transaction, constructive sale, or other integrated transaction;

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a person whose functional currency is not the U.S. dollar;

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a tax-exempt entity, qualified retirement plan, individual retirement account, or other deferred account;

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a person that owns (directly, indirectly, or constructively) more than 5% of the Notes or the Exchange Preferred Units;

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a person whose Notes or Exchange Preferred Units are loaned to a short seller to cover a short sale;

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a person subject to special tax accounting rules under Section 451(b) of the Code;

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a U.S. expatriate; or

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a person that holds Notes or Exchange Preferred Units through a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes.

If you are a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of you and your partners generally will depend on the status of the partners and your activities. If you are a partnership owning the Notes or a partner in such a partnership, you are urged to consult your tax adviser as to the particular U.S. federal income tax consequences of owning the Notes.
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary, and proposed Treasury regulations thereunder (the “Treasury Regulations”), administrative pronouncements, and judicial decisions, all as in effect on the date hereof. All of the foregoing authorities are subject to differing interpretations or change (possibly with retroactive effect), and any such differing interpretations or change may result in U.S. federal income tax consequences to you that are materially different from those described herein.
No ruling from the IRS has been or will be sought with respect to the matters described below, and the IRS may take a different view of the consequences described below.
This summary does not address any aspect of state, local, or non-U.S. taxation, or any taxes other than U.S. federal income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Note acquired pursuant to this offering (or an Exchange Preferred Unit received pursuant to the Automatic Exchange, if applicable) that is, for U.S. federal income tax purposes:

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a citizen or an individual who is a resident of the United States;

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a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state therein, or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The following summary is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Notes, and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. U.S. Holders should consult their tax advisers with respect to the U.S. federal, state, local, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Notes.
Tax Treatment of the Notes
The determination of whether an instrument is properly treated as indebtedness or equity for U.S. federal income tax purposes is based on all the relevant facts and circumstances at the time the instrument is issued. There is no direct legal authority as to the proper U.S. federal income tax treatment of an instrument with terms that are substantially identical to the terms of the Notes. In the absence of authority directly addressing the proper treatment of instruments such as the Notes, to the extent required to do so, we intend to treat the Notes as debt for U.S. federal income tax purposes. However, we will not request any ruling from the IRS regarding the treatment of the Notes for U.S. federal income tax purposes, and the IRS or a court may conclude that the Notes should be treated as equity for U.S. federal income tax purposes (as described below). Prospective investors should consult their tax advisers as to the proper characterization of the Notes for U.S. federal income tax purposes.
Consequences if the Notes are Treated as Debt Instruments for U.S. Federal Income Tax Purposes
The discussion in this section describes certain U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of Notes if, consistent with our intended tax position, the Notes are treated as debt instruments for U.S. federal income tax purposes. In addition, because we treat the Issuer as disregarded as an entity separate from Bermuda Holdco for U.S. federal income tax purposes, the discussion in this section assumes that the Notes are treated for U.S. federal income tax purposes as indebtedness of Bermuda Holdco.
Certain Additional Payments
In certain circumstances (for example, as described under “Description of the Notes — Redemption — Redemption on Rating Event”), the Issuer may be obligated to pay amounts on the Notes in excess of stated interest or principal on the Notes. These potential payments may implicate the Treasury Regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of paying such additional amounts as causing the Notes to be treated as contingent payment debt instruments. However, the IRS may take a contrary position. If the IRS takes a contrary position, you may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the Notes, with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale or other taxable disposition of the Notes would be treated as interest income rather than as capital gain. Our determination that the Notes are not contingent payment debt instruments is binding on you, unless you disclose a contrary position to the IRS in the manner required by applicable Treasury Regulations. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments. You should consult your tax adviser regarding the tax consequences to you if the Notes are treated as contingent payment debt instruments.
Payments of Interest
In general, interest paid on the Notes should be taxable to you as ordinary income when paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes to the extent that such interest is “qualified stated interest.” Qualified stated interest generally is interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or one or more specified variable rates to the extent provided under Treasury Regulations applicable to variable rate debt instruments. If the Notes are issued with more than a de minimis amount of original issue discount (“OID”) under the applicable Treasury Regulations (as discussed below), you must include OID (which may include any amount of stated interest that is not “qualified stated interest”) in your gross income for U.S. federal income tax purposes as it accrues using a constant yield method, regardless of your method of accounting and irrespective of when you receive any payment attributable to such income. The calculation of the amount of such accruals may be complex, and therefore you should consult your tax adviser regarding the tax consequences if the Notes were treated as issued (or deemed reissued, as discussed below) with OID.
We intend to treat the Notes as variable rate debt instruments for U.S. federal income tax purposes. Accordingly, under the Treasury Regulations applicable to variable rate debt instruments, to determine the amount of OID, if any, and qualified stated interest in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate instrument generally provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a qualified floating rate (“QFR”) that would preserve the fair market value of the Notes, and (ii) second, each QFR (including the QFR determined under the foregoing clause (i)) is converted to a fixed rate substitute (which generally would be the value of that QFR as of the issue date of the Notes). Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument. If any OID is determined under the foregoing rules, you will account for such OID and qualified stated interest as if you held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period. We will determine whether we believe the Notes are issued with OID under these rules, and we intend to make information available to a U.S. Holder, upon written request, as to the amount of any such OID. There is no certainty that the IRS will agree with our determination.
The Notes may also be treated as being issued with OID as a result of the Issuer’s option to defer payments of interest from time to time for up to five consecutive years if, as a consequence, the interest is not considered “qualified stated interest.” Treasury Regulations provide that a debt instrument will not be treated as issued with OID by reason of its issuer’s ability to defer payments of interest if the likelihood of such deferral is “remote.” We intend to take the position, and this discussion assumes, that, as of the date of this prospectus supplement, the likelihood of deferring payments of interest under the terms of the Notes is “remote” within the meaning of the Treasury Regulations. Based on the foregoing, we do not intend to treat the Notes as issued with OID by reason of our deferral option. However, our position is not binding on the IRS or a court. If the IRS or a court takes a contrary position, you may be required to accrue OID from the time of issuance, as described below, regardless of your method of accounting for U.S. federal income tax purposes.
In the event the Issuer exercises the option to defer payments of interest, the Notes would be treated as retired and reissued for their issue price solely for purposes of the OID rules, and you would be required to treat all stated interest on the deemed reissued Notes as OID. Consequently, over the remaining term of the Notes, you would be required to include all stated interest in gross income as it accrues using a constant yield method, without regard to the time interest is actually paid on the Notes and without regard to your regular method of accounting for U.S. federal income tax purposes. The calculation of the amount of such accruals may be complex, and therefore you should consult your tax adviser regarding the tax consequences to you if the Notes are treated as issued (or deemed reissued) with OID.
The amount of interest on the Notes that is taxable as ordinary income will include any amounts withheld in respect of Canadian taxes and, without duplication, any Additional Amounts. Interest on the Notes and Additional Amounts generally will constitute income from sources outside the United States and generally will constitute “passive category income” for the purpose of calculating the foreign tax credit allowable to you. The rules relating to foreign tax credits are complex, and you should consult your tax adviser regarding the availability of a foreign tax credit under your particular circumstances.

Sale or Other Taxable Disposition of the Notes
Upon the sale or other taxable disposition of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (less any amount equal to accrued but unpaid interest, which will be taxable as interest income, as described above) and your adjusted tax basis in the Note. Assuming the Issuer does not exercise the option to defer interest payments on the Notes and the Notes are not otherwise treated as issued with OID, your tax basis in a Note generally will equal the cost of your Note. If the Notes are treated as issued (or deemed reissued) with OID, your adjusted tax basis in a Note generally will equal the cost of your Note, increased by any OID previously included in income, and decreased by payments received on the Note after the date of such issuance (or deemed reissuance, as applicable). Any gain or loss generally will be U.S.-source income or loss for purposes of calculating your foreign tax credit limitation.
Gain or loss recognized on the sale or other taxable disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the Note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.
Backup Withholding and Information Reporting
Information reporting generally will apply to payments of interest on the Notes (and OID, if applicable) and proceeds received from a sale or other taxable disposition of the Notes, unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your Notes unless you provide your taxpayer identification number and otherwise comply with the applicable requirements of the backup withholding rules or you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
You may be required to report information relating to an interest in the Notes or an account through which the Notes are held, subject to certain exceptions (including an exception for Notes held in accounts maintained by financial institutions), by attaching a complete IRS Form 8938 to your tax return for each year in which you hold an interest in the Notes. See, generally, the discussion below under “— Consequences of the Ownership and Disposition of Exchange Preferred Units — Information Reporting with Respect to Foreign Financial Assets.” You should consult your tax adviser regarding information reporting requirements relating to your ownership of the Notes.
Automatic Exchange
Depending on the manner in which the exchange of Notes for Exchange Preferred Units pursuant to the Automatic Exchange is effected, you may be required to recognize capital gain or loss, for U.S. federal income tax purposes, equal to the difference between (i) the sum of the fair market value as of the Exchange Time of the Exchange Preferred Units received (less any amount in respect of accrued but unpaid interest, which will be taxable as interest income, as described above under “— Consequences if the Notes are Treated as Debt Instruments for U.S. Federal Income Tax Purposes — Payments of Interest”) and (ii) your adjusted tax basis in the Notes exchanged. In the event you are required to recognize capital gain or loss, your initial tax basis in the Exchange Preferred Units received will equal the fair market value of the Exchange Preferred Units received, and your holding period for the Exchange Preferred Units received will commence on the day after the date of receipt. Gain or loss so recognized pursuant to the Automatic Exchange generally will be treated as described above under “— Consequences if the Notes are Treated as Debt Instruments for U.S. Federal Income Tax Purposes — Sale or Other Taxable Disposition of the Notes.” Alternatively, the Automatic Exchange may qualify for nonrecognition under Section 721(a) of the Code, provided that certain requirements are met. No assurance can be provided as to the U.S. federal income tax consequences of the Automatic Exchange, and you are urged to consult your tax adviser regarding the tax consequences of the Automatic Exchange with respect to your particular circumstances.
Consequences if the Notes are Treated as Equity for U.S. Federal Income Tax Purposes
If, contrary to our intended tax position, the Notes are recharacterized as equity for U.S. federal income tax purposes, the tax consequences to an investor in Notes may be materially different from the consequences described above under “— Consequences if the Notes are Treated as Debt Instruments for U.S. Federal Income Tax Purposes.” In particular, assuming that the Issuer is disregarded as a separate entity for U.S. federal income tax purposes, in the event of recharacterization, the Notes are expected to be treated as equity interests in a partnership for U.S. federal income tax purposes. In such case, the U.S. federal income tax consequences of the ownership and disposition of Notes generally are expected to be substantially similar to the consequences of owning and disposing of Exchange Preferred Units, as described in detail below under the headings “— Payments of Interest” and “— Sale or other Taxable Disposition of the Notes,” and as described more generally below under the heading “— Consequences of the Ownership and Disposition of Exchange Preferred Units.” Prospective investors should consult their tax advisers as to the proper characterization of the Notes for U.S. federal income tax purposes, as well as the tax consequences of any alternative characterization.
The discussion in this section assumes that the Notes are treated as equity of the Issuer (and not equity of Bermuda Holdco or the Partnership) for U.S. federal income tax purposes.
Payments of Interest
If the Notes are treated as equity of the Issuer for U.S. federal income tax purposes, then the tax treatment of payments of interest on the Notes is uncertain. Subject to such uncertainty, in the event the Notes are treated as equity of the Issuer, interest payments on the Notes generally are expected to be treated in substantially the same manner as distributions on the Exchange Preferred Units, as described below under “— Consequences of the Ownership and Disposition of Exchange Preferred Units — Treatment of Distributions on Exchange Preferred Units.” In particular, the gross amount of each payment of interest on the Notes (including any amounts withheld in respect of Canadian taxes and, without duplication, any Additional Amounts) generally is expected to be treated in the same manner as a guaranteed payment for the use of capital that generally will be taxable to a U.S. Holder as ordinary income.
Sale or Other Taxable Disposition of the Notes
If the Notes are treated as equity of the Issuer for U.S. federal income tax purposes, then the tax treatment of gain or loss realized on the sale or taxable exchange of the Notes generally is expected to be treated in substantially the same manner as gain or loss recognized on the taxable sale or exchange of Exchange Preferred Units, as described below under “— Consequences of the Ownership and Disposition of Exchange Preferred Units — Recognition of Gain or Loss from Taxable Disposition.” In particular, a U.S. Holder generally is expected to recognize gain or loss on such taxable sale or exchange of the Notes equal to the difference, if any, between the amount realized and the holder’s tax basis in the Notes.
For additional tax consequences that may be relevant if the Notes are recharacterized as equity, see the discussion below under “— Consequences of the Ownership and Disposition of Exchange Preferred Units.” You are urged to consult your tax adviser regarding the potential for the Notes to be recharacterized for U.S. federal income tax purposes as equity, as well as the consequences of owning and disposing of Notes in the event of any such alternative characterization, in light of your particular circumstances.
Consequences of the Ownership and Disposition of Exchange Preferred Units
The tax consequences to you of the ownership and disposition of Exchange Preferred Units received pursuant to the Automatic Exchange will depend, in part, on your own tax circumstances. For a discussion of the principal U.S. federal income tax considerations associated with the Partnership’s operations and the purchase, ownership, and disposition of LP Units, see Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” and Item 3.D “Risk Factors — Risks Related to Taxation” in the Annual Report, which is incorporated herein by reference. Although this section updates and adds information related to certain tax considerations with respect to the Exchange Preferred Units, it also should be read in conjunction with the foregoing items in the Annual Report. The following discussion is limited as described in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the Annual Report, as described above under “Certain United States Federal Income Tax Considerations,” and as described herein. This section discusses certain material U.S. federal income tax consequences that may be relevant to U.S. Holders who are individual citizens or residents of the United States and has only limited application to other categories of U.S. Holders receiving Exchange Preferred Units pursuant to the Automatic Exchange.

Partnership Status of the Partnership and BILP
Each of the Partnership and BILP has made a protective election to be classified as a partnership for U.S. federal tax purposes. An entity that is treated as a partnership for U.S. federal tax purposes generally incurs no U.S. federal income tax liability. Instead, each partner generally is required to take into account its allocable share of items of income, gain, loss, or deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. However, the General Partner expects to treat holders of the Exchange Preferred Units as generally not sharing in allocations of the Partnership’s income, gain, loss, or deduction. Instead, the General Partner will treat distributions on the Exchange Preferred Units as guaranteed payments for the use of capital. See “— Treatment of Distributions on Exchange Preferred Units” below.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. The LP Units are publicly traded. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.
The General Partner intends to manage the affairs of the Partnership and BILP so that the Partnership will meet the Qualifying Income Exception in each taxable year. Accordingly, the General Partner believes that the Partnership will be treated as a partnership and not as a corporation for U.S. federal income tax purposes.
If the Partnership fails to meet the Qualifying Income Exception, other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable time after discovery, or if the Partnership is required to register under the Investment Company Act, the Partnership will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which the Partnership fails to meet the Qualifying Income Exception, in return for stock in such corporation, and then distributed the stock to holders of partnership interests in the Partnership in liquidation. This deemed contribution and liquidation could result in the recognition of gain (but not loss) to U.S. Holders. Thereafter, the Partnership would be treated as a corporation for U.S. federal income tax purposes.
If the Partnership were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, the Partnership’s items of income, gain, loss, deduction, or credit would be reflected only on the Partnership’s tax return rather than being passed through to holders of partnership interests in the Partnership, and the Partnership would be subject to U.S. corporate income tax and potentially branch profits tax with respect to its income, if any, effectively connected with a U.S. trade or business. Moreover, under certain circumstances, the Partnership might be classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes, and a U.S. Holder would be subject to the rules applicable to PFICs discussed below. Subject to the PFIC rules, distributions made to U.S. Holders would be treated as taxable dividend income to the extent of the Partnership’s current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in its Exchange Preferred Units (reducing that basis accordingly). Thereafter, to the extent such distribution were to exceed a U.S. Holder’s adjusted tax basis in its Exchange Preferred Units, the distribution would be treated as gain from the sale or exchange of such Exchange Preferred Units. In addition, dividends, interest and certain other passive income received by the Partnership with respect to U.S. investments generally would be subject to U.S. withholding tax at a rate of 30%, and U.S. Holders would not be allowed a tax credit with respect to any such tax withheld. The “portfolio interest” exemption would not apply to certain interest income of the Partnership. Depending on the circumstances, additional adverse U.S. federal income tax consequences could result. Based on the foregoing consequences, the treatment of the Partnership as a corporation could materially reduce a holder’s after-tax return and therefore could result in a substantial reduction of the value of the partnership interests in the Partnership. If BILP were to be treated as a corporation for U.S. federal income tax purposes, consequences similar to those described above would apply. Based on the foregoing consequences, the treatment of the Partnership as a corporation could materially reduce a holder’s after-tax return and therefore result in a substantial reduction of the value of the Exchange Preferred Units.
The remainder of this summary assumes that the Partnership and BILP will be treated as partnerships for U.S. federal tax purposes.
Limited Partner Status
The tax treatment of the Exchange Preferred Units is uncertain. The General Partner will treat holders of Exchange Preferred Units as partners entitled to a guaranteed payment for the use of capital on their Exchange Preferred Units, although the IRS may disagree with this treatment. If the Exchange Preferred Units are not partnership interests, they would likely constitute indebtedness for U.S. federal income tax purposes, and distributions on the Exchange Preferred Units would constitute ordinary interest income.
The remainder of this discussion assumes that the Exchange Preferred Units are partnership interests for U.S. federal income tax purposes. U.S. Holders of Exchange Preferred Units are urged to consult their tax advisers regarding their treatment as partners in the Partnership under their particular circumstances.
Treatment of Distributions on Exchange Preferred Units
The tax treatment of distributions on the Exchange Preferred Units is uncertain. As noted above, the General Partner will treat distributions on the Exchange Preferred Units as guaranteed payments for the use of capital that generally will be taxable to U.S. Holders as ordinary income and will be deductible by the Partnership. A U.S. Holder will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution). U.S. Holders generally are not expected to share in the Partnership’s items of income, gain, loss, or deduction, nor will any share of the Partnership’s nonrecourse liabilities be allocated to such holders.
If the distributions on the Exchange Preferred Units are not respected as guaranteed payments for the use of capital, U.S. Holders may be treated as receiving an allocable share of gross income from the Partnership equal to their cash distributions, to the extent the Partnership has sufficient gross income to make such allocations of gross income. In the event such gross income were not sufficient to match such distributions, the distributions on the Exchange Preferred Units would reduce the capital accounts of the holders of the Exchange Preferred Units, requiring a subsequent allocation of income or gain to provide the Exchange Preferred Units with their liquidation preference, if possible.
The foregoing general summary is subject to the discussion below under “— Passive Foreign Investment Companies.”
Basis of Units
A U.S. Holder’s tax basis in Exchange Preferred Units will depend on the manner in which the Automatic Exchange is effected. See the discussion under “— Automatic Exchange” above. A holder’s basis in its Exchange Preferred Units generally will not be affected by distributions on such units. The General Partner does not expect a holder of Exchange Preferred Units to be allocated any share of the Partnership’s liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own both Exchange Preferred Units and LP Units or Existing Preferred Units, please consult your tax adviser regarding the consequences of a guaranteed payment on your tax basis in your Exchange Preferred Units.
Limitations on Deductibility of Losses
Holders of Exchange Preferred Units will only be allocated loss once the capital accounts of the holders of LP Units have been reduced to zero. Although it is not anticipated that a U.S. Holder would be allocated loss, the deductibility of any such loss allocation may be limited for various reasons. In the event that you are allocated loss as a holder of Exchange Preferred Units, you should consult your tax adviser as to the application of any limitation on the deductibility of that loss.

Allocation of Income, Gain, Loss and Deduction
For U.S. federal income tax purposes, your allocable share of the Partnership’s items of income, gain, loss, or deduction will be governed by the Partnership Agreement if such allocations have “substantial economic effect” or are determined to be in accordance with your interest in the Partnership. Similarly, the Partnership’s allocable share of items of income, gain, loss, or deduction of BILP will be governed by the BILP Partnership Agreement if such allocations have “substantial economic effect” or are determined to be in accordance with the Partnership’s interest in BILP.
In general, after giving effect to any special allocation provisions, the Partnership’s items of income, gain, loss, and deduction generally will be allocated among holders of LP Units in accordance with their percentage interests in the Partnership. U.S. Holders of Exchange Preferred Units are not expected to be allocated items of income or gain and will only be allocated net loss in the event that the capital accounts of the holders of LP Units have been reduced to zero.
The General Partner believes that, for U.S. federal income tax purposes, the foregoing allocations should be given effect, and the General Partner intends to prepare and file tax returns based on such allocations. However, the application of the Treasury Regulations to the Partnership’s method of allocating income, gain, loss, and deduction is subject to uncertainty. If the IRS were to successfully challenge the allocations made pursuant to either the Partnership Agreement or BILP Partnership Agreement, then the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in such agreements.
The foregoing general summary is subject to the discussion below under “— Passive Foreign Investment Companies.”
Recognition of Gain or Loss from Taxable Disposition
You will recognize gain or loss on the sale or taxable exchange of the Exchange Preferred Units equal to the difference, if any, between the amount realized and your tax basis in the Exchange Preferred Units sold or exchanged. Your amount realized will be measured by the sum of the cash or the fair market value of other property received plus your share of the Partnership’s liabilities, if any. As described above, you are not expected to be allocated any such liabilities.
Gain or loss recognized by you upon the sale or exchange of the Exchange Preferred Units generally will be taxable as capital gain or loss and will be long-term capital gain or loss if the Exchange Preferred Units were held for more than one year as of the date of such sale or exchange. We do not expect for any gain realized upon the sale or exchange of the Exchange Preferred Units to be characterized as ordinary income rather than as capital gain by reason of being attributable to “unrealized receivables” or “inventory items.” The deductibility of capital losses is subject to limitations.
The foregoing general summary is subject to the discussion below under “— Passive Foreign Investment Companies.”
Recognition of Gain or Loss on Taxable Redemption
In general, the receipt by a U.S. Holder of amounts in redemption of Exchange Preferred Units will result in the recognition of taxable gain to the holder for U.S. federal income tax purposes only if and to the extent the amount of redemption proceeds received exceeds the holder’s tax basis in all the partnership interests in the Partnership (including LP Units and Existing Preferred Units) held by the holder immediately before the redemption. Any such redemption of Exchange Preferred Units would result in the recognition of taxable loss to a U.S. Holder for U.S. federal income tax purposes only if the holder does not hold any other partnership interests in the Partnership (including LP Units and Existing Preferred Units) immediately after the redemption and the holder’s tax basis in the redeemed Exchange Preferred Units exceeds the amounts received by the holder in redemption thereof. Any taxable gain or loss recognized under the foregoing rules would be treated in the same manner as taxable gain or loss recognized on a sale of Exchange Preferred Units as described above under “— Recognition of Gain or Loss from Taxable Disposition.”

Deduction for Qualified Business Income
For taxable years beginning after December 31, 2017, and before January 1, 2026, non-corporate U.S. taxpayers who have domestic “qualified business income” from a partnership generally are, subject to limitations, entitled to a deduction equal to 20% of such qualified business income. The 20% deduction is also allowed for “qualified publicly traded partnership income.” However, the General Partner does not expect the 20% deduction to be available with respect to income or gain recognized with respect to Exchange Preferred Units. You should consult your tax adviser regarding the implications of the foregoing rules for your ownership of Exchange Preferred Units.
Passive Foreign Investment Companies
U.S. Holders of Exchange Preferred Units may be subject to special rules applicable to indirect investments in foreign corporations, including an investment through the Partnership in a PFIC. A PFIC is defined as any foreign corporation with respect to which (after applying certain look-through rules) either (i) 75% or more of its gross income for a taxable year is “passive income” or (ii) 50% or more of its assets in any taxable year produce or are held for the production of “passive income.” There are no minimum stock ownership requirements for the PFIC rules to apply to an investor. If you hold an interest in a non-U.S. corporation for any taxable year during which the corporation is classified as a PFIC with respect to you, then the corporation will continue to be classified as a PFIC with respect to you for any subsequent taxable year during which you continue to hold an interest in the corporation, even if the corporation’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception applies.
Based on our organizational structure, as well as our expected income and assets, the General Partner currently believes that a U.S. Holder is unlikely to be regarded as owning an interest in a PFIC solely by reason of owning the Exchange Preferred Units during the taxable year ending December 31, 2024. However, the General Partner believes that some of our corporate subsidiaries may have been PFICs in prior taxable years. Moreover, there can be no assurance that a future entity in which the Partnership acquires an interest will not be classified as a PFIC with respect to a U.S. Holder, because PFIC status is a factual determination that depends on the assets and income of a given entity and must be made on an annual basis. In general, subject to the discussion in the following paragraph, if a U.S. person owns a partnership interest in the Partnership, then any gain realized on the disposition of stock of a PFIC owned by such U.S. person indirectly through the Partnership (including upon the disposition of such U.S. person’s partnership interest), as well as income realized on certain “excess distributions” by such PFIC, would be treated as though realized ratably over the shorter of such U.S. person’s holding period of the partnership interest in the Partnership or the Partnership’s holding period for the PFIC, subject to certain elections. Such gain or income generally would be taxable as ordinary income. In addition, an interest charge would apply, based on the tax deemed deferred from prior years.
Notwithstanding the general PFIC rules described above, based on the General Partner’s treatment of distributions on the Exchange Preferred Units as guaranteed payments for the use of capital, the General Partner expects to take the position, based on current law, that the PFIC rules generally do not apply to U.S. Holders whose indirect interest in a PFIC arises solely by reason of owning Exchange Preferred Units. In such case, gain on the disposition of stock of such a PFIC or income realized on excess distributions by such a PFIC should not be taxable to such U.S. Holders under the PFIC rules.
However, the treatment of preferred partnership interests under the PFIC rules is uncertain. There can be no assurance that the IRS or a court will not treat a U.S. Holder as subject to the PFIC rules that apply to U.S. persons holding partnership interests in the Partnership generally. In such case, a U.S. Holder’s ownership of Exchange Preferred Units may produce taxable income that is not related to distributions on such units, such as income realized on excess distributions by a PFIC or gain from the disposition of stock of a PFIC. A U.S. Holder may therefore be required to take such income into account in determining the holder’s gross income subject to tax. With respect to gain realized upon the sale of and excess distributions from a PFIC for which a “qualified electing fund” election for current inclusions is not made, such income would be taxable at ordinary income rates and subject to an additional tax equivalent to an interest charge on the deferral of income inclusions from the PFIC. Other adverse PFIC consequences generally applicable to U.S. holders of partnership interests in the Partnership may also apply, as described in more detail in “Consequences to U.S. Holders — Passive Foreign Investment Companies” in Item 10.E “Taxation — Certain Material U.S. Federal

Income Tax Considerations” in the Annual Report. You should consult your tax adviser regarding the application of the PFIC rules to your ownership and disposition of Exchange Preferred Units in light of your particular circumstances.
U.S. Federal Estate Tax Consequences
If the Exchange Preferred Units are included in the gross estate of a U.S. citizen or resident for U.S. federal estate tax purposes, then a U.S. federal estate tax might be payable in connection with the death of such person. Individual U.S. Holders should consult their tax advisers concerning the potential U.S. federal estate tax consequences with respect to the Exchange Preferred Units.
Tax-Exempt Organizations
Ownership of Exchange Preferred Units by U.S. tax-exempt organizations raises issues unique to them and may result in adverse tax consequences as described below to a limited extent and in “Consequences to U.S. Holders — U.S. Taxation of Tax-Exempt U.S. Holders of Our Units” in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the Annual Report. In general, employee benefit plans and most other organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on “unrelated business taxable income” (“UBTI”). The General Partner will treat distributions on the Exchange Preferred Units as guaranteed payments for the use of capital. Assuming the Partnership does not have income attributable to debt-financed property, the Exchange Preferred Units are not treated as debt-financed by the tax-exempt holder thereof, and the Partnership is not engaged in a trade or business, then the General Partner generally does not expect distributions on, or gain from the disposition of, Exchange Preferred Units to be treated as UBTI. However, we are not prohibited from financing the acquisition of property with debt, and the treatment of guaranteed payments for the use of capital to tax-exempt organizations is not certain. Depending on the circumstances, such payments, or gain from the disposition of Exchange Preferred Units, may be treated as UBTI for U.S. federal income tax purposes. If you are a tax-exempt organization, you should consult your tax adviser regarding the consequences of your ownership and disposition of Exchange Preferred Units.
Taxes in Other Jurisdictions
In addition to U.S. federal income tax consequences, the ownership of an equity interest in the Partnership could subject you to U.S. state and local taxes in the U.S. state or locality in which you are a resident for tax purposes. You could also be subject to tax return filing obligations and income, franchise, or other taxes, including withholding taxes, in non-U.S. jurisdictions in which we invest. We will attempt, to the extent reasonably practicable, to structure our operations and investments so as to avoid income tax filing obligations by U.S. Holders in non-U.S. jurisdictions. However, there may be circumstances in which we are unable to do so.
Income or gain from investments held by the Partnership may be subject to withholding or other taxes in jurisdictions outside the United States, except to the extent an income tax treaty applies. If you wish to claim the benefit of an applicable income tax treaty, you might be required to submit information to an intermediary or to tax authorities in such jurisdictions. You should consult your tax adviser regarding the U.S. state, local, and non-U.S. tax consequences of the ownership and disposition of Exchange Preferred Units.
Information Returns and Audit Procedures
We have agreed to use commercially reasonable efforts to furnish to U.S. Holders of Exchange Preferred Units, within 90 days after the close of each calendar year, U.S. tax information (including IRS Schedule K-1), which describes on a U.S. dollar basis your share of the Partnership’s income, gain, loss, and deduction, if any, for our preceding taxable year. Under IRS guidance, certain partnerships are also required to provide IRS Schedule K-3, which generally describes a partner’s share of certain items of international tax relevance from the operations of the partnership. We generally expect to provide IRS Schedule K-3 (as applicable) to U.S. Holders of Exchange Preferred Units, except that we generally do not expect to be able to provide IRS Schedule K-3 within such 90-day period. Moreover, providing the foregoing U.S. tax information to our holders will also be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. It is therefore possible that, in any taxable year, you will need to apply for an extension of time to file your own tax returns. In addition, holders of Exchange Preferred Units that do not ordinarily have U.S. federal tax filing requirements will not receive a Schedule K-1 and related information unless such holders request it within 60 days after the close of each calendar year. In preparing this U.S. tax information, we will use various accounting and reporting conventions to determine your share of income, gain, loss, and deduction. Some of these conventions have been mentioned in the preceding discussion or in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the Annual Report. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. Due to administrative reporting limitations, and notwithstanding the rules described above under “— Basis of Units” requiring aggregation of partnership interests purchased in separate transactions, you may receive separate Schedules K-1 for any other equity interests you hold in the Partnership, such as LP Units or Existing Preferred Units.
The Partnership may be audited by the IRS. Adjustments resulting from an IRS audit could require you to adjust a prior year’s tax liability and result in an audit of your own tax return. Any audit of your own tax return could result in adjustments not related to the Partnership’s tax returns, as well as those related to the Partnership’s tax returns. If the IRS makes an audit adjustment to our income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from the Partnership instead of holders of Exchange Preferred Units or other equity interests in the Partnership (as under prior law). We may be permitted to elect to have the General Partner, U.S. Holders of Exchange Preferred Units, and other holders of equity interests in the Partnership take such audit adjustment into account in accordance with their interests in us during the taxable year under audit. However, there can be no assurance that we will choose to make such election or that it will be available in all circumstances. If we do not make the election, and we pay taxes, penalties, or interest as a result of an audit adjustment, then cash available for distribution might be substantially reduced. As a result, holders of equity interests in the Partnership, including U.S. Holders of Exchange Preferred Units, might bear some or all of the cost of the tax liability resulting from such audit adjustment, even if such holders did not own partnership interests in the Partnership during the taxable year under audit. The foregoing considerations also apply with respect to the Partnership’s interest in BILP.
Pursuant to the partnership audit rules, a “partnership representative” designated by the Partnership will have the sole authority to act on behalf of our partnership in connection with any administrative or judicial review of the Partnership’s items of income, gain, loss, deduction, or credit. In particular, our partnership representative will have the sole authority to bind both former and current holders of Exchange Preferred Units and to make certain elections on behalf of the Partnership pursuant to the partnership audit rules.
The application of the partnership audit rules to the Partnership and to holders of Exchange Preferred Units or other equity interests in the Partnership is uncertain. You should consult your tax adviser regarding the implications of the partnership audit rules for your ownership and disposition of Exchange Preferred Units.
Tax Shelter Regulations and Related Reporting Requirements
If we were to engage in a “reportable transaction,” we (and possibly U.S. Holders of Exchange Preferred Units) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or “transaction of interest,” or that it produces certain kinds of losses exceeding certain thresholds. An investment in the Partnership may be considered a “reportable transaction” if, for example, the Partnership were to recognize certain significant losses in the future. In certain circumstances, a holder of a partnership interest in the Partnership who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Certain of these rules are unclear, and the scope of reportable transactions can change retroactively. Therefore, it is possible that the rules may apply to transactions other than significant loss transactions.
Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you might be subject to significant accuracy-related penalties with a broad scope, including, for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and in the case of a listed transaction, an extended statute of limitations. We do not intend to participate in any reportable transaction with a significant purpose to avoid or evade tax, nor do we intend to participate in any listed transactions. However, no assurance can be provided that the IRS will not assert that we have participated in such a transaction.
You should consult your tax adviser concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the disposition of the Exchange Preferred Units.
Taxable Year
The Partnership uses the calendar year as its taxable year for U.S. federal income tax purposes. Under certain circumstances which the General Partner currently believes are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.
Backup Withholding
Under the backup withholding rules, you may be subject to backup withholding tax with respect to distributions paid unless you (i) are an exempt recipient and demonstrate this fact when required or (ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax, and otherwise comply with the applicable requirements of the backup withholding tax rules. A U.S. Holder that is exempt should certify such status on a properly completed IRS Form W-9. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund from the IRS, provided you supply the required information to the IRS in a timely manner.
Foreign Account Tax Compliance
FATCA imposes a 30% withholding tax on “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity,” unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends, and other passive income. Proposed Treasury Regulations eliminate the requirement to withhold tax under FATCA on gross proceeds from the sale or disposition of property that can produce U.S.-source interest or dividends. The IRS has announced that taxpayers are permitted to rely on the proposed Treasury Regulations until final Treasury Regulations are issued.
We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by the Partnership, BILP, the Holding Entities, or the operating entities. Nonetheless, the 30% withholding tax may apply to your allocable share of distributions attributable to withholdable payments, unless you properly certify your FATCA status on IRS Form W-9 and satisfy any additional requirements under FATCA.
In compliance with FATCA, information regarding certain holders’ ownership of the Exchange Preferred Units may be reported to the IRS or to a non-U.S. governmental authority. FATCA remains subject to modification by an applicable intergovernmental agreement between the United States and another country, such as the agreement in effect between the United States and Bermuda for cooperation to facilitate the implementation of FATCA, or by future Treasury Regulations or other guidance. You should consult your tax adviser regarding the consequences under FATCA of the ownership and disposition of Exchange Preferred Units.
Information Reporting with Respect to Foreign Financial Assets
Under Treasury Regulations, certain U.S. persons that own “specified foreign financial assets” with an aggregate fair market value exceeding either $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year generally are required to file an information report with respect to such assets on IRS Form 8938 with their tax returns. Significant penalties may apply to persons who fail to comply with these rules. Specified foreign financial assets include not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. The failure to report information required under the current regulations could result in substantial penalties and in the extension of the statute of limitations with respect to federal income tax returns filed by you. You should consult your tax adviser regarding the possible implications of these Treasury Regulations for the ownership and disposition of Exchange Preferred Units.
Allocations Between Transferors and Transferees
Holders owning Exchange Preferred Units as of the applicable record date with respect to a Distribution Payment Date will be entitled to receive the cash distribution with respect to their Exchange Preferred Units on the Distribution Payment Date. Purchasers of Exchange Preferred Units after such applicable record date will therefore not become entitled to receive a cash distribution on their Exchange Preferred Units until the next applicable record date.
Nominee Reporting
Persons who hold an interest in the Partnership as a nominee for another person may be required to furnish to us:
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the name, address, and taxpayer identification number of the beneficial owner and the nominee;

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whether the beneficial owner is (i) a person that is not a U.S. person, (ii) a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, or (iii) a tax-exempt entity;

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the amount and description of Exchange Preferred Units held, acquired, or transferred for the beneficial owner; and

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specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions may be required to furnish additional information, including whether they are U.S. persons and specific information on Exchange Preferred Units they acquire, hold, or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), generally is imposed under the Code for the failure to report such information to us. The nominee is required to supply the beneficial owner of the Exchange Preferred Units with the information furnished to us.
New Legislation or Administrative or Judicial Action
The U.S. federal income tax treatment of holders of the Exchange Preferred Units depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules, particularly those applicable to partnerships, are constantly under review (including currently) by the Congressional tax-writing committees and other persons involved in the legislative process, the IRS, the U.S. Treasury Department and the courts, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations, and other modifications and interpretations, any of which could adversely affect the value of the Exchange Preferred Units and be effective on a retroactive basis. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible for the Partnership to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, change the character or treatment of portions of the Partnership’s income, reduce the net amount of distributions available to our holders, or otherwise affect the tax considerations of owning the Exchange Preferred Units. Such changes could also affect or cause the Partnership to change the way it conducts its activities and adversely affect the value of the Exchange Preferred Units.
The Partnership’s organizational documents and agreements permit the General Partner to modify the Partnership Agreement from time to time, without the consent of U.S. Holders of Exchange Preferred Units, to elect to treat the Partnership as a corporation for U.S. federal tax purposes, or to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all holders of the Exchange Preferred Units.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE PARTNERSHIP AND HOLDERS OF NOTES OR EXCHANGE PREFERRED UNITS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF NOTES OR EXCHANGE PREFERRED UNITS, AND IN REVIEWING THIS PROSPECTUS SUPPLEMENT THESE MATTERS SHOULD BE CONSIDERED. EACH INVESTOR SHOULD CONSULT ITS TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN THE NOTES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
In the opinion of Torys LLP, counsel to the Issuer, and Goodmans LLP, Canadian counsel to the underwriters (together, “Counsel”), the following is a general summary of the principal Canadian federal income tax considerations generally applicable to a holder of Notes or Exchange Preferred Units who acquires, as beneficial owner, Notes, including entitlement to all payments thereunder, pursuant to this offering and any Exchange Preferred Units on the exchange of such Notes and who, for purposes of the Tax Act and the regulations thereunder (the “Regulations”) and at all relevant times, (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s length and is not affiliated with the Issuer, the Guarantors, their respective affiliates and the underwriters; (iii) deals at arm’s length with any transferee resident (or deemed to be resident) in Canada to whom the holder disposes of a Note; (iv) holds Notes and will hold any Exchange Preferred Units as capital property; (v) does not, and is not deemed to, use or hold the Notes or Exchange Preferred Units in a business carried on in Canada; (vi) is not a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of the Issuer or a person who does not deal at arm’s length with such a “specified shareholder”; and (vii) is not an entity in respect of which the Issuer or any Guarantor is a “specified entity” (within the meaning of the rules in the Tax Act related to hybrid mismatch arrangements (the “Hybrid Mismatch Rules”)) (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere, or that is an “authorized foreign bank” (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors. This summary assumes that no interest paid on the Notes to a Non-Resident Holder will be in respect of a debt or other obligation to pay an amount to a person with whom the Issuer or the Guarantors do not deal at arm’s length within the meaning of the Tax Act.
This summary is based on the facts set out in this prospectus supplement, the current provisions of the Tax Act and the Regulations in force as of the date of this prospectus supplement and Counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and assumes that the Tax Proposals will be enacted in the form proposed. However, no assurance can be given that such proposals will be enacted in their current form or at all. This summary is not exhaustive of all Canadian federal income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies or assessing practices, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein.
This summary does not address the possible application of the Hybrid Mismatch Rules to a Non-Resident Holder (i) that disposes of a Note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” (as defined in the Hybrid Mismatch Rules) with respect to the Non-Resident Holder or in respect of which the Non-Resident Holder is a “specified entity”, or (ii) that disposes of a Note under, or in connection with a “structured arrangement” (as defined in the Hybrid Mismatch Rules). Such Non-Resident Holders should consult their own tax advisors. Based on the expected U.S. federal income tax treatment of interest paid on the Notes to U.S. Holders as described under “Certain United States Federal Income Tax Considerations”, no amount paid or payable by the Issuer on the Notes to a Non-resident Holder should be, and this summary assumes that no such amount is, the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Tax Act as contained in the Hybrid Mismatch Rules.
Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Notes or Exchange Preferred Units must be determined in Canadian dollars. Any such amount that is expressed or denominated in a currency other than Canadian dollars must be converted into Canadian dollars using the relevant exchange rate determined in accordance with the Tax Act.
This summary is of a general nature only and is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-Resident Holder and no representation with respect to the income tax consequences to any particular Non-Resident Holder is made. Prospective purchasers of Notes should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of Notes and Exchange Preferred Units having regard to their own particular circumstances.

Notes
Interest on and disposition of Notes
Under the Tax Act, interest, principal and premium, if any, paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on Notes will not be subject to Canadian non-resident withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the acquisition, holding, redemption or disposition of Notes, or the receipt of interest, premium or principal thereon by a Non-Resident Holder solely as a consequence of such acquisition, holding, redemption or disposition of Notes.
Automatic Exchange
An exchange of Notes into Exchange Preferred Units pursuant to an Automatic Exchange will result in a disposition of such Notes for purposes of the Tax Act for proceeds equal to the fair market value of the Exchange Preferred Units which the Non-Resident Holder acquires on the exchange, not including any amount considered to be interest. A Non-Resident Holder will not generally be subject to tax under the Tax Act in respect of such disposition. The aggregate cost to a Non-Resident Holder of the Exchange Preferred Units acquired on an Automatic Exchange will be equal to the fair market value thereof at the time of the Automatic Exchange.
Exchange Preferred Units
For a discussion of the principal Canadian federal income tax considerations associated with the Partnership’s operations and the purchase, ownership, and disposition of LP Units, see Item 10.E “Taxation — Certain Material Canadian Federal Income Tax Considerations” (other than the portion under the heading “— Holders Resident in Canada”) in the Annual Report.

UNDERWRITING
BofA Securities, Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC and Santander US Capital Markets LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, at the public offering price less the underwriters’ fee set forth on the cover page of this prospectus supplement, the principal amount of Notes set forth opposite the underwriter’s name.
Underwriter	Principal Amount of Notes ($)
BofA Securities, Inc.	$
Mizuho Securities USA LLC
RBC Capital Markets, LLC
Santander US Capital Markets LLC
Total	$
One or more of the underwriters may sell to Brookfield, affiliates of BNT and certain other institutional investors $      aggregate principal amount of the Notes at the public offering price (for which no underwriting discount will be paid).
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering, when, as and if issued to and accepted by them, are subject to approval of legal matters by counsel, including the validity of the Notes, and to other conditions contained in the underwriting agreement. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes may be terminated in the absolute discretion of the representatives of the underwriters under certain circumstances that would make it impracticable or inadvisable to proceed with this offering. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The offering price and the other terms of the Notes have been determined by negotiation among the Issuer, the Guarantors and the underwriters.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and any Canadian securities laws, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
The Notes are a new class of securities and do not have an established trading market. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If an active trading market does develop, the Notes may trade at prices lower than the offering price. The trading price of the Notes would depend on many factors, including the trading price of our LP Units, prevailing interest rates, the market for similar securities, general economic and financial market conditions, the credit ratings of the Notes, our issuance of debt or other preferred securities or the incurrence of additional indebtedness and our financial condition, results of operations and prospects.
We are under no obligation to, and do not intend to, list the Exchange Preferred Units on any stock exchange or other market.
Discounts
The Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $     per $1,000 principal amount of Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed $      per principal amount of Notes on sales to other dealers. If all the Notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering.
Discount(1)
Per Note	$
Total	$

(1)
There will be no underwriting discount paid for any Notes purchased by Brookfield, affiliates of BNT and certain other institutional investors in this offering.

The estimated offering expenses payable by us (excluding the underwriting discounts) are approximately $      million, which includes legal, accounting and printing costs, SEC filings fees and various other fees associated with registering the Notes and this offering.
No Sales of Similar Securities
For a period of 30 days after the date of this prospectus supplement, the Issuer and the Partnership will not, without the prior written consent of the representatives of the underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or the Partnership or the General Partner or any controlled affiliate of Partnership or the General Partner or any person in privity with the Partnership or the General Partner or any controlled affiliate of the Partnership or the General Partner, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or announce the offering, in the United States of (i) any units of any class of capital stock of the Partnership (other than the Exchange Preferred Units, the Series 15 Preferred Units or the Series 16 Preferred Units) that is preferred as to the payment of distributions, or as to the distribution of assets upon any liquidation or dissolution of the partnership, over the LP Units (including any units of any class of partnership interests of the Partnership (other than the Exchange Preferred Units, the Series 15 Preferred Units or the Series 16 Preferred Units) that ranks equally with the Exchange Preferred Units as to the payment of distributions or as to the distribution of assets upon any liquidation or dissolution of the Partnership (other than any Existing Canadian Preferred Units that are issued upon re-classification in accordance with terms of the corresponding series of Existing Canadian Preferred Units as described in “Description of the Exchange Preferred Units — Class A Preferred Units — Existing Series”)) or (ii) any subordinate debt securities of the Partnership or securities exchangeable or convertible into debt securities of the Partnership which are substantially similar to the Notes. This provision shall not prohibit the issuance of any Notes pursuant to this offering or any disposition or offering by the Partnership, the General Partner, their respective controlled affiliates or any other person of (i) the Class A Preferred Units outside of the United States, (ii) the LP Units and securities convertible into, or otherwise exchangeable for, LP Units, including the filing (or participation in the filing) with the SEC of a registration statement on Form F-1 or F-3 or any amendment thereto, or any prospectus, in respect of the issuance or delivery of LP Units upon exchange, redemption or acquisition of exchangeable securities of BIPC (and its successors), (iii) debt securities of the Partnership or its subsidiaries or securities exchangeable or convertible into debt securities of the Partnership or its subsidiaries which rank senior to the Notes, or (iv) indebtedness issued pursuant to the Partnership’s commercial paper program.
Price Stabilization; Short Positions
In connection with this offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater principal amount of Notes than they are required to purchase in this offering. The underwriters must close out any short positions by purchasing Notes in the open market. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed to cover short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Other Relationships
The underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Canada
This prospectus supplement does not constitute an offer of the Notes, directly or indirectly, in Canada or to any resident of Canada except by way of resale to the Canadian investment dealer affiliate of an underwriter pursuant to a prospectus exemption. Except as provided in the previous sentence, none of the underwriters is registered to sell securities in this offering in any Canadian jurisdiction and, accordingly, each has represented and agreed that it has not offered or sold, directly or indirectly, and that it will not, directly or indirectly, offer, sell or deliver, any of the Notes in or from Canada or to any resident of Canada, provided that an underwriter may, in its discretion, resell to an underwriter’s Canadian investment dealer affiliate. Each underwriter has also agreed that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to the Notes that may be entered into by such underwriter. Each underwriter has also agreed that any offer or sale in Canada by its Canadian investment dealer affiliate, if applicable, as contemplated by this paragraph, will only be effected on a private placement basis in accordance with applicable exemptions under the applicable securities laws in the relevant jurisdictions.
Notice to Prospective Investors in the European Economic Area
This prospectus supplement has been prepared on the basis that any offer of the Notes in any member state of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in a member state of the EEA of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuer or any of the underwriters to publish a prospectus for such offer. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended. This paragraph is subject to the paragraph below.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement has been prepared on the basis that any offer of Notes in the United Kingdom (the “UK”) will be made pursuant to an exemption under the Financial Services and Markets Act 2000 (as amended, “FSMA”) from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to section 85 of the FSMA, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuer or any of the underwriters to publish a prospectus for such offer. This paragraph is subject to the paragraph below.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments, and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (i.e., high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. No part of this prospectus supplement should be published, reproduced, distributed or otherwise made available in whole or in part to any other person. Relevant persons should note that all, or most, of the protections offered by the UK regulatory system will not apply to an investment in the Notes and that compensation will not be available under the UK Financial Services Compensation Scheme.
Notice to Prospective Investors in Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, 2001 of Singapore (the “SFA”). Accordingly, each underwriter has agreed that this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes has not been circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA or other relevant person as defined in Section 275(2) of the SFA (a “SFA Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(j)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary           of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever defined) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(i)
to an Institutional Investor, and Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section276(4)(i)(B) of the SFA (in the case of that trust);

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification: Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12:Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
Extended Settlement
It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one Business Day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities prior to the delivery date will be required, by virtue of the fact that the securities initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

LEGAL MATTERS
The validity of the Notes and Guarantees and other matters of U.S. federal, New York and Canadian law will be passed upon for us by Torys LLP, U.S. and Canadian counsel to the Issuer and the Guarantors. In connection with the issue and sale of the Securities, certain legal matters will be passed upon, on behalf of certain of the Guarantors, by McMillan LLP as to the laws of the Province of British Columbia and Canada and Appleby (Bermuda) Limited as to Bermuda law (including the validity of the Exchange Preferred Units), and, on behalf of the underwriters, by Milbank LLP as to U.S. federal and New York law and Goodmans LLP as to Canadian legal matters.
EXPERTS
The financial statements of the Partnership as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement by reference to the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2023, and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Triton International Limited as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Triton International Limited has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on Triton International Limited’s past financial statements incorporated by reference in this prospectus supplement.
EXPENSES
The table below sets forth the expenses, other than underwriting discounts, to be incurred in connection by us with the issuance and distribution of the Notes offered under this prospectus supplement. All of the amounts below are estimated, other than SEC registration filings fees.
SEC registration fees	$
Trustee and transfer agent fees
Legal fees and expenses
Accounting fees and expenses
Printing costs
Miscellaneous
Total	$
WHERE YOU CAN FIND MORE INFORMATION
The Partnership is subject to the information and periodic reporting requirements of the Exchange Act applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act) and will fulfill its obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, the Partnership is required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that the Partnership files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian

System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on the Partnership’s website at https://bip.brookfield.com. The information on the Partnership’s website is not incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, and should not be considered a part of such registration statement or this prospectus supplement, and the reference to the Partnership’s website in such registration statement and this prospectus supplement is an inactive textual reference only.
As a foreign private issuer, the Partnership is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and its officers, directors and principal holders of the partnership units of the Partnership are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of the partnership units of the Partnership. In addition, the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Partnership intends to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent public accounting firm. The Partnership also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus supplement and the accompanying base prospectus. This means that we can disclose important information to you by referring you to such documents. The information incorporated by reference is an important part of this prospectus supplement. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
The following documents, filed with the securities regulatory authorities in each of the provinces and territories of Canada and filed with, but excluding any information furnished to, rather than filed with, the SEC (except to the extent furnished information is specifically incorporated by reference below) is specifically incorporated by reference in, and form an integral part of, this prospectus supplement:
1.
the Partnership’s annual report on Form 20-F for the fiscal year ended December 31, 2023, dated and filed with the SEC on March 18, 2024 on Form 20-F (the “Annual Report”), including a description of the LP Units and Preferred Units in Exhibit 2.1 thereto and any amendment or report filed for purposes of updating such description;

2.
our Report on Form 6-K furnished to the SEC on July 31, 2023 (Exhibit 99.1 only);

3.
our Report on Form 6-K furnished to the SEC on April 5, 2024; and

4.
the Partnership’s unaudited interim consolidated financial statements and management’s discussion and analysis for the three months ended September 30, 2024, filed as Exhibit 99.1 to the Form 6-K furnished on November 13, 2024 (the “Q3 Interim Report”).

In addition, all annual reports filed by the Partnership with the SEC on Form 20-F and any Form 6-K filed or furnished by the Partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, in each case, subsequent to the date of this prospectus supplement and prior to the termination of this offering, are incorporated by reference into this prospectus supplement as of the date of the filing of such documents. The Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon the written or oral request of any such person to the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus supplement by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Infrastructure Partners L.P.
Investor Relations
73 Front Street, 5th Floor
Hamilton HM 12
Bermuda
Attn: Investor Relations & Communications
E-mail: bip.enquiries@brookfield.com
Telephone: +1 (441) 294-3304
Any statement contained in this prospectus supplement, the accompanying base prospectus, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus, shall be deemed to be modified or superseded, for the purposes of this prospectus supplement, the accompanying base prospectus or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus supplement, the accompanying base prospectus, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus supplement, the accompanying base prospectus or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement, the accompanying base prospectus or any “free writing prospectus”.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P.
Limited Partnership Units
Preferred Limited Partnership Units
BROOKFIELD INFRASTRUCTURE FINANCE ULC
BIP BERMUDA HOLDINGS I LIMITED
Debt Securities
Brookfield Infrastructure Partners L.P. (the “Partnership” or “BIP”) may, from time to time, issue its limited partnership units (the “LP Units”) and preferred limited partnership units (the “Preferred LP Units” and together with the LP Units, the “Units”), and certain selling unitholders may sell LP Units, in one or more offerings pursuant to this prospectus.
Each of Brookfield Infrastructure Finance ULC (“Alberta Finco”) and BIP Bermuda Holdings I Limited (“Bermuda Holdco” and together with Alberta Finco, the “Issuers” and each, an “Issuer”) may, from time to time, issue and sell senior or subordinated, as applicable, debt securities (the “Debt Securities”) in one or more offerings pursuant to this prospectus with the specific terms of such Debt Securities to be provided in the applicable prospectus supplement and/or free writing prospectus.
The Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Partnership, and may also be guaranteed by one or more of Brookfield Infrastructure L.P. (“Holding LP”), Bermuda Holdco, Alberta Finco, Brookfield Infrastructure Holdings (Canada) Inc. (“Can Holdco”), Brookfield Infrastructure LLC (“BI LLC”) and BIPC Holdings Inc. (“BIPC Holdings”, and together with the Partnership, and any one or more of Holding LP, Bermuda Holdco (in the case of Debt Securities issued by Alberta Finco), Alberta Finco (in the case of Debt Securities issued by Bermuda Holdco), Can Holdco and BI LLC (as applicable), the “Guarantors”). The Units, the Debt Securities and the guarantees of the Debt Securities by the Guarantors are collectively referred to in this prospectus as the “Securities”.
Each time the Securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference before you invest in the Securities.
The LP Units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BIP” and the Toronto Stock Exchange (the “TSX”) under the symbol “BIP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any other Securities we may offer.
An investment in the Securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is April 5, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement (the “Registration Statement”) that the Partnership, the Issuers and the other Guarantors filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, the Partnership, the Issuers and the Guarantors may offer the Securities in one or more offerings. This prospectus provides you with a general description of the Securities. Each time the Partnership, the Issuers and/or the other Guarantors offers Securities, either separately or together, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits thereto for further information with respect to us and the Securities that may be offered hereunder.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” we have authorized to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, as well as the information we previously filed with the SEC, that is incorporated by reference in this prospectus or in any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.
The Partnership, the Issuers and the Guarantors are offering to sell the Securities, and is seeking offers to buy the Securities, only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus, any prospectus supplement and any “free writing prospectus” and the offering of the Securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any prospectus supplement and/or any “free writing prospectus” must inform themselves about and observe any restrictions relating to the offering and the distribution of this prospectus, any prospectus supplement and any “free writing prospectus” outside the United States. This prospectus, any prospectus supplement and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless the context requires otherwise, when used in this prospectus, the term “Partnership” refers to Brookfield Infrastructure Partners L.P. alone; the terms “Brookfield Infrastructure,” “we,” “us” and “our” refer to, collectively, the Partnership, Holding LP, the Holding Entities and the operating entities, but excluding Brookfield Infrastructure Corporation (“BIPC”); the term “Holding Entities” refers to certain holding subsidiaries of Holding LP, through which we hold all of our interests in our operating entities; the term “operating entities” refers to the entities which directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements; the term “General Partner” refers to Brookfield Infrastructure Partners Limited, the Partnership’s general partner; and the term “Brookfield” refers to Brookfield Corporation and any affiliate of Brookfield Corporation, other than Brookfield Infrastructure and BIPC and, unless the context otherwise requires, includes Brookfield Asset Management Ltd. In addition, the term “Limited Partnership Agreement” refers to the amended and restated limited partnership agreement of the Partnership, as amended from time to time.
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because each of the Partnership, Holding LP and Bermuda Holdco is formed under the laws of Bermuda, each of Can Holdco and BIPC Holdings is formed under the laws of the province of Ontario, Canada, and Alberta Finco is formed under the laws of Alberta, Canada, and certain of the directors of the General

Partner, the Issuers and each of the Guarantors, as well as certain of the experts named in this prospectus are residents of Canada or another non-U.S. jurisdiction and a substantial portion of the Issuers’ and the Guarantors’ assets and the assets of those directors and experts may be located outside the United States.
Unless otherwise specified, all dollar amounts in this prospectus, any prospectus supplement and any “free writing prospectus” are expressed in U.S. dollars and references to “dollars”, “$” or “US$” are to U.S. dollars and all references to “C$” are to Canadian dollars. All references in this prospectus, any prospectus supplement and any “free writing prospectus” to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws concerning our business and operations. The forward-looking statements and information also relate to, among other things, our business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements and information by terms such as “anticipate,” “believe,” “could,” “estimate,” “likely,” “expect,” “intend,” “may,” “continue,” “plan,” “potential,” “objective,” “tend,” “seek,” “target,” “foresee,” “aim to,” “outlook,” “endeavor,” “will,” “would” and “should” or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable.
Although we believe that our anticipated future results, performance or achievements expressed or implied by these forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and information in this prospectus and the documents incorporated by reference in this prospectus.
Factors that could cause our actual results to differ materially from those contemplated or implied by our forward-looking statements and information in this prospectus and the documents incorporated by reference in this prospectus include, without limitation:
•
commodity risks;

•
alternative technologies could impact the demand for, or use of, the businesses and assets that we own and operate and could impair or eliminate the competitive advantage of our businesses and assets;

•
acquisitions may subject us to additional risks and the expected benefits of our acquisitions may not materialize;

•
the competitive market for acquisition opportunities and the inability to identify and complete acquisitions as planned;

•
pending acquisitions, dispositions and other transactions may not be completed on the timeframe or in the manner contemplated, or at all;

•
our ability to renew existing contracts and win additional contracts with existing or potential customers;

•
deployment of capital for our committed backlog and other projects we are pursuing may be delayed, curtailed or redirected altogether;

•
timing and price for the completion of unfinished projects;

•
infrastructure operations may require substantial capital expenditures;

•
exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;

•
exposure to increased economic regulation and adverse regulatory decisions;

•
First Nations claims to land, adverse claims or governmental claims may adversely affect our infrastructure operations;

•
some of our current operations are held in the form of joint ventures or partnerships or through consortium arrangements;

•
some of our businesses operate in jurisdictions with less developed legal systems and could experience difficulties in obtaining effective legal redress, which creates uncertainties;

•
actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;

•
equipment that we need, including spare parts and components required for project development, may become unavailable or difficult to procure;

•
reliance on technology and exposure to cyber-security attacks;

•
customers may default on their obligations;

•
reliance on tolling and revenue collection systems;

•
Brookfield’s influence over us and our dependence on our service providers under our management agreement with such service providers (the “Master Services Agreement”);

•
the lack of an obligation of Brookfield to source acquisition opportunities for us;

•
our dependence on Brookfield and its professionals;

•
Brookfield may increase its ownership of the Partnership;

•
our arrangements with Brookfield may contain terms that are less favorable than those which otherwise might have been obtained from unrelated parties;

•
the General Partner may be unable or unwilling to terminate the Master Services Agreement;

•
the limited liability of, and our indemnification of, our service providers;

•
our assets are or may become highly leveraged and we intend to incur indebtedness above the asset level;

•
some of our acquisitions may be of distressed companies, which may subject us to increased risks, including the incurrence of legal or other expenses;

•
the Partnership is a holding entity that relies on its subsidiaries to provide the funds necessary to pay our distributions and meet our financial obligations;

•
future sales and issuances of LP Units, Preferred LP Units or securities exchangeable for such LP Units or Preferred LP Units (including the BIPC class A exchangeable subordinate voting shares (“Exchangeable Shares”)), or the perception of such sales or issuances, could depress the trading price of such LP Units or Preferred LP Units;

•
the Partnership may become regulated as an investment company under the U.S. Investment Company Act of 1940, as amended;

•
we are exempt from certain requirements of Canadian securities laws and we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•
we may be subject to the risks commonly associated with a separation of economic interest from control or the incurrence of debt at multiple levels within an organizational structure;

•
effectiveness of our internal controls over financial reporting;

•
market price of the Units and the Debt Securities may be volatile;

•
dilution of existing holders of LP Units and/or Preferred LP Units;

•
foreign currency risk and risk management activities;

•
investors may find it difficult to enforce service of process and enforcement of judgments against us;

•
we may not be able to continue paying comparable or growing cash distributions to holders of the LP Units or Preferred LP Units or pay interest on the Debt Securities in the future;

•
changes in tax law and practice;

•
general economic conditions and risks relating to the economy, including geopolitical concerns such as trade conflict and civil unrest, unfavorable changes in interest rates, political and economic policies, inflation and volatility in financial markets, as well as variable economic conditions in the markets where we operate;

•
increasing political uncertainty, which may impact our ability to expand in certain markets;

•
adverse changes in currency exchange rates;

•
potential unavailability of credit on favorable terms, or at all;

•
potential unfavorable changes in government policy and legislation;

•
federal, state and foreign anti-corruption and trade sanctions laws and restrictions on foreign direct investment applicable to us and our operating businesses create the potential for significant liabilities and penalties, the inability to complete transactions, imposition of significant costs and burdens, and reputational harm;

•
exposure to uninsurable losses and force majeure events;

•
labor disruptions and economically unfavorable collective bargaining agreements;

•
exposure to occupational health and safety related accidents;

•
high levels of government regulation upon many of our operating entities, including with respect to rates set for our regulated businesses;

•
our infrastructure business is at risk of becoming involved in disputes, possible litigation and governmental investigations;

•
our ability to finance our operations due to the status of the capital markets;

•
changes in our credit ratings;

•
our operations may suffer a loss from fraud, bribery, corruption, sanctions violations, or other illegal acts;

•
new regulatory initiatives related to Environmental, Social and Governance (“ESG”) and/or sustainability;

•
potential human rights impacts of our business activities; and

•
other factors described in our Annual Report, including, but not limited to, those described under “Risk Factors” and elsewhere in our Annual Report as well as in this prospectus under “Risk Factors” and in other documents incorporated by reference herein.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information to make decisions with respect to an investment in our securities, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. These risks could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. We qualify any and all of our forward-looking statements and information by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus. We disclaim any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.
v

WHERE YOU CAN FIND MORE INFORMATION
The Partnership is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and will fulfill its obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, the Partnership is required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that the Partnership files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Data Analysis and Retrieval (“SEDAR+”) at www.sedarplus.ca, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on the Partnership’s website at https://bip.brookfield.com. The information on the Partnership’s website is not incorporated by reference into the Registration Statement and should not be considered a part of the Registration Statement or this prospectus, and the reference to the Partnership’s website in the Registration Statement and this prospectus is an inactive textual reference only.
As a foreign private issuer, the Partnership is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and its officers, directors and principal holders of Units are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of the Units. In addition, the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Partnership intends to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent public accounting firm. The Partnership also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the Securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
The following documents, which have been filed by us with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:
(1)
our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 18, 2024 (the “Annual Report”), including a description of the Units in Exhibit 2.1 thereto and any amendment or report filed for purposes of updating such description;

(2)
our Report on Form 6-K, filed with the SEC on April 5, 2024; and

(3)
our Report on Form 6-K, filed with the SEC on July 31, 2023 (Exhibit 99.1 only).

All annual reports filed by the Partnership with the SEC on Form 20-F and any Form 6-K filed or furnished by the Partnership that is identified in such form as being incorporated by reference into the Registration Statement, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. The Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Infrastructure Partners L.P.
Investor Relations
73 Front Street, 5th Floor
Hamilton HM 12
Bermuda
Attn: Investor Relations and Communications
E-mail: bip.enquiries@brookfield.com
Telephone: 1 (441) 294-3304
Any statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be.

SUMMARY
The Offer and Expected Timetable
The Partnership may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Units. Further, selling unitholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of LP Units. The actual per Unit price of the Units that the Partnership will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below). Each Issuer may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of such Issuer’s Debt Securities. The actual price of the Debt Securities that the Issuers will offer pursuant hereto will depend on a number of factors that may be relevant as at the time of offer (see “Plan of Distribution” below). The Partnership will fully and unconditionally guarantee the Debt Securities, and the Debt Securities may also be guaranteed by one or more of the other Guarantors.
The LP Units are listed on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any Preferred LP Units or Debt Securities that we may offer.
Brookfield Infrastructure Partners L.P.
The Partnership is a Bermuda exempted limited partnership that was established on May 21, 2007 under the provisions of the Exempted Partnerships Act, 1992 of Bermuda and the Limited Partnership Act, 1883 of Bermuda. The Partnership’s head and registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and its telephone number at that address is +1 441 294-3304. The Partnership was spun-off from Brookfield Asset Management Inc. (now Brookfield Corporation) and certain of its affiliates on January 31, 2008.
The Partnership is a leading global infrastructure company that owns and operates high quality, long-life assets in the utilities, transport, midstream and data sectors across the Americas, Asia Pacific and Europe. We are focused on assets that have contracted and regulated revenues that generate predictable and stable cash flows. For additional information, please refer to the Annual Report.
The Partnership’s sole material assets are its managing general partnership interest and preferred limited partnership interest in the Holding LP. The Partnership serves as the Holding LP’s managing general partner and has sole authority for the management and control of the Holding LP.
The Issuers and the Other Guarantors
Alberta Finco is a subsidiary of the Partnership that has investments and loans receivable from subsidiaries of the Partnership. As at December 31, 2023, Alberta Finco has total assets of $3.8 billion comprised of $0.2 billion of investments in, and $3.6 billion of loans receivable from, affiliates. On May 24, 2021, Alberta Finco issued an aggregate of $250 million of its 5.000% Subordinated Notes due 2081 (the “2081 Notes”), which were guaranteed by the Partnership and certain of the other Guarantors.
Bermuda Holdco is a holding company subsidiary of Holding LP that owns operating subsidiaries of the Partnership. As at December 31, 2023, Bermuda Holdco has total assets of $9.8 billion comprised of $9.5 billion of investments in, and $0.3 billion of loans receivable from, affiliates. Bermuda Holdco is a guarantor of the 2081 Notes. In addition, on January 21, 2022, Bermuda Holdco issued an aggregate of $300 million of its 5.125% Perpetual Subordinated Notes (the “Perpetual Notes”), which were guaranteed by the Partnership and certain of the other Guarantors, including Alberta Finco.
Holding LP is a Bermuda exempted limited partnership that was established under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. Holding LP is a holding company subsidiary of the Partnership that owns, indirectly through its holding company subsidiaries, interests in the entities which directly or indirectly hold our current operations and assets that we may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements.

Can Holdco and BI LLC are holding company subsidiaries of Holding LP that own operating subsidiaries of the Partnership. BIPC Holdings is a subsidiary of BIPC, which is a subsidiary of Can Holdco.
For summarized financial information regarding the Issuers and the Guarantors, see “Supplemental Financial Information” in this prospectus.

RISK FACTORS
An investment in the Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the Annual Report, and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties that we face. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”
SUPPLEMENTAL FINANCIAL INFORMATION
The information below is being provided pursuant to Rule 13-01 of Regulation S-X. One or more of the Partnership, Holding LP, Bermuda Holdco, Alberta Finco, Can Holdco, BI LLC and BIPC Holdings may fully and unconditionally guarantee the payment of principal, premium (if any), interest and certain other amounts by the applicable Issuer of the Debt Securities. The following tables present summarized financial information for the following:
•
the Partnership;

•
Alberta Finco and Bermuda Holdco; and

•
Holding LP, Can Holdco, BI LLC and BIPC Holdings.

For purposes of the tables below, “Issuers and Guarantors” refers to each of the entities identified above, without duplication.
	Year Ended December 31, 2023
(in millions of US dollars)	Issuer and Guarantors total	Transactions with non-Issuer, non-Guarantor subsidiaries	Transactions with other related parties
Statement of Income Data
Revenues(1)	$—	$—	$—
Gross profit	—	—	—
Other income(2)	1,751	1,751	—
Net income	1,489	1,744	(255)

(1)
Total revenues of the Partnership and its controlled subsidiaries were $17,931 million for the year ended December 31, 2023.

(2)
Other income includes dividend and interest income.

	As of December 31, 2023
(in millions of US dollars)	Issuers and Guarantors total	Amounts due from/payable to non-Issuer/ non-Guarantor subsidiaries	Amounts due from/payable to other related parties
Balance Sheet Data
Current assets	$609	$609	$—
Total assets(1)	3,593	3,593	—
Current liabilities	6,524	6,455	69
Total liabilities	6,696	6,612	84

(1)
Total assets of the Partnership and its controlled subsidiaries were $100,784 million as of December 31, 2023.

CAPITALIZATION
For information regarding the capitalization of the Partnership as of December 31, 2023, see the Annual Report which is incorporated by reference herein. Each prospectus supplement will include information on the Partnership’s capitalization in connection with offerings hereunder.

REASON FOR THE OFFER AND USE OF PROCEEDS
Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the Securities for general corporate purposes. The actual application of proceeds from the sale of any particular offering of Securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. We will not receive any proceeds from any sales of LP Units offered by a selling unitholder.
DESCRIPTION OF LIMITED PARTNERSHIP UNITS
The Partnership may issue LP Units in one or more offerings pursuant to this prospectus and any applicable prospectus supplement. The description of the LP Units contained in this prospectus, together with the applicable prospectus supplements and in the documents incorporated by reference herein and therein summarize or will summarize all the material terms and provisions of the LP Units, together with any material U.S. and Canadian federal income tax considerations related to such LP Units. If we indicate in the applicable prospectus supplement, the terms of the LP Units may differ from the terms we have summarized below.
The LP Units are non-voting limited partnership interests in the Partnership. The Partnership is authorized to issue an unlimited number of LP Units. Holders of LP Units are not entitled to the withdrawal or return of capital contributions in respect of the LP Units, except to the extent, if any, that distributions are made to such holders pursuant to the Limited Partnership Agreement or upon the liquidation of the Partnership as described in the Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in the Limited Partnership Agreement, a holder of LP Units will not have priority over any other holder of LP Units, either as to the return of capital contributions or as to profits, losses or distributions. The LP Units rank junior to the Preferred LP Units with respect to priority in the payment of distributions and in the distribution of the assets of the Partnership in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary, as further described in the Annual Report. Holders of LP Units will not be granted any preemptive or other similar right to acquire additional interests in the Partnership. In addition, holders of LP Units do not have any right to have their LP Units redeemed by the Partnership.
For a more detailed description of the material terms of the LP Units and a summary of certain terms of the Limited Partnership Agreement, as amended, please refer to the Annual Report. The Limited Partnership Agreement is also filed as an exhibit to the Registration Statement.
DESCRIPTION OF PREFERRED LIMITED PARTNERSHIP UNITS
The Partnership may issue Preferred LP Units in one or more offerings pursuant to this prospectus and any applicable prospectus supplement. The description of the Preferred LP Units contained in this prospectus, together with the applicable prospectus supplements, and in the documents incorporated by reference herein and therein summarize or will summarize all the material terms and provisions of the Preferred LP Units, together with any material U.S. and Canadian federal income tax considerations relating to such Preferred LP Units. If we indicate in the applicable prospectus supplement, the terms of the Preferred LP Units may differ from the terms we have summarized below.
The Partnership may issue additional series of the Partnership’s Class A Preferred LP Units (the “Class A Preferred Units”) or may issue any other class or series of Preferred LP Units. As of the date of this prospectus, the Partnership had six series of Class A Preferred Units outstanding: Series 1, Series 3, Series 9, Series 11, Series 13 and Series 14. The Series 1, Series 3, Series 9 and Series 11 Class A Preferred Units are listed on the TSX under the symbols “BIP.PR.A,” “BIP.PR.B,” “BIP.PR.E” and “BIP.PR.F,” respectively. The Series 13 and Series 14 Class A Preferred Units are listed on the NYSE under the symbols “BIP.PR.A” and “BIP.PR.B,” respectively. The Class A Preferred Units are non-voting limited partnership interests in the Partnership. Holders of Class A Preferred Units are not entitled to the withdrawal or return of capital contributions in respect of Class A Preferred Units, except to the extent, if any, that distributions are made to such holders pursuant to the Limited Partnership Agreement or upon the liquidation of the Partnership as described in the Annual Report or as otherwise required by applicable law. The Class A Preferred Units rank senior to the LP Units with respect to priority in the return of capital contributions or as to profits, losses or distributions. The Class A Preferred Units may be issued in series. Each series of Class A Preferred Units ranks on a parity with every other series of the Class A Preferred Units with respect to priority in the return of capital contributions or as to profits, losses or distributions.
For a more detailed description of the material terms of the Class A Preferred Units, please refer to the Annual Report.
Further, subject to the terms of any Preferred LP Units then outstanding, the Limited Partnership Agreement authorizes the Partnership to establish one or more classes, and one or more series of any such classes of Preferred LP Units, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Preferred LP Units, such as the Class A Preferred Units), as shall be determined by the General Partner in its sole discretion, including: (i) the right to share in the Partnership’s profits and losses or items thereof; (ii) the right to share in the Partnership’s distributions; (iii) the rights upon the Partnership’s dissolution and liquidation; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Preferred LP Units (including sinking fund provisions); (v) whether such Preferred LP Unit is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred LP Unit will be issued, evidenced by certificates and assigned or transferred; and (vii) the requirement, if any, of each such Preferred LP Unit to consent to certain partnership matters.
The issuance of Preferred LP Units may have the effect of discouraging, delaying or preventing a change of control of the Partnership. The issuance of Preferred LP Units with voting and conversion rights may adversely affect the voting power of the holders of LP Units.
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description sets forth certain general terms and provisions of the Debt Securities and the guarantees thereof by the Guarantors. The particular terms and provisions of the series of Debt Securities and the related guarantees offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement. The Debt Securities will either be issued (i) by Alberta Finco under the indenture, dated as of May 24, 2021 (the “Alberta Finco Indenture”) by and among Alberta Finco as the issuer, the Partnership, as guarantor, and the other guarantors party thereto, and Computershare Trust Company, N.A., as trustee (the “U.S. Trustee”) and Computershare Trust Company of Canada, as trustee (the “Canadian Trustee”, and together with the U.S. Trustee, the “Trustees”); or (ii) by Bermuda Holdco under an indenture (the “Bermuda Holdco Indenture” and together with the Alberta Finco Indenture, the “Indentures” and each of them, an “Indenture”), dated as of January 21, 2022, among Bermuda Holdco, as the issuer, the Partnership, as guarantor, and the other guarantors party thereto, and the Trustees.
For purposes of this “Description of Debt Securities and Guarantees”, the term “Issuer” refers to either Alberta Finco or Bermuda Holdco, as applicable to a particular series of Debt Securities and as used in the applicable Indenture, and the term “Indenture” refers to either the Alberta Finco Indenture, with respect to Debt Securities issued by Alberta Finco, or the Bermuda Holdco Indenture, with respect to Debt Securities issued by Bermuda Holdco. The Partnership will fully and unconditionally guarantee the Debt Securities as a Guarantor under the Indentures, and each of Holding LP, Can Holdco, BI LLC, BIPC Holdings and either Alberta Finco (in the case of Debt Securities issued by Bermuda Holdco) or Bermuda Holdco (in the case of Debt Securities issued by Alberta Finco), as applicable, will also guarantee the Debt Securities (collectively, for purposes of this “Description of Debt Securities and Guarantees” and as used in the applicable Indenture, the “Guarantors”), unless otherwise provided for in respect of a series of Debt Securities in one or more indentures supplemental to the Indenture in respect of such series of Debt Securities. The Debt Securities may be issued under one or more indentures supplemental to the applicable Indenture as we and the Trustees may enter into in the future. Any such supplemental indentures under which any Debt Securities are issued will be specified in the applicable prospectus supplement.
Each Indenture is subject to the U.S. Trust Indenture Act of 1939. The Alberta Finco Indenture and the Bermuda Holdco Indenture have been filed with the SEC as exhibits to the Registration Statement. The Indentures will also be available on the Partnership’s SEDAR+ profile at www.sedarplus.ca.
The following statements with respect to the Indentures and the Debt Securities to be issued thereunder are brief summaries of certain provisions of the Indentures and do not purport to be complete; such statements are subject to the detailed referenced provisions of the applicable Indenture, including the definition of capitalized terms used under this caption. Wherever a particular section or defined term of the Indentures is referred to, the statement is qualified in its entirety by such section or term.
Except where otherwise specified for the sake of clarity, all references to the “Indenture” in the remainder of this “Description of Debt Securities and Guarantees” refer to either of the Indentures in respect of a particular series of Debt Securities issued by either Alberta Finco or Bermuda Holdco; references to the “Issuer” below refer to either Alberta Finco or Bermuda Holdco, as applicable; and references to the “Guarantors” below refer to the Partnership together with the applicable group of subsidiary Guarantors for Debt Securities issued by either Alberta Finco or Bermuda Holdco.
General
The Indentures do not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Debt Securities may be issued under the Indentures from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Special United States and, to the extent applicable, Canadian federal income tax considerations applicable to any Debt Securities so denominated will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, each Indenture permits the applicable Issuer to increase the principal amount of any series of Debt Securities previously issued by it and to issue such increased principal amount.
All Debt Securities issued by Alberta Finco will be fully and unconditionally guaranteed by the Partnership and may also be guaranteed by Holding LP, Bermuda Holdco, Can Holdco, BI LLC and BIPC Holdings, together with any additional Guarantors, in each case subject to customary release provisions applicable to the Guarantors (other than the Partnership). All Debt Securities issued by Bermuda Holdco will be fully and unconditionally guaranteed by the Partnership and may also be guaranteed by Holding LP, Alberta Finco, Can Holdco, BI LLC and BIPC Holdings, together with any additional Guarantors, in each case subject to customary release provisions applicable to the Guarantors (other than the Partnership).
The applicable prospectus supplement will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities and the indenture under which they are issued; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the regular record dates for any interest payable on the offered Debt Securities which are in registered form (“Registered Debt Securities”); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities (“Registered Global Securities”) and, if so, the identity of the depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; (11) any applicable terms or conditions related to the addition or removal of any co-obligor or Guarantor in respect of any or all series of Debt Securities; and (12) any other terms of the offered Debt Securities, including any applicable subordination provisions, exchange or conversion terms, covenants and additional Events of Default (as defined below). Special United States and, to the extent applicable, Canadian federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, the Indentures will not afford the Holders the right to tender Debt Securities to the applicable Issuer for repurchase, or provide for any increase in the rate or rates of interest per annum at which the Debt Securities will bear interest, in the event the applicable Issuer or any Guarantor should become involved in a highly leveraged transaction or in the event of a change in control of the Issuer or any Guarantor.
Debt Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the prospectus supplement relating thereto.
The Debt Securities will be direct obligations of the Issuer and will be senior or subordinated, as applicable, indebtedness of the Issuer as described in the applicable prospectus supplement.
Each Guarantor’s guarantee of the Debt Securities will be unsecured senior or subordinated, as applicable, indebtedness of each such Guarantor as described in the applicable prospectus supplement.
Unless otherwise specified in a prospectus supplement, the Debt Securities and the guarantees thereof by the Guarantors will be unsecured obligations. The Debt Securities and the guarantees by the Guarantors will be effectively subordinated to any secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness. The guarantees by the Guarantors of the Debt Securities will guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities issued by the Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.
Form, Denomination, Exchange and Transfer
Unless otherwise indicated in the applicable prospectus supplement, Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. Debt Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. The Issuer has appointed or will appoint, as applicable, the U.S. Trustee as security registrar under the Indenture.
Payment
Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the office or agency of the U.S. Trustee, in its capacity as paying agent, in New York, New York or Toronto, Ontario, except that, at the option of the Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable security register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable security register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the regular record date for such interest payment.
Registered Global Securities
The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more depositaries or nominees, each of which will be identified in the prospectus supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the depositary for such Registered Global Security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a Registered Global Security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Debt Securities or by the Issuer if such Debt Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.
So long as the depositary for a Registered Global Security or its nominee is the registered owner thereof, such depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.
Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Issuer or Trustees or any paying agent for Debt Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.
We expect that the depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.
No Registered Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the depositary for such Registered Global Security or a nominee thereof unless (A) such depositary (i) has notified the Issuer that it is unwilling or unable to continue as depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the Trustees the Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the Indenture.

Events of Default
Unless otherwise indicated in any prospectus supplement, each Indenture provides that the following will constitute an event of default (the “Events of Default”) under such Indenture with respect to Debt Securities of any series issued by the applicable Issuer of such Debt Securities: (a) failure to pay principal of, or any premium on, any Debt Security of that series when due at maturity; (b) failure to pay any interest on any Debt Securities of that series when due, which failure continues for 30 days; (c) failure of the Issuer and/or any Guarantor in respect of the Debt Securities of that series to perform, as applicable, any other covenant in the Indenture (other than a covenant included in such indentures solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the applicable Trustee or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series, as provided in the applicable Indenture; (d) certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer; and (e) any other Events of Default provided with respect to the Debt Securities of such series, as described in the applicable prospectus supplement.
If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer) with respect to the Debt Securities of any series at the time outstanding shall occur and be continuing either the U.S. Trustee or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series by notice, as provided in the Indenture, may declare the principal amount of the Debt Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer occurs with respect to the Debt Securities of any series at the time outstanding, the principal amount of all the Debt Securities of that series will automatically, and without any action by the Trustees or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.
Each Indenture provides that the Trustees are under no obligation to exercise any of their rights or powers under such Indenture at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustees indemnity. Subject to such provisions for the indemnification of the particular Trustee, the Holders of a majority in aggregate principal amount of the outstanding securities of any series issued under the applicable Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustees or exercising any trust or power conferred on such Trustees with respect to the Debt Securities of that series.
No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to any Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding securities of that series, in the case of an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer), or, in the case of any Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer that has occurred with respect to the Debt Securities of any series at the time outstanding, the Holders of not less than 25% in aggregate principal amount of all outstanding Debt Securities, have made a written request, and such Holder or Holders have offered reasonable indemnity, and (iii) the U.S. Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of, or of any premium or interest on, such Debt Security on or after the applicable due date specified in such Debt Security.
Each Issuer is required under the applicable Indenture to furnish to the Trustees a quarterly statement by certain of its officers as to whether or not any of the applicable Issuer and/or the Guarantor(s), as applicable, to the applicable Issuer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of such Indenture and, if so, specifying all such known defaults. The applicable Trustee is required, within 30 days after it becomes aware of its occurrence, to give to the Holders, notice of every Event of Default arising under the applicable Indenture and continuing at the time that the notice is given, unless the Trustees reasonably believe that it is in the best interests of the Holders to withhold the notice and so informs the applicable Issuer or Guarantor in writing.
Defeasance
Each Indenture provides that, at the option of the applicable Issuer, the Issuer will be discharged from any and all obligations in respect of any outstanding Debt Securities upon irrevocable deposit with the U.S. Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of or premium, if any, and each installment of interest, if any, on such outstanding Debt Securities (“Defeasance”). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option. Upon the completion of any Defeasance in respect of any Debt Securities, each Guarantor in respect of such series of Debt Securities shall be deemed to have been unconditionally and irrevocably released from all obligations under this Indenture in respect of such Debt Securities, without the need for any notice, document or action.
Each Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain obligations and covenants provided for the benefit of the holder of certain Debt Securities or series thereof and such omission shall not be deemed to be an Event of Default under the Indenture and such outstanding Debt Securities or series upon the irrevocable deposit with the U.S. Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and premium, if any, and each instalment of interest, if any, on such outstanding Debt Securities or series thereof (“Covenant Defeasance”). In the event the Issuer exercises its Covenant Defeasance option, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any such obligations and covenants that have defeased. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance.
Modification and Waiver
Modifications and amendments of an Indenture in respect of one or more series of Debt Securities may be made by the Partnership, the applicable Issuer, the other applicable Guarantors and the Trustees with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by such modification(s) or amendment(s); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby (a) change the stated maturity of the principal of, or any installment of interest on, any outstanding Debt Security, (b) reduce the principal amount of (or the premium), or interest on, any outstanding Debt Security, (c) reduce the amount of the principal of any outstanding Debt Security payable upon the acceleration of the maturity thereof, (d) change the dates or times on which the Debt Securities of a series may be redeemed or repurchased; (e) change the currency of payment of principal of (or the premium), or interest on, any outstanding Debt Security, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding Debt Security, (g) reduce the above-stated percentage of outstanding Debt Securities necessary to modify or amend the Indenture, (h) reduce the percentage of aggregate principal amount of outstanding securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (i) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, or (j) release the Partnership from its guarantee under the Indenture.

Each Indenture provides that the applicable Issuer, the Partnership and the other applicable Guarantors from time to time party thereto may modify and amend such Indenture in respect of one or more series of Debt Securities without the consent of any Holder of such Debt Securities for any of the following purposes: (a) to add limitations or restrictions to be observed upon the amount or issue of Debt Securities under such Indenture, provided that such limitations or restrictions shall not be materially adverse to the interests of Holders; (b) to evidence the succession of another person to the applicable Issuer or any Guarantor, as applicable, and the assumption by any such successor of the covenants of the Issuer or any Guarantor, as applicable, under such Indenture and in respect of such Debt Securities; (c) to evidence the addition of a co-obligor or Guarantor in respect of any or all series of the Debt Securities under such Indenture, as may be permitted in accordance with the terms of such Debt Securities; (d) to add to the covenants of the Issuer or any Guarantor, as applicable, for the benefit of the Holders of any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power in the Indenture conferred upon the Issuer or any Guarantor, as applicable; (e) to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities (and if such additional Events of Default are to be for the benefit of less than all series of Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (f) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Debt Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security outstanding; (g) to secure the Debt Securities pursuant to the requirements of any provision in the Indenture or any indenture supplemental thereto or otherwise; (h) to establish the form or terms of Debt Securities of any series as permitted under the Indenture and, if required, to provide for the appointment of any additional trustees and/or other agents; (i) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such Indenture; (j) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; (k) to comply with any requirements of applicable Trust Indenture Laws, including without limitation in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder.
The Holders of a majority in aggregate principal amount of the outstanding securities of any series of Debt Securities, on behalf of all Holders of outstanding securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the applicable Indenture. Subject to certain rights of the Trustees, as provided in each Indenture, the Holders of a majority in aggregate principal amount of the outstanding securities of one or more series of Debt Securities issued under such Indenture, on behalf of all Holders of outstanding securities of such series, may waive any past default under such Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of such Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected.
Consent to Jurisdiction and Service under the Indentures
Each Indenture provides that each Issuer and the non-U.S. Guarantors have irrevocably appointed Brookfield Infrastructure US Holdings I Corporation, located at 250 Vesey Street, 15th Floor, New York, New York 10281-1023, as their agent for service of process in any suit, action or proceeding arising out of or relating to such Indenture and the Debt Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Enforceability of Judgments
Since a substantial portion of each Issuer’s, the Partnership’s and the other Guarantors’ assets are or may be outside the United States, any judgment obtained in the United States against any Issuer, the Partnership and the Guarantors, including any judgment with respect to the payment of interest and principal on the Debt Securities or in respect of the guarantees of the Guarantors, may not be collectible within the United States.
Governing Law
Each Indenture, Debt Securities and the rights, powers, duties or responsibility of the Trustees will be governed by the laws of the State of New York.
The Trustees
Computershare Trust Company, N.A. is the U.S. Trustee under each of the Indentures. The Issuer has appointed Computershare Trust Company of Canada as the Canadian Trustee under the Indentures in order to comply with the Business Corporations Act (Alberta) (the “ABCA”).
Certain Definitions
Set forth below is a summary of certain of the defined terms used in each Indenture. Reference is made to the Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided.
“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.
“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person.
“Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Debt Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act or in the Bank Act (Canada)), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
“Holder” means a Person in whose name a Security is registered in the applicable security register.
“Person” means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.
“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.
“Trust Indenture Laws” means the Trust Indenture Act and regulations thereunder, together with any other applicable trust indenture laws, rules or regulations relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.
“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.
PLAN OF DISTRIBUTION
New Issues
The Partnership and/or the Issuers may sell Securities to or through underwriters or dealers. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices. In connection with the sale of Securities, underwriters may receive compensation from the Partnership or the applicable Issuer or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions.
Each prospectus supplement relating to the offering of Securities will set forth the terms of the offering of Securities, including the names of any underwriters or agents, the purchase price or prices of the offered Securities, the proceeds to the Partnership and/or the applicable Issuer from the sale of the offered Securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.
Under agreements which may be entered into by the Partnership, the applicable Issuer, and/or the other applicable Guarantors, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Partnership, the applicable Issuer, and/or the other applicable Guarantors against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Partnership, the Issuers and/or the other Guarantors in the ordinary course of business.
Securities to be offered pursuant to this prospectus will be a new issue of securities. Certain broker-dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities.
In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
Secondary Offerings
This prospectus may also, from time to time, relate to an underwritten offering by one or more selling unitholders of its or their LP Units. Selling unitholder(s) may sell all or a portion of the LP Units beneficially owned by them and offered from time to time directly or through one or more underwriters or dealers. Unless otherwise specified in a prospectus supplement, the selling unitholder(s) will be responsible for underwriting discounts or commissions or agent’s commissions. The selling unitholder(s) may sell its or their LP Units in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale, or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement.

Underwriters or dealers may receive commissions in the form of discounts, concessions or commissions from the selling unitholder(s). In connection with sales of its LP Units or otherwise, selling unitholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the LP Units in the course of hedging in positions they assume. The selling unitholder(s) may also sell its or their LP Units short and deliver LP Units covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling unitholder(s) may also loan or pledge the LP Units to broker-dealers that in turn may sell such LP Units.
SELLING UNITHOLDERS
Information about selling unitholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the Registration Statement, or in filings the Partnership makes with the SEC under the Exchange Act and incorporated by reference.
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
Bermuda Entities
Each of the Partnership, Holding LP and Bermuda Holdco (collectively, the “Bermuda Entities”) is formed under the laws of Bermuda. A substantial portion of each of the Bermuda Entities’ assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. It may be difficult for investors to effect service of process within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Bermuda Entities, the directors of the General Partner or the experts named in this prospectus who reside outside of Canada or the United States since a substantial portion of each of the Bermuda Entities’ assets and the assets of such persons may be located outside of Canada and the United States.
The Bermuda Entities have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be enforceable in Bermuda against the Bermuda Entities, the directors of the General Partner or the experts named in this prospectus who reside outside of Canada or the United States depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Bermuda Entities or the experts named in this prospectus who reside outside of Canada or the United States, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely recognize as a valid judgment, a final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as: (i) the Canadian or U.S. court had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda law; (ii) the Canadian or U.S. court did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S. judgment was not obtained by fraud; (iv) the enforcement of the Canadian or U.S. judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) the Canadian or U.S. judgment (being a foreign judgment) does not conflict with a prior Bermuda judgment.
In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Bermuda Entities’ Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Bermuda Entities or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.
Canadian Entities
Alberta Finco is incorporated under the laws of the Province of Alberta and each of Can Holdco and BIPC Holdings is incorporated under the laws of the Province of Ontario. The ability to effect service of process and the enforcement by investors of civil liabilities under the U.S. federal securities laws may be adversely affected by the fact that Alberta Finco is incorporated under the laws of the Province of Alberta and that Can Holdco and BIPC Holdings are incorporated under the laws of the Province of Ontario, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may be residents of Canada and that all or a substantial portion of the assets of Alberta Finco, Can Holdco, BIPC Holdings and such persons may be located outside of the United States.
LEGAL MATTERS
Unless otherwise specified in any applicable prospectus supplement, certain legal matters in connection with the Securities offered under this prospectus will be passed upon by Torys LLP, Toronto and Calgary, Canada and New York, New York, with respect to U.S. and Canadian legal matters, respectively, and by Appleby (Bermuda) Limited, with respect to Bermuda legal matters.
EXPERTS
The financial statements of Brookfield Infrastructure as of December 31, 2023, and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of Brookfield Infrastructure’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Triton International Limited as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP (‘KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Triton International Limited has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

EXPENSES
The following are the estimated expenses of the offering of the Securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee	$	*
Blue sky fees and expenses		**
NYSE listing fees		**
Trustee and transfer agent fees		**
Printing and engraving costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*
We are registering an indeterminate amount of Securities under the Registration Statement, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

**
The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Securities.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P.
Limited Partnership Units
Preferred Limited Partnership Units
BROOKFIELD INFRASTRUCTURE FINANCE ULC
BIP BERMUDA HOLDINGS I LIMITED
Debt Securities

PROSPECTUS

April 5, 2024

Brookfield Infrastructure Finance ULC
$
% Fixed-to-Fixed Reset Rate Subordinated Notes due 2055
Guaranteed, on a subordinated basis, by
Brookfield Infrastructure Partners L.P. and the other guarantors identified herein
Class A Preferred Limited Partnership Units, Series 17 of Brookfield Infrastructure Partners L.P. Issuable Upon Automatic Exchange

PROSPECTUS SUPPLEMENT
           , 2024

Joint Book-Running Managers
BofA Securities	Mizuho	RBC Capital Markets	Santander